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          As filed with the Securities and Exchange Commission on April 29, 2005
                                                     1940 Act File No. 811-09599

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM N-1A

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]

                               Amendment No. 6 [X]

                            STATE STREET MASTER FUNDS
                      (FORMERLY STATE STREET MASTER TRUST)
               (Exact Name of Registrant as Specified in Charter)

                   P.O. BOX 5049, BOSTON, MASSACHUSETTS 02206
                    (Address of Principal Executive Offices)

                                 (617) 662-3968
                         (Registrant's Telephone Number)

                           Julie A. Tedesco, Secretary
                       State Street Bank and Trust Company
                          One Federal Street, 9th Floor
                           Boston, Massachusetts 02110
                     (Name and Address of Agent for Service)

                                    Copy to:

                               Timothy W. Diggins
                                Ropes & Gray LLP
                             One International Place
                        Boston, Massachusetts 02110-2624

EXPLANATORY NOTE

      This Registration Statement on Form N-1A has been filed by the State Street Master Funds (the "Trust") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Trust are not registered under the Securities Act of 1933 (the "1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Trust.
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PART A

                     STATE STREET EQUITY 500 INDEX PORTFOLIO

                                 April 29, 2005

      We have omitted responses to Items 1, 2, 3 and 8 pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

INTRODUCTION

State Street Master Funds (the "Trust") is a no-load, open-end management investment company and was organized as a business trust under the laws of the Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. The Trust contains the following diversified series:

   -  State Street Equity 500 Index Portfolio (the "Equity 500 Index
      Portfolio");

   -  State Street Equity 400 Index Portfolio (the "Equity 400 Index
      Portfolio");

   -  State Street Equity 2000 Index Portfolio (the "Equity 2000 Index
      Portfolio");

   - State Street MSCI(R) EAFE(R) Index Portfolio (the "MSCI EAFE Index Portfolio");

   - State Street Aggregate Bond Index Portfolio (the "Aggregate Bond Index Portfolio");

   -  State Street Money Market Portfolio (the "Money Market Portfolio"); and

   - State Street U.S. Government Money Market Portfolio (the "U.S. Government Money Market Portfolio").

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

      The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the Equity 500 Index Portfolio are described below; the investment objectives, principal strategies, risks and portfolio holdings disclosure policy of the Trust's other Portfolios are described separately. See Part B for a description of certain fundamental investment restrictions for the Equity 500 Index Portfolio.

SUMMARY

      Investment Objective. The Equity 500 Index Portfolio's investment objective is to replicate as closely as possible, before expenses, the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index" or the "Index"). There is no assurance that the Equity 500 Index Portfolio will achieve its investment objective.

      Principal Investment Strategies. The Equity 500 Index Portfolio uses a passive management strategy designed to track the performance of the S&P 500 Index. The S&P 500 Index is a well-known stock market index that includes common stocks of 500 companies from several industrial sectors representing a significant portion of the market value of all stocks publicly traded in the United States. (For a discussion of how the securities in the S&P 500 Index are selected, see "Other Investment Considerations and Risks - - The S&P 500 Index," below.)

      The Equity 500 Index Portfolio is not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Equity 500 Index Portfolio, using a "passive" or "indexing" investment approach, attempts to replicate, before expenses, the performance of the S&P 500 Index. The Equity 500 Index

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Portfolio's investment adviser is SSgA Funds Management, Inc. (the "Adviser"), a subsidiary of State Street Corporation. The Adviser seeks a correlation of 0.95 or better between the Equity 500 Index Portfolio's performance and the performance of the Index; a figure of 1.00 would represent perfect correlation.

      The Equity 500 Index Portfolio intends to invest in all 500 stocks comprising the Index in proportion to their weightings in the Index. However, under various circumstances, it may not be possible or practicable to purchase all 500 stocks in those weightings. In those circumstances, the Equity 500 Index Portfolio may purchase a sample of the stocks in the Index in proportions expected by the Adviser to replicate generally the performance of the Index as a whole. In addition, from time to time stocks are added to or removed from the Index. The Equity 500 Index Portfolio may sell stocks that are represented in the Index, or purchase stocks that are not yet represented in the Index, in anticipation of their removal from or addition to the Index. In no event will the Equity 500 Index Portfolio invest less than 80% of its total assets in stocks in the Index under normal market conditions. Interestholders will receive 60 days' notice prior to changing the 80% investment policy.

      In addition, the Equity 500 Index Portfolio may at times purchase or sell futures contracts on the Index, or options on those futures, in lieu of investment directly in the stocks making up the Index. The Equity 500 Index Portfolio might do so, for example, in order to increase its investment exposure pending investment of cash in the stocks comprising the Index. Alternatively, the Equity 500 Index Portfolio might use futures or options on futures to reduce its investment exposure in situations where it intends to sell a portion of the stocks in its portfolio but the sale has not yet been completed. The Equity 500 Index Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the Equity 500 Index Portfolio. The Equity 500 Index Portfolio may also enter into other derivatives transactions, including the purchase or sale of options or entering into swap transactions, to assist in replicating the performance of the Index.

Principal risks of investing in the Equity 500 Index Portfolio

- Stock values could decline generally or could under-perform other investments.

- Because the S&P 500 Index includes mainly large U.S. companies, the Equity 500 Index Portfolio's investments consist mainly of stocks of large U.S. companies. Returns on investments in stocks of large U.S. companies could trail the returns on investments in stocks of smaller companies.

- The Equity 500 Index Portfolio's return may not match the return of the Index for a number of reasons. For example, the return on the securities and other investments selected by the Adviser may not correlate precisely with the return on the Index. The Equity 500 Index Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The Equity 500 Index Portfolio may not be fully invested at times, either as a result of cash flows into the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of stocks purchased by the Adviser, or futures or other derivative positions taken by the Adviser, to replicate the performance of the Index may not correlate precisely with the return on the Index.

THE EQUITY 500 INDEX PORTFOLIO'S BENEFICIAL INTERESTS WILL CHANGE IN VALUE, AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIO. THE EQUITY 500 INDEX PORTFOLIO MAY NOT ACHIEVE ITS OBJECTIVE. AN INVESTMENT IN THE EQUITY 500 INDEX PORTFOLIO IS NOT A DEPOSIT WITH A BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

      The S&P 500 Index. The S&P 500 Index is a well-known stock market index that includes common stocks of 500 companies from several industrial sectors representing a significant portion of the market value of all common stocks publicly traded in the United States, most of which are listed on the New York Stock Exchange, Inc. (the "NYSE"). Stocks in the S&P 500 Index are weighted according to their market capitalizations (i.e., the number of shares outstanding multiplied by the stock's current price). The companies selected for inclusion in the S&P 500 Index generally have the largest market value within their respective industries. The composition of the S&P 500 Index is determined by Standard & Poor's and is based on such factors as the market capitalization and trading activity of each stock and its adequacy as a representation of stocks in a particular industry group, and may be

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changed from time to time. "Standard & Poor's(R)," "S&P," "S&P 500," "Standard &
Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Equity 500 Index Portfolio. The Equity 500 Index Portfolio is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the Portfolio.

      Index futures contracts and related options. The Equity 500 Index Portfolio may buy and sell futures contracts on the Index and options on those futures contracts. An "index futures" contract is a contract to buy or sell units of an index at an agreed price on a specified future date. Depending on the change in value of the index between the time when the Equity 500 Index Portfolio enters into and terminates an index future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts on the Index will not correlate precisely with changes in the value of the Index. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Equity 500 Index Portfolio and the return of the Index. In addition, the Equity 500 Index Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Equity 500 Index Portfolio and the return of the Index.

      Other derivative transactions. The Equity 500 Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under "Index Futures Contracts and Related Options." In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Equity 500 Index Portfolio's ability to realize any investment return on such transactions may be dependent on the counterparty's ability or willingness to meet its obligations.

      Repurchase agreements and securities loans. The Equity 500 Index Portfolio may enter into repurchase agreements and securities loans. Under a repurchase agreement, the Equity 500 Index Portfolio purchases a debt instrument for a relatively short period (usually not more than one week), which the seller agrees to repurchase at a fixed time and price, representing the Portfolio's cost plus interest. Under a securities loan, the Equity 500 Index Portfolio lends portfolio securities. The Equity 500 Index Portfolio will enter into repurchase agreements and securities loans only with commercial banks and with registered broker-dealers who are members of a national securities exchange or market makers in government securities, and in the case of repurchase agreements, only if the debt instrument is a U.S. Government security. Although the Adviser will monitor these transactions to ensure that they will be fully collateralized at all times, the Equity 500 Index Portfolio bears a risk of loss if the other party defaults on its obligation and the Portfolio is delayed or prevented from exercising its rights to dispose of the collateral. If the other party should become involved in bankruptcy or insolvency proceedings, it is possible that the Equity 500 Index Portfolio may be treated as an unsecured creditor and be required to return the underlying collateral to the other party's estate.

      Changes in policies. The Trust's Board of Trustees may change the Equity 500 Index Portfolio's investment strategies and other policies without interestholder approval, except as otherwise indicated. The Board of Trustees will not materially change the Equity 500 Index Portfolio's investment objective without interestholder approval.

      Portfolio Holdings Disclosure. The Equity 500 Index Portfolio's portfolio holdings disclosure policy is described in the Statement of Additional Information.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

      The Board of Trustees of the Trust is responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Board of Trustees may determine, the Adviser furnishes a continuing investment program for the Equity 500 Index Portfolio and makes investment decisions on its behalf.

      The Adviser, subject to the supervision of the Board of Trustees, is responsible for the investment management of the Equity 500 Index Portfolio. State Street Global Advisors ("SSgA") is the investment management group of State Street Corporation and includes the Adviser. SSgA is one of the world's largest

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institutional money managers, and uses quantitative and traditional techniques to manage more than $1.35 trillion as of December 31, 2004 in investment programs and portfolios for institutional and individual investors. The Adviser is registered with the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940, as amended ("Advisers Act") and serves as the adviser or sub-adviser for most of the U.S. registered investment company clients of SSgA. It had approximately $98 billion in assets under management at December 31, 2004. The Adviser's principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

      The Adviser manages the Equity 500 Index Portfolio using a team of investment professionals. The team approach is used to create an environment that encourages the flow of investment ideas. The portfolio managers within the team work together in a cohesive manner to develop and enhance techniques that drive the investment process for the respective investment strategy. This approach requires portfolio managers to share a variety of responsibilities including investment strategy and analysis while retaining responsibility for the implementation of the strategy within any particular portfolio. The approach also enables the team to draw upon the resources of other groups within the firm. Each portfolio management team is overseen by the SSgA Investment Committee. Key professionals involved in the day-to-day portfolio management for the Equity 500 Index Portfolio include the following:

      TOM RAWLINGS

      Mr. Rawlings is a Principal at State Street Global Advisors, SSgA Funds Management Inc., and a Portfolio Manager in the Global Structured Products Group. Throughout his career, Mr. Rawlings has managed a wide variety of funds, ranging from emerging markets to the U.S. market. Mr. Rawlings's current focus areas include funds benchmarked to the Standard and Poor's, Dow Jones, and Russell Indices. In addition to his fund responsibilities, Mr. Rawlings has worked on formulating trade strategies for index changes, and the Russell reconstitution, and has worked on several project groups focusing on process efficiency, review, and recovery services. Mr. Rawlings also conducts optimization analysis for socially screened portfolios, and performs analysis for general research topics within the Global Structured Products Group. Prior to Mr. Rawlings's current position, he was the equity technical support analyst in the Operations Group. In this role, Mr. Rawlings's responsibilities included project management, technical assistance and training, and programming and operations process review worldwide. Mr. Rawlings holds a BS in Management with a concentration in Finance from the University of Massachusetts, Boston, and holds his MBA in Management from Boston University, where he concentrated in Corporate Financial Management and Financial Institutions Analysis. Mr. Rawlings has been working in the investment management field since he joined SSgA in December 1995.

      KARL SCHNEIDER

      Mr. Schneider is a Principal of State Street Global Advisors, SSgA Funds Management Inc., and a Portfolio Manager within the Global Structured Products Group. He joined State Street in 1996 and currently manages the firm's commingled Wilshire 5000, Wilshire 4500, and Russell 2000 funds, as well as other commingled and separately managed domestic and international funds. Prior to joining the Global Structured Products Group, Mr. Schneider worked as a portfolio manager in SSgA's Currency Management Group, managing both active currency selection and traditional passive hedging overlay portfolios. Prior to this, he worked as an analyst in State Street's Process Engineering division where he both assisted and led a number of internal consulting engagements aimed at improving operational efficiencies within the custody bank. Mr. Schneider holds a Bachelor of Science degree in Finance and Investments from Babson College and also a Master of Science degree in Finance from the Carroll School of Management at Boston College. Additionally, he holds a Series 3 license from the National Futures Association.

      JAMES MAY, CFA

      Mr. May is a Principal of State Street Global Advisors, SSgA Funds Management Inc., and a Senior Portfolio Manager in the firm's Global Structured Products Group. He manages a variety of portfolios for the Developed Markets team benchmarked to indexes including MSCI, Standard & Poor's, and Russell. Mr. May is also responsible for managing several mutual funds, most notably the SSgA S&P 500 Fund which he has managed since 1995. Mr. May joined SSgA in 1991. Prior to the Global Structured Products Group, Mr. May worked in the firm's Passive U.S. Equity Operations department as a Senior Analyst. As a member of the Developed Markets team, he worked on the formulation of trading strategies for index

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      change trades, Russell reconstitution, and MSCI quarterly rebalancing and
      Provisional trades. Jim also served on the Russell 1000 Advisory Committee at the New York Board of Trade. He has been working in the investment management field since 1989 when he joined State Street Corporation's Custody operation. Mr. May holds an MBA from Boston College and a BS in Finance from Bentley College, and earned the Chartered Financial Analyst designation. He is a member of the Boston Security Analysts Society and the Association for Investment Management and Research (AIMR).

      MICHAEL FEEHILY, CFA

      Mr. Feehily is a Principal of State Street Global Advisors, SSgA Funds Management Inc., and head of the U.S. Equity Team within the Global Structured Products Group. Mr. Feehily is responsible for overseeing the management of all U.S. equity index funds for State Street Global Advisors. He also serves as Portfolio Manager for the firm's Russell 1000 Value and Growth ERISA Funds, the S&P MidCap 400 ERISA Fund, and the SSgA IAM Shares Mutual Fund, in addition to several other commingled and separately managed products. Mr. Feehily joined SSgA in 1997, initially working in the Performance and Analytics group. Preceding this, he was part of the Global Operations Department of State Street Corporation where he helped to develop Private Edge, a proprietary application used to analyze venture capital, real estate, and other private investments. Mr. Feehily has been working in the investment management field since 1992. Mr. Feehily holds a Bachelor of Science degree in Finance, Investments, and Economics from Babson College and an MBA in Finance from Bentley College. He earned the Chartered Financial Analyst designation, and is a member of the Boston Security Analysts Society and the Association for Investment Management and Research.

      DWAYNE HANCOCK, CFA

      Mr. Hancock is a Principal of State Street Global Advisors and a Portfolio Manager in the firm's Global Structured Products Group. He has managed a broad array of funds ranging from the emerging markets to the U.S. market. His current areas of focus include funds benchmarked to MSCI, Standard and Poor's and Russell indexes. In addition to his direct fund responsibilities, he has worked on the formulation of trading strategies for index change trades, Russell reconstitution and MSCI quarterly rebalancing and provisional trades. Mr. Hancock joined SSgA in 1996. Prior to the Global Structured Products Group, Mr. Hancock worked in the firm's Passive International Equity Operations department as a Senior Analyst. He has been working in the investment management field since 1994. Mr. Hancock holds an MBA from Boston College and a BS in Business Administration from Framingham State College. He is a member of the Boston Security Analysts Society and CFA Institute. He also earned the Chartered Financial Analyst designation.

      Additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of securities in the Portfolio is available in the Statement of Additional Information.

      The Adviser places all orders for purchases and sales of the Equity 500 Index Portfolio's investments. In selecting broker-dealers, the Adviser may consider research and brokerage services furnished to it and its affiliates. Affiliates of the Adviser may receive brokerage commissions from the Equity 500 Index Portfolio in accordance with procedures adopted by the Board of Trustees under the Investment Company Act of 1940, as amended (the "1940 Act").

ADMINISTRATOR

      State Street Bank and Trust Company ("State Street"), a subsidiary of State Street Corporation, is the administrator, custodian and transfer agent for the Equity 500 Index Portfolio.

ADVISORY FEE

      As compensation for the Adviser's services to the Equity 500 Index Portfolio as investment adviser and State Street's services as administrator, custodian and transfer agent (and for assuming certain ordinary operating expenses), the Portfolio is obligated to pay a fee of 0.045% of the Portfolio's average daily net assets.

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LENDING AGENT

      State Street is the lending agent for the Trust. In such capacity, it causes the delivery of loaned securities from the Equity 500 Index Portfolio to borrowers, arranges for the return of loaned securities to the Portfolio at the termination of loans, requests deposit of collateral, monitors daily the value of the loaned securities and collateral, requests that borrowers add to the collateral when required by the loan agreements, and provides recordkeeping and accounting services necessary for the operation of the program. For its services, the lending agent receives a portion of the net investment income, if any, earned on the collateral for the securities loaned.

ITEM 6. INTERESTHOLDER INFORMATION

DETERMINATION OF NET ASSET VALUE

      The Equity 500 Index Portfolio's net asset value ("NAV") is calculated on each day the New York Stock Exchange (the "NYSE") is open for trading, at the close of regular trading on the NYSE. The NAV is based on the market value of the securities held in the Equity 500 Index Portfolio. The Equity 500 Index Portfolio values each security pursuant to guidelines established by the Board of Trustees. Securities may be valued at fair value, as determined in good faith and pursuant to procedures approved by the Trust's Board of Trustees, under certain circumstances. For example, fair value pricing may be used when market quotations are not readily available or reliable, such as when (i) trading for a security is restricted; or (ii) a significant event, as determined by the Adviser, that may affect the value of one or more securities held by the Equity 500 Index Portfolio occurs after the close of a related exchange but before the determination of the Equity 500 Index Portfolio's NAV. Attempts to determine the fair value of securities introduce an element of subjectivity to the pricing of securities. As a result, the price of a security determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the market value the Equity 500 Index Portfolio would have received had it sold the investment.

PURCHASING BENEFICIAL INTERESTS

      The Equity 500 Index Portfolio issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are "accredited investors" within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Equity 500 Index Portfolio.

      Investors pay no sales load to invest in the Equity 500 Index Portfolio. The price for Equity 500 Index Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by the Portfolio.

      The minimum initial investment in the Equity 500 Index Portfolio is $25 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. The Equity 500 Index Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank) or securities ("in-kind") acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The Equity 500 Index Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

      In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity who applies to open an account. For this reason, when you open (or change ownership) of an account, the Trust will request certain information, including your name, address and taxpayer identification number which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

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REDEEMING BENEFICIAL INTERESTS

      An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a withdrawal request, in proper form, to the Equity 500 Index Portfolio. The Equity 500 Index Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in securities at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) The Equity 500 Index Portfolio will normally redeem in-kind to the investor at the discretion of the Adviser. Investments in the Equity 500 Index Portfolio may not be transferred. The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

POLICIES TO PREVENT MARKET TIMING

      Frequent purchases and redemptions of Portfolio interests may present risks for other interestholders of the Portfolio, which may include, among other things, dilution in the value of Portfolio interests held by long-term interestholders, interference in the efficient management of the Portfolio's portfolio, increased brokerage and administrative costs and forcing the Portfolio to hold excess levels of cash.

      The Portfolio is intended as a long-term investment. Therefore, the Trust's Board of Trustees has adopted policies and procedures designed to detect and prevent inappropriate short-term trading activity that is harmful to the Portfolio. Because most of the interests in the Portfolio are held by investors indirectly through one or more financial intermediaries, the Portfolio does not generally have information about the identity of those investors or about transactions effected by those investors. Rather, the Trust and its service providers periodically review cash inflows and outflows from and to those intermediaries in an attempt to detect inappropriate trading activity by investors holding interests through those intermediaries. The Trust may not be able to determine whether trading by an investor holding shares through a financial intermediary is engaged in trading activity in the Portfolio's interests that may be harmful to the Portfolio or its interestholders. There is no assurance that, even if inappropriate trading activity is discovered, it will be discontinued or prohibited.

      The Portfolio reserves the right in its discretion to reject any purchase, in whole or in part including, without limitation, by a person whose trading activity in Portfolio interests the Adviser believes could be harmful to the Portfolio. The Portfolio may decide to restrict purchase and sale activity in its interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolio, the Adviser or State Street will identify all frequent purchase and sale activity affecting the Portfolio.

TAX CONSIDERATIONS

      The Equity 500 Index Portfolio does not expect to be subject to any income tax, as it has been determined that it will be properly treated as a partnership for federal and state income tax purposes. Each investor in the Equity 500 Index Portfolio, however, will be taxable on its allocable share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

      The Equity 500 Index Portfolio expects to manage its assets and income in such a way that a feeder will meet the requirements of Sections 851(b)(2), 851(b)(3)(A) and (B), and 853(a)(1) of the Code.

ITEM 7. DISTRIBUTION ARRANGEMENTS

Not applicable.

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PART A

                     STATE STREET EQUITY 400 INDEX PORTFOLIO

                                 April 29, 2005

      We have omitted responses to Items 1, 2, 3 and 8 pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

INTRODUCTION

State Street Master Funds (the "Trust") is a no-load, open-end management investment company and was organized as a business trust under the laws of the Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. The Trust contains the following diversified series:

   -  State Street Equity 500 Index Portfolio (the "Equity 500 Index
      Portfolio");

   -  State Street Equity 400 Index Portfolio (the "Equity 400 Index
      Portfolio");

   -  State Street Equity 2000 Index Portfolio (the "Equity 2000 Index
      Portfolio");

   - State Street MSCI(R) EAFE(R) Index Portfolio (the "MSCI EAFE Index Portfolio");

   - State Street Aggregate Bond Index Portfolio (the "Aggregate Bond Index Portfolio");

   -  State Street Money Market Portfolio (the "Money Market Portfolio"); and

   - State Street U.S. Government Money Market Portfolio (the "U.S. Government Money Market Portfolio").

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

      The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the Equity 400 Index Portfolio are described below; the investment objectives, principal strategies, risks and portfolio holdings disclosure policy of the Trust's other Portfolios are described separately. See Part B for a description of certain fundamental investment restrictions for the Equity 400 Index Portfolio.

SUMMARY

      Investment Objective. The Equity 400 Index Portfolio's investment objective is to replicate as closely as possible, before expenses, the performance of the Standard & Poor's MidCap 400 Composite Stock Price Index (the "S&P 400 Index" or the "Index"). There is no assurance that the Equity 400 Index Portfolio will achieve its investment objective.

      Principal Investment Strategies. The Equity 400 Index Portfolio uses a passive management strategy designed to track the performance of the S&P 400 Index. The S&P 400 Index is a well-known stock market index that includes common stocks of 400 mid-sized companies from several industrial sectors representing a large cross-section of mid-cap stocks publicly traded in the United States. (For a discussion of how the securities in the S&P 400 Index are selected, see "Other Investment Considerations and Risks - - The S&P 400 Index," below.)

      The Equity 400 Index Portfolio is not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Equity 400 Index Portfolio, using a "passive" or "indexing" investment approach, attempts to replicate, before expenses, the performance of the S&P 400 Index. The Equity 400 Index

Portfolio's investment adviser is SSgA Funds Management, Inc. (the "Adviser"), a subsidiary of State Street Corporation. The Adviser seeks a correlation of 0.95 or better between the Equity 400 Index Portfolio's performance and the performance of the Index; a figure of 1.00 would represent perfect correlation.

      The Equity 400 Index Portfolio intends to invest in all of the stocks comprising the Index in proportion to their weightings in the Index. However, under various circumstances, it may not be possible or practicable to purchase all 400 stocks in those weightings. In those circumstances, the Equity 400 Index Portfolio may purchase a sample of the stocks in the Index in proportions expected by the Adviser to replicate generally the performance of the Index as a whole. In addition, from time to time stocks are added to or removed from the Index. The Equity 400 Index Portfolio may sell stocks that are represented in the Index, or purchase stocks that are not yet represented in the Index, in anticipation of their removal from or addition to the Index. In no event will the Equity 400 Index Portfolio invest less than 80% of its total assets in stocks in the Index under normal market conditions. Interestholders will receive 60 days' notice prior to changing the 80% investment policy.

      In addition, the Equity 400 Index Portfolio may at times purchase or sell futures contracts on the Index, or options on those futures, in lieu of investment directly in the stocks making up the Index. The Equity 400 Index Portfolio might do so, for example, in order to increase its investment exposure pending investment of cash in the stocks comprising the Index. Alternatively, the Equity 400 Index Portfolio might use futures or options on futures to reduce its investment exposure in situations where it intends to sell a portion of the stocks in its portfolio but the sale has not yet been completed. The Equity 400 Index Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the Equity 400 Index Portfolio. The Equity 400 Index Portfolio may also enter into other derivatives transactions, including the purchase or sale of options or enter into swap transactions, to assist in replicating the performance of the Index.

Principal risks of investing in the Equity 400 Index Portfolio

- Stock values could decline generally or could under-perform other investments.

- Because the S&P 400 Index includes stocks mainly of mid-capitalization ("mid-cap") companies, the Equity 400 Index Portfolio's investments consist mainly of stocks of mid-cap companies. Returns on investments in mid-cap stocks could be more volatile than, or trail the returns on, investments in larger or smaller capitalization ("large-cap" and "small-cap," respectively) U.S. stocks.

- Mid-cap companies may be more likely than large-cap companies to have relatively limited product lines, markets or financial resources, or depend on a few key employees.

- The Equity 400 Index Portfolio's return may not match the return of the Index for a number of reasons. For example, the return on the securities and other investments selected by the Adviser may not correlate precisely with the return on the Index. The Equity 400 Index Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The Equity 400 Index Portfolio may not be fully invested at times, either as a result of cash flows into the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of stocks purchased by the Adviser, or futures or other derivative positions taken by the Adviser, to replicate the performance of the Index may not correlate precisely with the return on the Index.

THE EQUITY 400 INDEX PORTFOLIO'S BENEFICIAL INTERESTS WILL CHANGE IN VALUE, AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIO. THE EQUITY 400 INDEX PORTFOLIO MAY NOT ACHIEVE ITS OBJECTIVE. AN INVESTMENT IN THE EQUITY 400 INDEX PORTFOLIO IS NOT A DEPOSIT WITH A BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

      The S&P 400 Index. The S&P 400 Index is a well-known stock market index that includes common stocks of 400 companies from several industrial sectors representing a large cross-section of mid-cap stocks publicly traded in the United States, most of which are listed on the New York Stock Exchange, Inc. (the "NYSE"). Unlike the S&P 500 Index, which is designed to represent the performance of the large-cap sector of the U.S. securities market, the S&P 400 Index is designed to represent the performance of the mid-cap sector of the U.S. securities market. Stocks in the S&P 400 Index are weighted according to their market capitalizations (i.e., the number of shares outstanding multiplied by the stock's current price). The companies selected for inclusion in the S&P 400 Index generally have market values between $1 billion and $4 billion, depending upon current equity market valuations. (Stocks in the S&P 400 Index will not simultaneously be listed in the S&P 500 Index.) The composition of the S&P 400 Index is determined by Standard and Poor's and is based on such factors as the market capitalization and trading activity of each stock and its adequacy as a representation of stocks in a particular industry group, and may be changed from time to time. "Standard & Poor's(R)," "S&P," "S&P 400," "Standard & Poor's 400" and "400" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Equity 400 Index Portfolio. The Equity 400 Index Portfolio is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the Portfolio.

      Index futures contracts and related options. The Equity 400 Index Portfolio may buy and sell futures contracts on the Index and options on those futures contracts. An "index futures" contract is a contract to buy or sell units of an index at an agreed price on a specified future date. Depending on the change in value of the index between the time when the Equity 400 Index Portfolio enters into and terminates an index future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts on the Index will not correlate precisely with changes in the value of the Index. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Equity 400 Index Portfolio and the return of the Index. In addition, the Equity 400 Index Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Equity 400 Index Portfolio and the return of the Index.

      Other derivative transactions. The Equity 400 Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under "Index Futures Contracts and Related Options." In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Equity 400 Index Portfolio's ability to realize any investment return on such transactions may be dependent on the counterparty's ability or willingness to meet its obligations.

      Repurchase agreements and securities loans. The Equity 400 Index Portfolio may enter into repurchase agreements and securities loans. Under a repurchase agreement, the Equity 400 Index Portfolio purchases a debt instrument for a relatively short period (usually not more than one week), which the seller agrees to repurchase at a fixed time and price, representing the Portfolio's cost plus interest. Under a securities loan, the Equity 400 Index Portfolio lends portfolio securities. The Equity 400 Index Portfolio will enter into repurchase agreements and securities loans only with commercial banks and with registered broker-dealers who are members of a national securities exchange or market makers in government securities, and in the case of repurchase agreements, only if the debt instrument is a U.S. Government security. Although the Adviser will monitor these transactions to ensure that they will be fully collateralized at all times, the Equity 400 Index Portfolio bears a risk of loss if the other party defaults on its obligation and the Portfolio is delayed or prevented from exercising its rights to dispose of the collateral. If the other party should become involved in bankruptcy or insolvency proceedings, it is possible that the Equity 400 Index Portfolio may be treated as an unsecured creditor and be required to return the underlying collateral to the other party's estate.

      Changes in policies. The Trust's Board of Trustees may change the Equity 400 Index Portfolio's investment strategies and other policies without interestholder approval, except as otherwise indicated. The Board of Trustees will not materially change the Equity 400 Index Portfolio's investment objective without interestholder approval.

      Portfolio Holdings Disclosure. The Equity 400 Index Portfolio's portfolio holdings disclosure policy is described in the Statement of Additional Information.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

      The Board of Trustees of the Trust is responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Board of Trustees may determine, the Adviser furnishes a continuing investment program for the Equity 400 Index Portfolio and makes investment decisions on its behalf.

      The Adviser, subject to the supervision of the Board of Trustees, will be responsible for the investment management of the Equity 400 Index Portfolio. State Street Global Advisors ("SSgA") is the investment management group of State Street Corporation and includes the Adviser. SSgA is one of the world's largest institutional money managers, and uses quantitative and traditional techniques to manage more than $1.35 trillion as of December 31, 2004 in investment programs and portfolios for institutional and individual investors. The Adviser is registered with the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940, as amended ("Advisers Act") and serves as the adviser or sub-adviser for most of the U.S. registered investment company clients of SSgA. It had approximately $98 billion in assets under management at December 31, 2004. The Adviser's principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

      A team of professional portfolio managers employed by the Adviser makes investment decisions for the Equity 400 Index Portfolio.

      The Adviser places all orders for purchases and sales of the Equity 400 Index Portfolio's investments. In selecting broker-dealers, the Adviser may consider research and brokerage services furnished to it and its affiliates. Affiliates of the Adviser may receive brokerage commissions from the Equity 400 Index Portfolio in accordance with procedures adopted by the Board of Trustees under the Investment Company Act of 1940, as amended (the "1940 Act").

ADMINISTRATOR

      State Street Bank and Trust Company ("State Street"), a subsidiary of State Street Corporation, is the administrator, custodian and transfer agent for the Equity 400 Index Portfolio.

ADVISORY FEE

      As compensation for the Adviser's services to the Equity 400 Index Portfolio as investment adviser and State Street's services as administrator, custodian and transfer agent (and for assuming certain ordinary operating expenses), the Portfolio is obligated to pay a fee of 0.08% of the Portfolio's average daily net assets.

LENDING AGENT

      State Street is the lending agent for the Trust. In such capacity, it causes the delivery of loaned securities from the Equity 400 Index Portfolio to borrowers, arranges for the return of loaned securities to the Portfolio at the termination of loans, requests deposit of collateral, monitors daily the value of the loaned securities and collateral, requests that borrowers add to the collateral when required by the loan agreements, and provides recordkeeping and accounting services necessary for the operation of the program. For its services, the lending agent receives a portion of the net investment income, if any, earned on the collateral for the securities loaned.

ITEM 6. INTERESTHOLDER INFORMATION

DETERMINATION OF NET ASSET VALUE

      The Equity 400 Index Portfolio's net asset value ("NAV") is calculated on each day the NYSE is open for trading, at the close of regular trading on the NYSE. The NAV is based on the market value of the securities held in the Equity 400 Index Portfolio. The Equity 400 Index Portfolio values each security pursuant to guidelines established by the Board of Trustees. Securities may be valued at fair value, as determined in good faith and pursuant to procedures approved by the Trust's Board of Trustees, under certain circumstances. For example, fair value pricing may be used when market quotations are not readily available or reliable, such as when (i) trading for a security is restricted; or
(ii) a significant event, as determined by the Adviser, that may affect the value of one or more securities held by the Equity 400 Index Portfolio occurs after the close of a related exchange but before the determination of the Equity 400 Index Portfolio's NAV. Attempts to determine the fair value of securities introduce an element of subjectivity to the pricing of securities. As a result, the price of a security determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the market value the Equity 400 Index Portfolio would have received had it sold the investment.

PURCHASING BENEFICIAL INTERESTS

      The Equity 400 Index Portfolio issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are "accredited investors" within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Equity 400 Index Portfolio.

      Investors pay no sales load to invest in the Equity 400 Index Portfolio. The price for Equity 400 Index Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by the Portfolio.

      The minimum initial investment in the Equity 400 Index Portfolio is $25 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. The Equity 400 Index Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank) or securities ("in-kind") acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The Equity 400 Index Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

      In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity who applies to open an account. For this reason, when you open (or change ownership) of an account, the Trust will request certain information, including your name, address and taxpayer identification number which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

REDEEMING BENEFICIAL INTERESTS

      An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a withdrawal request, in proper form, to the Equity 400 Index Portfolio. The Equity 400 Index Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in securities at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) The Equity 400 Index Portfolio will normally redeem in-kind to the investor at the discretion of the Adviser. Investments in the Equity 400 Index Portfolio may not be transferred. The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

POLICIES TO PREVENT MARKET TIMING

      Frequent purchases and redemptions of Portfolio interests may present risks for other interestholders of the Portfolio, which may include, among other things, dilution in the value of Portfolio interests held by long-term interestholders, interference in the efficient management of the Portfolio's portfolio, increased brokerage and administrative costs and forcing the Portfolio to hold excess levels of cash.

      The Portfolio is intended as a long-term investment. Therefore, the Trust's Board of Trustees has adopted policies and procedures designed to detect and prevent inappropriate short-term trading activity that is harmful to the

Portfolio. Because most of the interests in the Portfolio are held by investors indirectly through one or more financial intermediaries, the Portfolio does not generally have information about the identity of those investors or about transactions effected by those investors. Rather, the Trust and its service providers periodically review cash inflows and outflows from and to those intermediaries in an attempt to detect inappropriate trading activity by investors holding interests through those intermediaries. The Trust may not be able to determine whether trading by an investor holding shares through a financial intermediary is engaged in trading activity in the Portfolio's interests that may be harmful to the Portfolio or its interestholders. There is no assurance that, even if inappropriate trading activity is discovered, it will be discontinued or prohibited.

      The Portfolio reserves the right in its discretion to reject any purchase, in whole or in part including, without limitation, by a person whose trading activity in Portfolio interests the Adviser believes could be harmful to the Portfolio. The Portfolio may decide to restrict purchase and sale activity in its interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolio, the Adviser or State Street will identify all frequent purchase and sale activity affecting the Portfolio.

TAX CONSIDERATIONS

      The Equity 400 Index Portfolio does not expect to be subject to any income tax, as it has been determined that it will be properly treated as a partnership for federal and state income tax purposes. Each investor in the Equity 400 Index Portfolio, however, will be taxable on its allocable share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

      The Equity 400 Index Portfolio expects to manage its assets and income in such a way that a feeder will meet the requirements of Sections 851(b)(2), 851(b)(3)(A) and (B), and 853(a)(1) of the Code.

ITEM 7. DISTRIBUTION ARRANGEMENTS

Not applicable.

PART A

                    STATE STREET EQUITY 2000 INDEX PORTFOLIO

                                 April 29, 2005

      We have omitted responses to Items 1, 2, 3 and 8 pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

INTRODUCTION

State Street Master Funds (the "Trust") is a no-load, open-end management investment company and was organized as a business trust under the laws of the Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. The Trust contains the following diversified series:

   -  State Street Equity 500 Index Portfolio (the "Equity 500 Index
      Portfolio");

   -  State Street Equity 400 Index Portfolio (the "Equity 400 Index
      Portfolio");

   -  State Street Equity 2000 Index Portfolio (the "Equity 2000 Index
      Portfolio");

   - State Street MSCI(R) EAFE(R) Index Portfolio (the "MSCI EAFE Index Portfolio");

   - State Street Aggregate Bond Index Portfolio (the "Aggregate Bond Index Portfolio");

   -  State Street Money Market Portfolio (the "Money Market Portfolio"); and

   - State Street U.S. Government Money Market Portfolio (the "U.S. Government Money Market Portfolio").

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

      The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the Equity 2000 Index Portfolio are described below; the investment objectives, principal strategies, risks and portfolio holdings disclosure policy of the Trust's other Portfolios are described separately. See Part B for a description of certain fundamental investment restrictions for the Equity 2000 Index Portfolio.

SUMMARY

      Investment Objective. The Equity 2000 Index Portfolio's investment objective is to replicate as closely as possible, before expenses, the performance of the Russell 2000 Index. There is no assurance that the Equity 2000 Index Portfolio will achieve its investment objective.

      Principal Investment Strategies. The Equity 2000 Index Portfolio uses a management strategy designed to track the performance of the Russell 2000 Index. The Russell 2000 Index is one of the most widely accepted benchmarks of U.S. small capitalization stock market total return. It includes the smallest 2,000 securities in the Russell 3000(R) Index. (For a discussion of how the securities in the Russell 2000 Index are selected, see "Other investment considerations and risks - The Russell 2000 Index," below).

      The Equity 2000 Index Portfolio, using an "indexing" investment approach, attempts to replicate, before expenses, the performance of the Russell 2000 Index. The Equity 2000 Index Portfolio's investment adviser is SSgA Funds Management, Inc. (the "Adviser"), a subsidiary of State Street Corporation. The Adviser seeks a correlation of 0.95 or better between the Equity 2000 Index Portfolio's performance and the performance of the Index; a figure of 1.00 would represent perfect correlation.

      The Equity 2000 Index Portfolio may invest in all of the stocks comprising the Index in proportion to their weightings in the Index. However, under various circumstances, it may not be possible or practicable to purchase all of those stocks in those weightings. In those circumstances, the Equity 2000 Index Portfolio may purchase a sample of the stocks in the Index in proportions expected by the Adviser to replicate generally the performance of the Index as a whole. In addition, from time to time stocks are added to or removed from the Index. The Equity 2000 Index Portfolio may sell stocks that are represented in the Index, or purchase stocks that are not yet represented in the Index, in anticipation of their removal from or addition to the Index. In no event will the Equity 2000 Index Portfolio invest less than 80% of its total assets in stocks in the Index under normal market conditions. Interestholders will receive 60 days' notice prior to changing the 80% investment policy.

      In addition, the Equity 2000 Index Portfolio may at times purchase or sell futures contracts on the Index or on securities, or options on those futures, in lieu of investment directly in stocks making up the Index. The Equity 2000 Index Portfolio might do so, for example, in order to increase its investment exposure pending investment in of cash in the stocks comprising the Index. Alternatively, the Equity 2000 Index Portfolio might use futures or options on futures to reduce its investment exposure in situations where it intends to sell a portion of the securities in its portfolio but the sale has not yet been completed. The Equity 2000 Index Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the Portfolio. The Equity 2000 Index Portfolio may also enter into other derivatives transactions, including the purchase or sale of options or enter into swap transactions, to assist in replicating the performance of the Index.

Principal risks of investing in the Equity 2000 Index Portfolio

- Stock values could decline generally, or could under-perform other investments.

- Because the Russell 2000 Index includes primarily stocks of small-capitalization ("small-cap") companies, the Equity 2000 Index Portfolio's investments consist mainly of stocks of small-cap companies. Returns on investments in stocks of small U.S. companies could be more volatile than, or trail the returns on, investments in stocks of larger or medium capitalization ("large-cap" and "mid-cap," respectively) companies.

- Small companies may be more likely than mid-cap and large-cap companies to have relatively limited product lines, markets or financial resources, or depend on a few key employees.

- The Equity 2000 Index Portfolio's return may not match the return of the Index for a number of reasons. For example, the return on the securities and other investments selected by the Adviser may not correlate precisely with the return on the Index. The Equity 2000 Index Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The Equity 2000 Index Portfolio may not be fully invested at times, either as a result of cash flows into the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of stocks purchased by the Adviser, or futures or other derivative positions taken by the Adviser, to replicate the performance of the Index may not correlate precisely with the return on the Index.

THE EQUITY 2000 INDEX PORTFOLIO'S BENEFICIAL INTERESTS WILL CHANGE IN VALUE, AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIO. THE EQUITY 2000 INDEX PORTFOLIO MAY NOT ACHIEVE ITS OBJECTIVE. AN INVESTMENT IN THE EQUITY 2000 INDEX PORTFOLIO IS NOT A DEPOSIT WITH A BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

      The Russell 2000 Index. The Russell 2000 Index is composed of 2,000 common stocks, which are selected by Frank Russell Company ("Russell"), based upon market capitalization. Each year on May 31st, Russell ranks the 3,000 largest U.S. stocks by market capitalization in order to create the Russell 3000 Index, which represents approximately 98% of the total U.S. equity market. After the initial list of 3,000 eligible stocks is determined, the shares outstanding for each company are adjusted for corporate cross-ownership and large private holdings. The Russell 2000 Index is a subset of the Russell 3000 Index, representing the smallest 2000 stocks of the Russell 3000 Index. The purpose of the Russell 2000 Index is to provide a comprehensive representation of the investable U.S. small-capitalization equity market. The inclusion of a stock in the Russell 2000 Index in no way implies that Russell believes the stock to be an attractive investment, nor is Russell a sponsor or in any way affiliated with the Equity 2000 Index Portfolio. The securities in the Russell 2000 Index, most of which trade on the New York Stock Exchange ("NYSE") and Nasdaq, represent approximately 8% of the market value of all U.S. common stocks. The Index only includes common stocks domiciled in the United States and its territories.

      Index futures contracts and related options. The Equity 2000 Index Portfolio may buy and sell futures contracts on the Russell 2000 Index and options on those futures contracts. An "index futures" is a contract to buy or sell units of an index at an agreed price on a specified future date. Depending on the change in value of the Index between the time when the Equity 2000 Index Portfolio enters into and terminates an index future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts on the Index will not correlate precisely with changes in the value of the Index. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Equity 2000 Index Portfolio and the return of the Index. In addition, the Equity 2000 Index Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Equity 2000 Index Portfolio and the return of the Index.

      Other derivative transactions. The Equity 2000 Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under "Index Futures Contracts and Related Options." In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Equity 2000 Index Portfolio's ability to realize any investment return on such transactions may be dependent on the counterparty's ability or willingness to meet its obligations.

      REITs. The Equity 2000 Index Portfolio may invest in real estate investment trusts, known as "REITs." REITs involve certain special risks in addition to those risks associated with investing in the real estate industry in general (such as possible declines in the value of real estate, lack of availability of mortgage funds or extended vacancies of property). Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, are subject to heavy cash flow dependency, risks of default by borrowers, and self-liquidation. REITs are also subject to the possibilities of failing to qualify for tax-free pass-through of income under the Internal Revenue Code, and failing to maintain their exemptions from registration under the Investment Company Act of 1940, as amended (the "1940 Act"). Investing in REITs involves risks similar to those associated with investing in small capitalization companies. REITs may have limited financial resources, may trade less frequently and in limited volume and may be subject to more volatility than other investments.

      Repurchase agreements and securities loans. The Equity 2000 Index Portfolio may enter into repurchase agreements and securities loans. Under a repurchase agreement, the Portfolio purchases a debt instrument for a relatively short period (usually not more than one week), which the seller agrees to repurchase at a fixed time and price, representing the Portfolio's cost plus interest. Under a securities loan, the Equity 2000 Index Portfolio lends portfolio securities. The Equity 2000 Index Portfolio will enter into repurchase agreements and securities loans only with commercial banks and with registered broker-dealers who are members of a national securities exchange or market makers in government securities, and in the case of repurchase agreements, only if the debt instrument is a U.S. Government security. Although the Adviser will monitor these transactions to ensure that they will be fully collateralized at all times, the Equity 2000 Index Portfolio bears a risk of loss if the other party defaults on its obligation and the Portfolio is delayed or prevented from exercising its rights to dispose of the collateral. If the other party should become involved in bankruptcy or insolvency proceedings, it is possible that the Equity 2000 Index Portfolio may be treated as an unsecured creditor and be required to return the underlying collateral to the other party's estate.

      Changes in policies. The Trust's Board of Trustees may change the Equity 2000 Index Portfolio's investment strategies and other policies without interestholder approval, except as otherwise indicated. The Board of Trustees will not materially change the Equity 2000 Index Portfolio's investment objective without interestholder approval.

      Portfolio Holdings Disclosure. The Equity 2000 Index Portfolio's portfolio holdings disclosure policy is described in the Statement of Additional Information.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

      The Board of Trustees of the Trust is responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Board of Trustees may determine, the Adviser furnishes a continuing investment program for the Equity 2000 Index Portfolio and makes investment decisions on its behalf.

      The Adviser, subject to the supervision of the Board of Trustees, will be responsible for the investment management of the Equity 2000 Index Portfolio. State Street Global Advisors ("SSgA") is the investment management group of State Street Corporation and includes the Adviser. SSgA is one of the world's largest institutional money managers, and uses quantitative and traditional techniques to manage more than $1.35 trillion as of December 31, 2004 in investment programs and portfolios for institutional and individual investors. The Adviser is registered with the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940, as amended ("Advisers Act") and serves as the adviser or sub-adviser for most of the U.S. registered investment company clients of SSgA. It had approximately $98 billion in assets under management at December 31, 2004. The Adviser's principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

      A team of professional portfolio managers employed by the Adviser makes investment decisions for the Equity 2000 Index Portfolio.

      The Adviser places all orders for purchases and sales of the Equity 2000 Index Portfolio's investments. In selecting broker-dealers, the Adviser may consider research and brokerage services furnished to it and its affiliates. Affiliates of the Adviser may receive brokerage commissions from the Equity 2000 Index Portfolio in accordance with procedures adopted by the Board of Trustees under the 1940 Act, which require periodic review of these transactions.

ADMINISTRATOR

      State Street Bank and Trust Company ("State Street"), a subsidiary of State Street Corporation, is the administrator, custodian and transfer agent for the Equity 2000 Index Portfolio.

ADVISORY FEE

      As compensation for the Adviser's services to the Equity 2000 Index Portfolio as investment adviser and State Street's services as administrator, custodian and transfer agent (and for assuming certain ordinary operating expenses), the Portfolio is obligated to pay a fee of 0.10% of the Portfolio's average daily net assets.

LENDING AGENT

      State Street is the lending agent for the Trust. In such capacity, it causes the delivery of loaned securities from the Equity 2000 Index Portfolio to borrowers, arranges for the return of loaned securities to the Portfolio at the termination of loans, requests deposit of collateral, monitors daily the value of the loaned securities and collateral, requests that borrowers add to the collateral when required by the loan agreements, and provides recordkeeping and accounting services necessary for the operation of the program. For its services, the lending agent receives a portion of the net investment income, if any, earned on the collateral for the securities loaned.

ITEM 6. INTERESTHOLDER INFORMATION

DETERMINATION OF NET ASSET VALUE

      The Equity 2000 Index Portfolio's net asset value ("NAV") is calculated on each day the NYSE is open for trading at the close of regular trading on the NYSE. The NAV is based on the market value of the securities held in the Equity 2000 Index Portfolio. The Equity 2000 Index Portfolio values each security pursuant to guidelines established by the Board of Trustees. Securities may be valued at fair value, as determined in good faith and pursuant to procedures approved by the Trust's Board of Trustees, under certain circumstances. For example, fair value pricing may be used when market quotations are not readily available or reliable, such as when (i) trading for a security is restricted; or
(ii) a significant event, as determined by the Adviser, that may affect the value of one or more securities held by the Equity 2000 Index Portfolio occurs after the close of a related exchange but before the determination of the Equity 2000 Index Portfolio's NAV. Attempts to determine the fair value of securities introduce an element of subjectivity to the pricing of securities. As a result, the price of a security determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the market value the Equity 2000 Index Portfolio would have received had it sold the investment.

PURCHASING BENEFICIAL INTERESTS

      The Equity 2000 Index Portfolio issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are "accredited investors" within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Equity 2000 Index Portfolio.

      Investors pay no sales load to invest in the Equity 2000 Index Portfolio. The price for Equity 2000 Index Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by the Portfolio.

      The minimum initial investment in the Equity 2000 Index Portfolio is $25 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. The Equity 2000 Index Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank) or securities ("in-kind") acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The Equity 2000 Index Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

      In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity who applies to open an account. For this reason, when you open (or change ownership) of an account, the Trust will request certain information, including your name, address and taxpayer identification number which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

REDEEMING BENEFICIAL INTERESTS

      An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a withdrawal request, in proper form, to the Equity 2000 Index Portfolio. The Equity 2000 Index Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in securities at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) The Equity 2000 Index Portfolio will normally redeem in-kind to the investor at the discretion of the Adviser. Investments in the Equity 2000 Index Portfolio may not be transferred. The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

POLICIES TO PREVENT MARKET TIMING

      Frequent purchases and redemptions of Portfolio interests may present risks for other interestholders of the Portfolio, which may include, among other things, dilution in the value of Portfolio interests held by long-term interestholders, interference in the efficient management of the Portfolio's portfolio, increased brokerage and administrative costs and forcing the Portfolio to hold excess levels of cash.

      The Portfolio is intended as a long-term investment. Therefore, the Trust's Board of Trustees has adopted policies and procedures designed to detect and prevent inappropriate short-term trading activity that is harmful to the Portfolio. Because most of the interests in the Portfolio are held by investors indirectly through one or more financial intermediaries, the Portfolio does not generally have information about the identity of those investors or about transactions effected by those investors. Rather, the Trust and its service providers periodically review cash inflows and outflows from and to those intermediaries in an attempt to detect inappropriate trading activity by investors holding interests through those intermediaries. The Trust may not be able to determine whether trading by an investor holding shares through a financial intermediary is engaged in trading activity in the Portfolio's interests that may be harmful to the Portfolio or its interestholders. There is no assurance that, even if inappropriate trading activity is discovered, it will be discontinued or prohibited.

      The Portfolio reserves the right in its discretion to reject any purchase, in whole or in part including, without limitation, by a person whose trading activity in Portfolio interests the Adviser believes could be harmful to the Portfolio. The Portfolio may decide to restrict purchase and sale activity in its interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolio, the Adviser or State Street will identify all frequent purchase and sale activity affecting the Portfolio.

TAX CONSIDERATIONS

      The Equity 2000 Index Portfolio does not expect to be subject to any income tax, as it has been determined that it will be properly treated as a partnership for federal and state income tax purposes. Each investor in the Equity 2000 Index Portfolio, however, will be taxable on its allocable share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

      The Equity 2000 Index Portfolio expects to manage its assets and income in such a way that a feeder will meet the requirements of Sections 851(b)(2), 851(b)(3)(A) and (B), and 853(a)(1) of the Code.

ITEM 7. DISTRIBUTION ARRANGEMENTS

Not applicable.

PART A

                  STATE STREET MSCI(R) EAFE(R) INDEX PORTFOLIO

                                 April 29, 2005

      We have omitted responses to Items 1, 2, 3 and 8 pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

INTRODUCTION

State Street Master Funds (the "Trust") is a no-load, open-end management investment company and was organized as a business trust under the laws of the Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. The Trust contains the following diversified series:

   -  State Street Equity 500 Index Portfolio (the "Equity 500 Index
      Portfolio");

   -  State Street Equity 400 Index Portfolio (the "Equity 400 Index
      Portfolio");

   -  State Street Equity 2000 Index Portfolio (the "Equity 2000 Index
      Portfolio");

   - State Street MSCI(R) EAFE(R) Index Portfolio (the "MSCI EAFE Index Portfolio");

   - State Street Aggregate Bond Index Portfolio (the "Aggregate Bond Index Portfolio");

   -  State Street Money Market Portfolio (the "Money Market Portfolio"); and

   - State Street U.S. Government Money Market Portfolio (the "U.S. Government Money Market Portfolio").

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

      The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the MSCI EAFE Index Portfolio are described below; the investment objectives, principal strategies, risks and portfolio holdings disclosure policy of the Trust's other Portfolios are described separately. See Part B for a description of certain fundamental investment restrictions for the MSCI EAFE Index Portfolio.

SUMMARY

      Investment Objective. The MSCI EAFE Index Portfolio's investment objective is to replicate as closely as possible, before expenses, the performance of the Morgan Stanley Capital International ("MSCI(R)") Europe, Australasia, Far East ("EAFE(R)") Index (the "MSCI EAFE Index" or the "Index"). There is no assurance that the MSCI EAFE Index Portfolio will achieve its investment objective.

      Principal Investment Strategies. The MSCI EAFE Index Portfolio is not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the MSCI EAFE Index Portfolio, using a "passive" or "indexing" investment approach, attempts to replicate, before expenses, the performance of the MSCI EAFE Index. The MSCI EAFE Index is a well-known international stock market index that includes approximately 1,000 securities listed on the stock exchanges of 21 developed market countries (but not the United States). (For a discussion of how the securities in the MSCI EAFE Index are selected, see "Other Investment Considerations and Risks - - The MSCI EAFE Index," below.) The MSCI EAFE Index Portfolio's investment adviser is SSgA Funds Management, Inc. (the "Adviser"), a subsidiary of State Street Corporation. The Adviser seeks a correlation of 0.95 or better between the MSCI EAFE Index Portfolio's performance and the performance of the Index; a figure of 1.00 would represent perfect correlation.

      The MSCI EAFE Index Portfolio may invest in all of the stocks comprising the MSCI EAFE Index in proportion to their weightings in the Index. However, under various circumstances, it may not be possible or practicable to purchase all of those stocks in those weightings. In those circumstances, the MSCI EAFE Index Portfolio may purchase a sample of the stocks in the Index in proportions expected by the Adviser to replicate generally the performance of the Index as a whole. In addition, from time to time stocks are added to or removed from the Index. The MSCI EAFE Index Portfolio may sell stocks that are represented in the Index, or purchase stocks that are not yet represented in the Index, in anticipation of their removal from or addition to the Index. In no event will the MSCI EAFE Index Portfolio invest less than 80% of its total assets in stocks in the Index under normal market conditions. Interestholders will receive 60 days' notice prior to changing the 80% investment policy.

      In addition, the MSCI EAFE Index Portfolio may at times purchase or sell futures contracts, or options on those futures, in lieu of investment directly in the stocks making up the Index. The MSCI EAFE Index Portfolio might do so, for example, in order to increase its investment exposure pending investment of cash in the stocks comprising the Index. Alternatively, the MSCI EAFE Index Portfolio might use futures or options on futures to reduce its investment exposure to the Index in situations where it intends to sell a portion of the stocks in its portfolio but the sale has not yet been completed. The MSCI EAFE Index Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the MSCI EAFE Index Portfolio. The MSCI EAFE Index Portfolio may also enter into other derivatives transactions, including the purchase or sale of options or enter into swap transactions, to assist in replicating the performance of the Index.

Principal risks of investing in the MSCI EAFE Index Portfolio

- Stock values could decline generally or could under-perform other investments.

- Returns on investments in foreign stocks could be more volatile than, or trail the returns on, investments in U.S. stocks.

- Foreign investments are subject to a variety of risks not associated with investing in the United States, including currency fluctuations, economic or financial instability, lack of timely or reliable information, and unfavorable political or legal developments.

- The MSCI EAFE Index Portfolio's return may not match the return of the Index for a number of reasons. For example, the return on the securities and other investments selected by the Adviser may not correlate precisely with the return on the Index. The MSCI EAFE Index Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The MSCI EAFE Index Portfolio may not be fully invested at times, either as a result of cash flows into the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of stocks purchased by the Adviser, or futures or other derivative positions taken by the Adviser, to replicate the performance of the Index may not correlate precisely with the return of the Index.

THE MSCI EAFE INDEX PORTFOLIO'S BENEFICIAL INTERESTS WILL CHANGE IN VALUE, AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIO. THE MSCI EAFE INDEX PORTFOLIO MAY NOT ACHIEVE ITS OBJECTIVE. AN INVESTMENT IN THE MSCI EAFE INDEX PORTFOLIO IS NOT A DEPOSIT WITH A BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

      The MSCI EAFE Index. The MSCI EAFE Index is an arithmetic, capitalization weighted average of the performance of approximately 1,000 securities listed on the stock exchanges of the countries (other than the United States) determined by MSCI(R) to be "developed." Although the list of developed markets may change over time, at the date of this Prospectus, these included: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The designation of a market as "developed" by MSCI arises from several factors, the most common of which is minimum gross domestic product per capita. The MSCI EAFE Index is structured to represent the opportunities available to an international investor in developed markets. MSCI targets 85% of the available market capitalization of each country for inclusion in the Index. Securities selected by MSCI for inclusion in the MSCI EAFE Index must have acceptable levels of liquidity and free float. MSCI also avoids inclusion of companies that have a significant ownership stake in another company, since substantial cross-ownership can skew industry weights, distort country-level valuations and overstate a country's true market size. The inclusion of a stock in the MSCI EAFE Index in no way implies that MSCI believes the stock to be an attractive investment, nor is MSCI a sponsor or in any way affiliated with the MSCI EAFE Index Portfolio. The MSCI EAFE Index is the exclusive property of MSCI(R). Morgan Stanley Capital International(R) is a service mark of MSCI and has been licensed for use by the Trust.

      Index futures contracts and related options. The MSCI EAFE Index Portfolio may buy and sell futures contracts on the Index and options on those futures contracts. An "index future" is a contract to buy or sell units of an index at an agreed price on a specified future date. Depending on the change in value of the Index between the time when the MSCI EAFE Index Portfolio enters into and terminates an index future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts on the Index will not correlate precisely with changes in the value of the Index. In those cases, use of futures contracts and related options might decrease the correlation between the return of the MSCI EAFE Index Portfolio and the return of the MSCI EAFE Index. In addition, the MSCI EAFE Index Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the MSCI EAFE Index Portfolio and the return of the Index.

      Other derivative transactions. The MSCI EAFE Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under "Index Futures Contracts and Related Options." In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the MSCI EAFE Index Portfolio's ability to realize any investment return on such transactions may be dependent on the counterparty's ability or willingness to meet its obligations.

      Repurchase agreements and securities loans. The MSCI EAFE Index Portfolio may enter into repurchase agreements and securities loans. Under a repurchase agreement, the MSCI EAFE Index Portfolio purchases a debt instrument for a relatively short period (usually not more than one week), which the seller agrees to repurchase at a fixed time and price, representing the Portfolio's cost plus interest. Under a securities loan, the MSCI EAFE Index Portfolio lends portfolio securities. The MSCI EAFE Index Portfolio will enter into repurchase agreements and securities loans only with commercial banks and with registered broker-dealers who are members of a national securities exchange or market makers in government securities, and in the case of repurchase agreements, only if the debt instrument is a U.S. Government security. Although the Adviser will monitor these transactions to ensure that they will be fully collateralized at all times, the MSCI EAFE Index Portfolio bears a risk of loss if the other party defaults on its obligation and the Portfolio is delayed or prevented from exercising its rights to dispose of the collateral. If the other party should become involved in bankruptcy or insolvency proceedings, it is possible that the MSCI EAFE Index Portfolio may be treated as an unsecured creditor and be required to return the underlying collateral to the other party's estate.

      Foreign Securities Risk. The MSCI EAFE Index Portfolio's return and net asset value may be significantly affected by political or economic conditions and regulatory requirements in a particular country. Foreign markets, economies and political systems may be less stable than U.S. markets, and changes in exchange rates of foreign currencies can affect the value of the MSCI EAFE Index Portfolio's foreign assets. Foreign laws and accounting standards typically are not as strict as they are in the U.S. and there may be less public information available about foreign companies.

      Foreign Currency Risk. The foreign securities held by the MSCI EAFE Index Portfolio may be adversely affected by fluctuations in the relative rates of exchange between the currencies of different nations, exchange control regulations and indigenous economic and political developments. The MSCI EAFE Index Portfolio attempts to buy and sell foreign currencies on favorable terms, but will incur the cost of any price spread on currency exchanges when the Portfolio changes investments from one country to another or when proceeds from the sale of shares in U.S. dollars are used for the purchase of securities in foreign countries. Also, some countries may adopt policies which would prevent the MSCI EAFE Index Portfolio from repatriating invested capital and dividends, withhold portions of interest and dividends at the source, or impose other taxes, with respect to the Portfolio's investments in securities of issuers of that country. Because the MSCI EAFE Index Portfolio's securities may be denominated in foreign currencies, the value of such securities to the Portfolio will be affected by changes in currency exchange rates and in exchange control regulations. A change in the value of a foreign currency against the U.S. dollar will result in a corresponding change in the U.S. dollar value of the MSCI EAFE Index Portfolio's securities. In addition, some emerging market countries may have fixed or managed currencies which are not free-floating against the U.S. dollar. Further, certain emerging market currencies may not be internationally traded. Certain of these currencies have experienced a steady devaluation relative to the U.S. dollar. Many emerging markets countries have experienced substantial and in some periods extremely high rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have negative effects on the economies and securities markets of certain emerging market countries.

      Changes in policies. The Trust's Board of Trustees may change the MSCI EAFE Index Portfolio's investment strategies and other policies without interestholder approval, except as otherwise indicated. The Board of Trustees will not materially change the MSCI EAFE Index Portfolio's investment objective without interestholder approval.

      Portfolio Holdings Disclosure. The MSCI EAFE Index Portfolio's portfolio holdings disclosure policy is described in the Statement of Additional Information.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

      The Board of Trustees of the Trust is responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Board of Trustees may determine, the Adviser furnishes a continuing investment program for the MSCI EAFE Index Portfolio and makes investment decisions on its behalf.

      The Adviser, subject to the supervision of the Board of Trustees, is responsible for the investment management of the MSCI EAFE Index Portfolio. State Street Global Advisors ("SSgA") is the investment management group of State Street Corporation and includes the Adviser. SSgA is one of the world's largest institutional money managers, and uses quantitative and traditional techniques to manage more than $1.35 trillion as of December 31, 2004 in investment programs and portfolios for institutional and individual investors. The Adviser is registered with the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940, as amended ("Advisers Act") and serves as the adviser or sub-adviser for most of the U.S. registered investment company clients of SSgA. It had approximately $98 billion in assets under management at December 31, 2004. The Adviser's principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

      The Adviser manages the MSCI EAFE Index Portfolio using a team of investment professionals. The team approach is used to create an environment that encourages the flow of investment ideas. The portfolio managers within the team work together in a cohesive manner to develop and enhance techniques that drive the investment process for the respective investment strategy. This approach requires portfolio managers to share a variety of responsibilities including investment strategy and analysis while retaining responsibility for the implementation of the strategy within any particular portfolio. The approach also enables the team to draw upon the resources of other groups within the firm. Each portfolio management team is overseen by the SSgA Investment Committee. Key professionals involved in the day-to-day portfolio management for the MSCI EAFE Index Portfolio include the following:

      JEFF BEACH

      Mr. Beach is a Principal of State Street Global Advisors and SSgA Funds Management Inc., as a portfolio manager in the Global Structured Products Group. He is currently responsible for managing various international equity index funds. He is also responsible for new product development and research. Prior to joining the Global Structured Products Group, Mr. Beach held a number of positions in the firm's International Equity Operations Group. He has been working in the investment management field since he joined SSgA in 1986. Mr. Beach holds a BA in Economics from Amherst College and an MBA from Bentley College.

      LYNN BLAKE, CFA

      Ms. Blake is a Principal of State Street Global Advisors and SSgA Funds Management Inc., as the Head of the Non-US Markets in the Global Structured Products Group. She is currently responsible for overseeing the management of all non-U.S. equity index strategies. In addition, she is responsible for new product development and research. Ms. Blake has been in the investment management field since she joined SSgA in 1987. Ms. Blake holds a BA from the School of Management at Boston College and an MBA from Northeastern University. She is a member of the Boston Security Analysts Society.

      JAMES MAY, CFA

      Mr. May is a Principal of State Street Global Advisors, SSgA Funds Management Inc., and a Senior Portfolio Manager in the firm's Global Structured Products Group. He manages a variety of portfolios for the Developed Markets team benchmarked to indexes including MSCI, Standard & Poor's, and Russell. Mr. May is also responsible for managing several mutual funds, most notably the SSgA S&P 500 Fund which he has managed since 1995. Mr. May joined SSgA in 1991. Prior to the Global Structured Products Group, Mr. May worked in the firm's Passive U.S. Equity Operations department as a Senior Analyst. As a member of the Developed Markets team, he worked on the formulation of trading strategies for index change trades, Russell reconstitution, and MSCI quarterly rebalancing and Provisional trades. Jim also served on the Russell 1000 Advisory Committee at the New York Board of Trade. He has been working in the investment management field since 1989 when he joined State Street Corporation's Custody operation. Mr. May holds an MBA from Boston College and a BS in Finance from Bentley College, and earned the Chartered Financial Analyst designation. He is a member of the Boston Security Analysts Society and the Association for Investment Management and Research (AIMR).

      KALA ST. PIERRE

      Ms. St. Pierre is a Principal at State Street Global Advisors and SSgA Funds Management Inc., as a portfolio manager in the firm's Global Structured Products Group. She is responsible for managing both domestic and international equity portfolios, as well as a variety of S&P 500(R), Russell 3000(R) and ETFs. Additionally, Ms. St. Pierre has been involved in various research and process improvement projects. She is also responsible for a number of client relationships within the Global Structured Products Group. Prior to joining SSgA, Ms. St. Pierre worked in State Street Corporation's Mutual Funds division in the U.S. as well as in Canada and Germany. She has been in the investment management field since she joined SSgA in 1995. Ms. St. Pierre holds an MBA in International Business from Bentley College and a BS in Accounting from Lehigh University. She is a member of the CFA institute and the Boston Security Analysts Society. Ms. St. Pierre is a level III CFA candidate.

      Additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of securities in the Portfolio is available in the Statement of Additional Information.

      The Adviser places all orders for purchases and sales of the MSCI EAFE Index Portfolio's investments. In selecting broker-dealers, the Adviser may consider research and brokerage services furnished to it and its affiliates. Affiliates of the Adviser may receive brokerage commissions from the MSCI EAFE Index Portfolio in accordance with procedures adopted by the Board of Trustees under the Investment Company Act of 1940, as amended (the "1940 Act"), which require periodic review of these transactions.

ADMINISTRATOR

      State Street is the administrator, custodian and transfer agent for the MSCI EAFE Index Portfolio.

ADVISORY FEE

      As compensation for the Adviser's services to the MSCI EAFE Index Portfolio as investment adviser and State Street's services as administrator, custodian and transfer agent (and for assuming certain ordinary operating expenses), the Portfolio is obligated to pay a fee of 0.15% of the Portfolio's average daily net assets.

LENDING AGENT

      State Street is the lending agent for the Trust. In such capacity, it causes the delivery of loaned securities from the MSCI EAFE Index Portfolio to borrowers, arranges for the return of loaned securities to the Portfolio at the termination of loans, requests deposit of collateral, monitors daily the value of the loaned securities and collateral, requests that borrowers add to the collateral when required by the loan agreements, and provides recordkeeping and accounting services necessary for the operation of the program. For its services, the lending agent receives a portion of the net investment income, if any, earned on the collateral for the securities loaned.

ITEM 6. INTERESTHOLDER INFORMATION

DETERMINATION OF NET ASSET VALUE

      The MSCI EAFE Index Portfolio's net asset value ("NAV") is calculated on each day the New York Stock Exchange (the "NYSE") is open for trading, at the close of regular trading on the NYSE. The NAV is based on the market value of the securities held in the MSCI EAFE Index Portfolio. The MSCI EAFE Index Portfolio values each security pursuant to guidelines established by the Board of Trustees. Securities may be valued at fair value, as determined in good faith and pursuant to procedures approved by the Trust's Board of Trustees, under certain circumstances. For example, fair value pricing may be used when market quotations are not readily available or reliable, such as when (i) trading for a security is restricted; or (ii) a significant event, as determined by the Adviser, that may affect the value of one or more securities held by the MSCI EAFE Index Portfolio occurs after the close of a related exchange but before the determination of the MSCI EAFE Index Portfolio's NAV. A significant event includes material market movements, whereby if on any business day a change in the value of the U.S. equity markets (as represented by a benchmark index approved by the Board of Trustees) exceeds a certain threshold, then each foreign security held by the MSCI EAFE Index Portfolio may be fair valued using a value determined by an independent pricing agent (based upon changes in certain markets, indices and/or securities) rather than using the last closing price of such foreign security on its principal overseas market or exchange. Attempts to determine the fair value of securities introduce an element of subjectivity to the pricing of securities. As a result, the price of a security determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the market value the MSCI EAFE Index Portfolio would have received had it sold the investment.

PURCHASING BENEFICIAL INTERESTS

      The MSCI EAFE Index Portfolio issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are "accredited investors" within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the MSCI EAFE Index Portfolio.

      Investors pay no sales load to invest in the MSCI EAFE Index Portfolio. The price for MSCI EAFE Index Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by the Portfolio.

      The minimum initial investment in the MSCI EAFE Index Portfolio is $25 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. The MSCI EAFE Index Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank) or securities ("in-kind") acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The MSCI EAFE Index Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

      In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity who applies to open an account. For this reason, when you open (or change ownership) of an account, the Trust will request certain information, including your name, address and taxpayer identification number which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

REDEEMING BENEFICIAL INTERESTS

      An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a withdrawal request, in proper form, to the MSCI EAFE Index Portfolio. The MSCI EAFE Index Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in securities at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) The MSCI EAFE Index Portfolio will normally redeem in-kind to the investor at the discretion of the Adviser. Investments in the MSCI EAFE Index Portfolio may not be transferred. The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

POLICIES TO PREVENT MARKET TIMING

      Frequent purchases and redemptions of Portfolio interests may present risks for other interestholders of the Portfolio, which may include, among other things, dilution in the value of Portfolio interests held by long-term interestholders, interference in the efficient management of the Portfolio's portfolio, increased brokerage and administrative costs and forcing the Portfolio to hold excess levels of cash.

      The Portfolio is intended as a long-term investment. Therefore, the Trust's Board of Trustees has adopted policies and procedures designed to detect and prevent inappropriate short-term trading activity that is harmful to the Portfolio. Because most of the interests in the Portfolio are held by investors indirectly through one or more financial intermediaries, the Portfolio does not generally have information about the identity of those investors or about transactions effected by those investors. Rather, the Trust and its service providers periodically review cash inflows and outflows from and to those intermediaries in an attempt to detect inappropriate trading activity by investors holding interests through those intermediaries. The Trust may not be able to determine whether trading by an investor holding shares through a financial intermediary is engaged in trading activity in the Portfolio's interests that may be harmful to the Portfolio or its interestholders. There is no assurance that, even if inappropriate trading activity is discovered, it will be discontinued or prohibited.

      The Portfolio reserves the right in its discretion to reject any purchase, in whole or in part including, without limitation, by a person whose trading activity in Portfolio interests the Adviser believes could be harmful to the Portfolio. The Portfolio may decide to restrict purchase and sale activity in its interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolio, the Adviser or State Street will identify all frequent purchase and sale activity affecting the Portfolio.

TAX CONSIDERATIONS

      The MSCI EAFE Index Portfolio does not expect to be subject to any income tax, as it has been determined that it will be properly treated as a partnership for federal and state income tax purposes. Each investor in the MSCI EAFE Index Portfolio, however, will be taxable on its allocable share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

      The MSCI EAFE Index Portfolio expects to manage its assets and income in such a way that a feeder will meet the requirements of Sections 851(b)(2), 851(b)(3)(A) and (B), and 853(a)(1) of the Code.

ITEM 7. DISTRIBUTION ARRANGEMENTS

Not applicable.

PART A

                   STATE STREET AGGREGATE BOND INDEX PORTFOLIO

                                 April 29, 2005

      We have omitted responses to Items 1, 2, 3 and 8 pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

INTRODUCTION

State Street Master Funds (the "Trust") is a no-load, open-end management investment company and was organized as a business trust under the laws of the Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. The Trust contains the following diversified series:

   -  State Street Equity 500 Index Portfolio (the "Equity 500 Index
      Portfolio");

   -  State Street Equity 400 Index Portfolio (the "Equity 400 Index
      Portfolio");

   -  State Street Equity 2000 Index Portfolio (the "Equity 2000 Index
      Portfolio");

   - State Street MSCI(R) EAFE(R) Index Portfolio (the "MSCI EAFE Index Portfolio");

   - State Street Aggregate Bond Index Portfolio (the "Aggregate Bond Index Portfolio");

   -  State Street Money Market Portfolio (the "Money Market Portfolio"); and

   - State Street U.S. Government Money Market Portfolio (the "U.S. Government Money Market Portfolio").

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

      The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the Aggregate Bond Index Portfolio are described below; the investment objectives, principal strategies, risks and portfolio holdings disclosure policy of the Trust's other Portfolios are described separately. See Part B for a description of certain fundamental investment restrictions for the Aggregate Bond Index Portfolio.

SUMMARY

      Investment Objective. The Aggregate Bond Index Portfolio's investment objective is to replicate, as closely as possible, before expenses, the performance of the Lehman Brothers Aggregate Bond Index (the "LBAB Index" or the "Index"). There is no assurance that the Aggregate Bond Index Portfolio will achieve its investment objective.

      Principal Investment Strategies. The Aggregate Bond Index Portfolio uses a management strategy designed to track the performance of the LBAB Index. The LBAB Index is a well-known fixed-income securities index, which emphasizes government securities, mortgage-backed securities and corporate investment-grade debt securities.

      The Aggregate Bond Index Portfolio's investment adviser is SSgA Funds Management, Inc. (the "Adviser"), a subsidiary of State Street Corporation. The Adviser seeks to track the performance of the LBAB Index by investing in debt securities and other investments that are representative of the LBAB Index as a whole. Due to the large number of securities in the LBAB Index and the fact that certain Index securities are unavailable for purchase, complete replication is not possible. Rather, the Aggregate Bond Index Portfolio intends to select securities that the Adviser believes will track the LBAB Index in terms of industry weightings, market capitalization and other characteristics. In no event will the Aggregate Bond Index Portfolio invest less than 80% of its total assets in securities in the Index under normal market conditions. Interestholders will receive 60 days' notice prior to changing the 80% investment policy.

      The Aggregate Bond Index Portfolio may make direct investments in U.S. Government securities; corporate debt securities; mortgage-backed and other asset-backed securities; commercial paper, notes, and bonds issued by domestic and foreign corporations; instruments of U.S. and foreign banks, including certificates of deposit, time deposits, letters of credit, and bankers' acceptances; and swap agreements. Securities in which the Aggregate Bond Index Portfolio invests may be fixed-income securities, zero-coupon securities, or variable rate securities.

      In addition, the Aggregate Bond Index Portfolio may at times purchase or sell futures contracts on fixed-income securities, or options on those futures, in lieu of investment directly in fixed-income securities themselves. The Aggregate Bond Index Portfolio may also purchase or sell futures contracts and options on the LBAB Index (or other fixed-income securities indices), if and when they become available. The Aggregate Bond Index Portfolio might do so, for example, in order to adjust the interest-rate sensitivity of the Portfolio to bring it more closely in line with that of the Index. It might also do so to increase its investment exposure pending investment of cash in the bonds comprising the Index or to reduce its investment exposure in situations where it intends to sell a portion of the securities in its portfolio but the sale has not yet been completed. The Aggregate Bond Index Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the Portfolio. The Aggregate Bond Index Portfolio may also enter into other derivatives transactions, including the purchase or sale of options or enter into swap transactions, to assist in replicating the performance of the Index.

Principal risks of investing in the Aggregate Bond Index Portfolio

- Values of fixed-income securities could decline generally in response to changes in interest rates or other factors. In general, the price of a fixed-income security may fall when interest rates rise and may rise when interest rates fall. Securities with longer maturities may be more sensitive to interest rate changes than securities with shorter maturities are.

- Returns on investments in fixed-income securities could trail the returns on other investment options, including investments in equity securities.

- Issuers of the Aggregate Bond Index Portfolio's investments may not make timely payments of interest and principal or may fail to make such payments at all.

- The Aggregate Bond Index Portfolio's return may not match the return of the Index for a number of reasons. For example, the return on the securities and other investments selected by the Adviser may not correlate precisely with the return on the Index. The Aggregate Bond Index Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The Aggregate Bond Index Portfolio may not be fully invested at times, either as a result of cash flows into the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of stocks purchased by the Adviser, or futures or other derivative positions taken by the Adviser, to replicate the performance of the Index may not correlate precisely with the return on the Index.

THE AGGREGATE BOND INDEX PORTFOLIO'S BENEFICIAL INTERESTS WILL CHANGE IN VALUE, AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIO. THE AGGREGATE BOND INDEX PORTFOLIO MAY NOT ACHIEVE ITS OBJECTIVE. AN INVESTMENT IN THE AGGREGATE BOND INDEX PORTFOLIO IS NOT A DEPOSIT WITH A BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

      The LBAB Index. The LBAB Index is a well-known bond market index that covers the U.S. investment-grade fixed-income bond market, including government, corporate, mortgage-backed and asset-backed bonds, all with maturities of over one year. Bonds in the LBAB Index are weighted according to their market capitalizations. The composition of the Index is determined by Lehman Brothers Holdings, Inc. ("Lehman Brothers") and is based on such factors as the market capitalization of each bond, its remaining time to maturity and quality ratings as determined by Moody's Investor Services, Inc., an outside rating agency, and may be changed from time to time.

The Aggregate Bond Index Portfolio is not sponsored, endorsed, sold, or promoted by Lehman Brothers, and Lehman Brothers makes no representation regarding the advisability of investing in the Portfolio.

      Debt Securities. The values of debt securities generally rise and fall inversely with changes in interest rates. Interest rate risk is usually greater for debt securities with longer maturities. The Aggregate Bond Index Portfolio's investments will normally include debt securities with longer maturities, although the Adviser will seek to ensure that the maturity characteristics of the Portfolio as a whole will generally be similar to those of the LBAB Index. Mortgage-backed and asset-backed securities are also subject to increased interest rate risk, because prepayment rates on such securities typically increase as interest rates decline and decrease as interest rates rise. Changes in prepayment rates on mortgage-backed and asset-backed securities effectively increase and decrease the Aggregate Bond Index Portfolio's average maturity when that is least desirable. The Aggregate Bond Index Portfolio will also be subject to credit risk (the risk that the issuer of a security will fail to make timely payments of interest and principal).

      Futures contracts and related options. The Aggregate Bond Index Portfolio may buy and sell futures contracts on securities contained in the LBAB Index and options on those futures contracts. A "futures contract" on debt securities (such as U.S. Treasury securities) is a contract to buy or sell the securities at an agreed price on a specified future date. Depending on the change in value of the futures contract between the time when the Aggregate Bond Index Portfolio enters into and terminates a future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts will not correlate precisely with changes in the value of the underlying security. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Aggregate Bond Index Portfolio and the return of the LBAB Index. In addition, the Aggregate Bond Index Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Aggregate Bond Index Portfolio and the return of the LBAB Index.

      Other derivative transactions. The Aggregate Bond Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under "Futures Contracts and Related Options." In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Aggregate Bond Index Portfolio's ability to realize any investment return on such transactions may be dependent on the counterparty's ability or willingness to meet its obligations.

      Repurchase agreements and securities loans. The Aggregate Bond Index Portfolio may enter into repurchase agreements and securities loans. Under a repurchase agreement, the Aggregate Bond Index Portfolio purchases a debt instrument for a relatively short period (usually not more than one week), which the seller agrees to repurchase at a fixed time and price, representing the Portfolio's cost plus interest. Under a securities loan, the Aggregate Bond Index Portfolio lends portfolio securities. The Aggregate Bond Index Portfolio will enter into repurchase agreements and securities loans only with commercial banks and with registered broker-dealers who are members of a national securities exchange or market makers in government securities and, in the case of repurchase agreements, only if the debt instrument is a U.S. Government security. Although the Adviser will monitor these transactions to ensure that they will be fully collateralized at all times, the Aggregate Bond Index Portfolio bears a risk of loss if the other party defaults on its obligation and the Portfolio is delayed or prevented from exercising its rights to dispose of the collateral. If the other party should become involved in bankruptcy or insolvency proceedings, it is possible that the Aggregate Bond Index Portfolio may be treated as an unsecured creditor and be required to return the underlying collateral to the other party's estate.

      Changes in policies. The Trust's Board of Trustees may change the Aggregate Bond Index Portfolio's investment strategies and other policies without interestholder approval, except as otherwise indicated. The Board of Trustees will not materially change the Aggregate Bond Index Portfolio's investment objective without interestholder approval.

      Portfolio Holdings Disclosure. The Aggregate Bond Index Portfolio's portfolio holdings disclosure policy is described in the Statement of Additional Information.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

      The Board of Trustees of the Trust is responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Board of Trustees may determine, the Adviser furnishes a continuing investment program for the Aggregate Bond Index Portfolio and makes investment decisions on its behalf.

      The Adviser, subject to the supervision of the Board of Trustees, is responsible for the investment management of the Aggregate Bond Index Portfolio. State Street Global Advisors ("SSgA") is the investment management group of State Street Corporation and includes the Adviser. SSgA is one of the world's largest institutional money managers, and uses quantitative and traditional techniques to manage more than $1.35 trillion as of December 31, 2004 in investment programs and portfolios for institutional and individual investors. The Adviser is registered with the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940, as amended ("Advisers Act") and serves as the adviser or sub-adviser for most of the U.S. registered investment company clients of SSgA. It had approximately $98 billion in assets under management at December 31, 2004. The Adviser's principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

      A team of professional portfolio managers employed by the Adviser makes investment decisions for the Aggregate Bond Index Portfolio.

      The Adviser places all orders for purchases and sales of the Aggregate Bond Index Portfolio's investments. In selecting broker-dealers, the Adviser may consider research and brokerage services furnished to it and its affiliates. Affiliates of the Adviser may receive brokerage commissions from the Aggregate Bond Index Portfolio in accordance with procedures adopted by the Board of Trustees under the Investment Company Act of 1940, as amended (the "1940 Act"), which require periodic review of these transactions.

ADMINISTRATOR

      State Street Bank and Trust Company ("State Street"), a subsidiary of State Street Corporation, is the administrator, custodian and transfer agent for the Aggregate Bond Index Portfolio.

ADVISORY FEE

      As compensation for the Adviser's services to the Aggregate Bond Index Portfolio as investment adviser and State Street's services as administrator, custodian and transfer agent (and for assuming certain ordinary operating expenses), the Portfolio is obligated to pay a fee of 0.10% of the Portfolio's average daily net assets.

LENDING AGENT

      State Street is the lending agent for the Trust. In such capacity, it causes the delivery of loaned securities from the Aggregate Bond Index Portfolio to borrowers, arranges for the return of loaned securities to the Portfolio at the termination of loans, requests deposit of collateral, monitors daily the value of the loaned securities and collateral, requests that borrowers add to the collateral when required by the loan agreements, and provides recordkeeping and accounting services necessary for the operation of the program. For its services, the lending agent receives a portion of the net investment income, if any, earned on the collateral for the securities loaned.

ITEM 6. INTERESTHOLDER INFORMATION

DETERMINATION OF NET ASSET VALUE

      The Aggregate Bond Index Portfolio's net asset value ("NAV") is calculated on each day the New York Stock Exchange (the "NYSE") is open for trading, at the close of regular trading on the NYSE. The NAV is based on the market value of the securities held in the Aggregate Bond Index Portfolio. The Aggregate Bond Index Portfolio values each security pursuant to guidelines established by the Board of Trustees. Securities may be valued at fair value, as determined in good faith and pursuant to procedures approved by the Trust's Board of Trustees, under certain circumstances. For example, fair value pricing may be used when market quotations are not readily available or reliable, such as when (i) trading for a security is restricted; or (ii) a significant event, as determined by the Adviser, that may affect the value of one or more securities held by the Aggregate Bond Index Portfolio occurs after the close of a related exchange but before the determination of the Aggregate Bond Index Portfolio's NAV. Attempts to determine the fair value of securities introduce an element of subjectivity to the pricing of securities. As a result, the price of a security determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the market value the Aggregate Bond Index Portfolio would have received had it sold the investment.

PURCHASING BENEFICIAL INTERESTS

      The Aggregate Bond Index Portfolio issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are "accredited investors" within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Aggregate Bond Index Portfolio.

      Investors pay no sales load to invest in the Aggregate Bond Index Portfolio. The price for Aggregate Bond Index Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by the Portfolio.

      The minimum initial investment in the Aggregate Bond Index Portfolio is $25 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. The Aggregate Bond Index Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank) or securities ("in-kind") acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The Aggregate Bond Index Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

      In accordance with the certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity who applies to open an account. For this reason, when you open (or change ownership) of an account, the Trust will request certain information, including your name, address and taxpayer identification number which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

REDEEMING BENEFICIAL INTERESTS

      An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a withdrawal request, in proper form, to the Aggregate Bond Index Portfolio. The Aggregate Bond Index Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in securities at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) The Aggregate Bond Index Portfolio will normally redeem in-kind to the investor at the discretion of the Adviser. Investments in the Aggregate Bond Index Portfolio may not be transferred. The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

POLICIES TO PREVENT MARKET TIMING.

      Frequent purchases and redemptions of Portfolio interests may present risks for other interestholders of the Portfolio, which may include, among other things, dilution in the value of Portfolio interests held by long-term interestholders, interference in the efficient management of the Portfolio's portfolio, increased brokerage and administrative costs and forcing the Portfolio to hold excess levels of cash.

      The Portfolio is intended as a long-term investment. Therefore, the Trust's Board of Trustees has adopted policies and procedures designed to detect and prevent inappropriate short-term trading activity that is harmful to the Portfolio. Because most of the interests in the Portfolio are held by investors indirectly through one or more financial intermediaries, the Portfolio does not generally have information about the identity of those investors or about transactions effected by those investors. Rather, the Trust and its service providers periodically review cash inflows and outflows from and to those intermediaries in an attempt to detect inappropriate trading activity by investors holding interests through those intermediaries. The Trust may not be able to determine whether trading by an investor holding shares through a financial intermediary is engaged in trading activity in the Portfolio's interests that may be harmful to the Portfolio or its interestholders. There is no assurance that, even if inappropriate trading activity is discovered, it will be discontinued or prohibited.

      The Portfolio reserves the right in its discretion to reject any purchase, in whole or in part including, without limitation, by a person whose trading activity in Portfolio interests the Adviser believes could be harmful to the Portfolio. The Portfolio may decide to restrict purchase and sale activity in its interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolio, the Adviser or State Street will identify all frequent purchase and sale activity affecting the Portfolio.

TAX CONSIDERATIONS

      The Aggregate Bond Index Portfolio does not expect to be subject to any income tax, as it has been determined that it will be properly treated as a partnership for federal and state income tax purposes. Each investor in the Aggregate Bond Index Portfolio, however, will be taxable on its allocable share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

      The Aggregate Bond Index Portfolio expects to manage its assets and income in such a way that a feeder will meet the requirements of Sections 851(b)(2), 851(b)(3)(A) and (B), and 853(a)(1) of the Code.

ITEM 7. DISTRIBUTION ARRANGEMENTS

Not applicable.

PART A

                       STATE STREET MONEY MARKET PORTFOLIO

                                 April 29, 2005

      We have omitted responses to Items 1, 2, 3 and 8 pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

INTRODUCTION

      State Street Master Funds (the "Trust") is a no-load, open-end management investment company and was organized as a business trust under the laws of the Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. The Trust contains the following diversified series:

   -  State Street Equity 500 Index Portfolio (the "Equity 500 Index
      Portfolio");

   -  State Street Equity 400 Index Portfolio (the "Equity 400 Index
      Portfolio");

   -  State Street Equity 2000 Index Portfolio (the "Equity 2000 Index
      Portfolio");

   - State Street MSCI(R) EAFE(R) Index Portfolio (the "MSCI EAFE Index Portfolio");

   - State Street Aggregate Bond Index Portfolio (the "Aggregate Bond Index Portfolio");

   -  State Street Money Market Portfolio (the "Money Market Portfolio"); and

   - State Street U.S. Government Money Market Portfolio (the "U.S. Government Money Market Portfolio").

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

      The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the Money Market Portfolio are described below; the investment objectives, principal strategies, risks and portfolio holdings disclosure policy of the Trust's other Portfolios are described separately. See Part B for a description of certain fundamental investment restrictions for the Money Market Portfolio.

SUMMARY

      Investment Objective. The Money Market Portfolio's investment objective is to maximize current income, to the extent consistent with the preservation of capital and liquidity and the maintenance of a stable $1.00 per share net asset value ("NAV"), by investing in dollar denominated securities. There is no assurance that the Money Market Portfolio will maintain a stable net asset value per share.

      Principal Investment Strategies. The Money Market Portfolio attempts to meet its investment objective by investing in high-quality money market instruments. Such instruments include: (1) U.S. Treasury bills, notes and bonds;
(2) other obligations issued or guaranteed as to interest and principal by the U.S. Government, its agencies, or instrumentalities; (3) instruments of U.S. and foreign banks, including certificates of deposit, bankers' acceptances and time deposits, including Eurodollar Certificates of Deposit ("ECDs"), Eurodollar Time Deposits ("ETDs") and Yankee Certificates of Deposit ("YCDs"); (4) commercial paper of U.S. and foreign companies; (5) asset-backed securities; (6) corporate obligations of U.S. and foreign companies; (7) variable and floating rate notes; and (8) repurchase agreements.

      The Money Market Portfolio's investment adviser is SSgA Funds Management, Inc. (the "Adviser"), a subsidiary of State Street Corporation. The Adviser bases its decisions on the relative attractiveness of different money market investments which can vary depending on the general level of interest rates as well as supply/demand imbalances in the market. There are risks associated with these instruments, which are summarized below.

Principal risks of investing in the Money Market Portfolio

- Money Market Risk. The risk that the Money Market Portfolio will not be able to maintain a NAV per share of $1.00 at all times. Although the Money Market Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

- Interest Rate Risk. The risk that during periods of rising interest rates, the Money Market Portfolio's yield will tend to be lower than prevailing market rates; in periods of falling interest rates, the Portfolio's yield will tend to be higher.

- Credit/Default Risk. The risk that an issuer of fixed-income securities held by the Money Market Portfolio (which may have low credit ratings) may default on its obligation to pay interest and repay principal. There is also a risk that one or more of the securities will be downgraded in credit rating and generally, lower rated bonds have higher credit risks.

- Government Securities Risk. The risk that the U.S. Government will not provide financial support to U.S. Government agencies, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

- Foreign Risk. The risk that a foreign security could lose value as a result of political, financial and economic events in foreign countries, less stringent foreign securities regulations and accounting and disclosure standards, or other factors.

- Banking Industry Risk. The risk that if the Money Market Portfolio invests more than 25% of its total assets in bank obligations, an adverse development in the banking industry may affect the value of the Portfolio's investments more than if the Portfolio's investments were not invested to such a degree in the banking industry. Normally, the Money Market Portfolio intends to invest more than 25% of its total assets in bank obligations. Banks may be particularly susceptible to certain economic factors such as interest rate changes, adverse developments in the real estate market, fiscal and monetary policy and general economic cycles.

- Sector Risk. The risk that the Money Market Portfolio concentrates its investment in specific industry sectors that have historically experienced substantial price volatility. The Money Market Portfolio is subject to greater risk of loss as a result of adverse economic, business or other developments than if its investments were diversified across different industry sectors.

- Management Strategy Risk. The risk that a strategy used by the Adviser may fail to produce the intended results.

- Fixed-Income Securities Risk. Risks associated with fixed-income securities include, but are not limited to, interest rate risk, credit risk and call/extension risk. Credit risk involves the risk that the issuer could default on its obligations, and the Money Market Portfolio will not recover its investment. Call risk and extension risk are normally present in adjustable rate mortgage loans, mortgage-backed securities and asset-backed securities.

- Liquidity Risk. The risk that the Money Market Portfolio will be unable to pay proceeds within the time period stated in this prospectus because of unusual market conditions, an unusually high volume of redemption requests, or other reasons.

THE MONEY MARKET PORTFOLIO MAY NOT ACHIEVE ITS OBJECTIVE AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIO. AN INVESTMENT IN THE MONEY MARKET PORTFOLIO IS NOT A DEPOSIT WITH A BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

Changes in policies. The investment objective of the Money Market Portfolio as stated above may be changed without shareholder approval. The investment policies described below reflect the Money Market Portfolio's current practices. In addition to the principal risks explained above, other risks are explained in some of the descriptions of the investment policies below:

Quality of Securities. The Money Market Portfolio will limit its portfolio investments to those U.S. dollar-denominated instruments which at the time of acquisition the Adviser determines present minimal credit risk and which qualify as "eligible" securities under the Securities and Exchange Commission ("SEC") rules applicable to money market mutual funds. In general, eligible securities include securities that: (1) are rated in the highest category by at least two nationally recognized statistical rating organizations ("NRSRO"); (2) by one NRSRO, if only one rating service has rated the security; or (3) if unrated, are of comparable quality, as determined by the Adviser in accordance with procedures established by the Board of Trustees.

Portfolio Maturity. A money market fund must limit its investments to securities with remaining maturities determined in accordance with applicable SEC regulations and must maintain a dollar-weighted average maturity of 90 days or less. The Money Market Portfolio will normally hold portfolio instruments to maturity, but may dispose of them prior to maturity if the Adviser finds it advantageous or necessary. Investing in short-term money market instruments will result in high portfolio turnover. Since the cost of these transactions is small, high turnover is not expected to adversely affect the Money Market Portfolio's price or yield.

Variable and Floating Rate Securities. The Money Market Portfolio may purchase variable and floating rate securities which are instruments issued or guaranteed by entities such as the: (1) U.S. Government, or an agency or instrumentality thereof, (2) corporations, (3) financial institutions or (4) insurance companies. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Variable rate obligations whose interest is readjusted no less frequently than annually will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate. The Money Market Portfolio may also purchase floating rate securities. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. Interest rates on these securities are ordinarily tied to, and are a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank.

Asset-Backed Securities. Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property. Payments of principal and interest are passed through to holders of the securities and are typically supported by some form of credit enhancement, such as over-collateralization, a letter of credit, surety bond, limited guarantee by another entity or by priority to certain of the borrower's other securities. The degree of credit enhancement varies, generally applying only until exhausted and covering only a fraction of the security's par value. If the credit enhancement of an asset-backed security held by the Money Market Portfolio has been exhausted, and if any required payments of principal and interest are not made with respect to the underlying loans, the Portfolio may experience loss or delay in receiving payment and a decrease in the value of the security.

   - Prepayment Risk - Like mortgage-backed securities, asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. The Money Market Portfolio's ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. To the extent that the Money Market Portfolio invests in asset-backed securities, the values of the Portfolio's portfolio securities will vary with changes in market interest rates generally and the differentials in yields among various kinds of asset-backed securities.

   - Other Risk Associated with Asset-Backed Securities - Asset-backed securities present certain additional risks that are not presented by mortgage-backed securities because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. Credit card receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set-off certain amounts owed on the credit cards, thereby reducing the balance due. Automobile receivables generally are secured by automobiles rather than residential real property. Most issuers of automobile receivables permit the loan servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. Therefore, there is the possibility that, in some cases, recoveries on repossessed collateral may not be available to support payments on these securities.

U.S. Government securities. U.S. Government securities include U.S. Treasury bills, notes and bonds and other obligations issued or guaranteed as to interest and principal by the U.S. Government, its agencies or instrumentalities. Obligations issued or guaranteed as to interest and principal by the U.S. Government, its agencies or instrumentalities include securities that are supported by the full faith and credit of the United States Treasury, securities that are supported by the right of the issuer to borrow from the United States Treasury, discretionary authority of the U.S. Government agency or instrumentality, and securities supported solely by the creditworthiness of the issuer.

Eurodollar Certificates of Deposit (ECDs), Eurodollar Time Deposits (ETDs) and Yankee Certificates of Deposit (YCDs). ECDs are U.S. dollar denominated certificates of deposit issued by a bank outside of the United States. ETDs are U.S. dollar denominated deposits in foreign branches of U.S. banks and foreign banks. YCDs are U.S. dollar denominated certificates of deposit issued by U.S. branches of foreign banks. Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs. The banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks. Foreign laws and accounting standards typically are not as strict as they are in the U.S. and therefore there may be fewer restrictions regarding loan limitations, less frequent examinations and less stringent requirements regarding reserve accounting, auditing, recordkeeping and public reporting requirements.

Section 4(2) Commercial Paper. The Money Market Portfolio may also invest in commercial paper issued in reliance on the so-called private placement exemption from registration afforded by Section 4(2) ("Section 4(2) paper") of the 1933 Act. Section 4(2) paper is restricted as to disposition under the Federal securities laws and generally is sold to institutional investors that agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction.
Section 4(2) paper normally is resold to other institutional investors like the Money Market Portfolio through or with the assistance of the issuer or investment dealers that make a market in Section 4(2) paper. As a result it suffers from a liquidity risk, the risk that the securities may be difficult to value because of the absence of an active market and may be disposed of only after considerable expense and delay. Section 4(2) paper will not be subject to the Money Market Portfolio's 10% limitation on illiquid securities set forth in the Portfolio's Statement of Additional Information where the Board of Trustees of the Trust (pursuant to guidelines adopted by the Board) determines that a liquid trading market exists.

Portfolio Holdings Disclosure. The Money Market Portfolio's portfolio holdings disclosure policy is described in the Statement of Additional Information.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

      The Board of Trustees of the Trust is responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Board of Trustees may determine, the Adviser furnishes a continuing investment program for the Money Market Portfolio and makes investment decisions on its behalf.

      The Adviser, subject to the supervision of the Board of Trustees, is responsible for the investment management of the Money Market Portfolio. State Street Global Advisors ("SSgA") is the investment management group of State Street Corporation and includes the Adviser. SSgA is one of the world's largest institutional money managers, and uses quantitative and traditional techniques to manage more than $1.35 trillion as of December 31,

2004 in investment programs and portfolios for institutional and individual investors. The Adviser is registered with the SEC under the Investment Advisers Act of 1940, as amended ("Advisers Act") and serves as the adviser or sub-adviser for most of the U.S. registered investment company clients of SSgA. It had approximately $98 billion in assets under management at December 31, 2004. The Adviser's principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

      The Adviser places all orders for purchases and sales of the Money Market Portfolio's investments. In selecting broker-dealers, the Adviser may consider research and brokerage services furnished to it and its affiliates. Affiliates of the Adviser may receive brokerage commissions from the Money Market Portfolio in accordance with procedures adopted by the Board of Trustees under the Investment Company Act of 1940, as amended (the "1940 Act"), which require periodic review of these transactions.

ADMINISTRATOR

      State Street Bank and Trust Company is the administrator, custodian and transfer agent for the Money Market Portfolio.

ADVISORY FEE

      As compensation for the Adviser's services to the Money Market Portfolio the Portfolio is obligated to pay a fee of 0.10% of the Portfolio's average daily net assets. The Adviser has contractually agreed to cap the total operating expenses of the Money Market Portfolio at 0.10% of the Portfolio's average daily net assets until April 30, 2006.

ITEM 6. INTERESTHOLDER INFORMATION

DETERMINATION OF NET ASSET VALUE

      The Money Market Portfolio's net asset value ("NAV") is calculated on each day the New York Stock Exchange (the "NYSE") is open for trading, at 3 p.m. or the close of regular trading on the NYSE, whichever is earlier. The NAV is based on the value of the securities held in the Money Market Portfolio. If quotations are not readily available, the portfolio securities will be valued by methods approved by the Board of Trustees intended to reflect fair value.

      The Money Market Portfolio seeks to maintain a $1.00 per share NAV and, accordingly, uses the amortized cost valuation method to value its portfolio instruments. The amortized cost valuation method initially prices an instrument at its cost and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.

PURCHASING BENEFICIAL INTERESTS

      The Money Market Portfolio issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are "accredited investors" within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Money Market Portfolio.

      Investors pay no sales load to invest in the Money Market Portfolio. The price for Money Market Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by the Portfolio.

      The minimum initial investment in the Money Market Portfolio is $25 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. The Money Market Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank) or securities acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The Money Market Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

      In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity who applies to open an account. For this reason, when you open (or change ownership) of an account, the Trust will request certain information, including your name, address and taxpayer identification number which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

REDEEMING BENEFICIAL INTERESTS

      An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a withdrawal request, in proper form, to the Money Market Portfolio. The Money Market Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in securities ("in-kind") at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) The Money Market Portfolio will normally redeem in-kind to the investor at the discretion of the Adviser. Investments in the Money Market Portfolio may not be transferred. The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

POLICIES TO PREVENT MARKET TIMING

      Frequent purchases and redemptions of Portfolio interests may present risks for other interestholders of the Portfolio, which may include, among other things, interference in the efficient management of the Portfolio's portfolio, increased brokerage and administrative costs and forcing the Portfolio to hold excess levels of cash.

      The Trust's Board of Trustees has adopted policies and procedures designed to detect and prevent inappropriate short-term trading activity that is harmful to the Portfolio. Because most of the interests in the Portfolio are held by investors indirectly through one or more financial intermediaries, the Portfolio does not generally have information about the identity of those investors or about transactions effected by those investors. Rather, the Trust and its service providers periodically review cash inflows and outflows from and to those intermediaries in an attempt to detect inappropriate trading activity by investors holding shares through those intermediaries. The Trust may not be able to determine whether trading by an investor holding shares through a financial intermediary is engaged in trading activity in the Portfolio's interests that may be harmful to the Portfolio or its interestholders. There is no assurance that, even if inappropriate trading activity is discovered, it will be discontinued or prohibited.

      The Portfolio reserves the right in its discretion to reject any purchase, in whole or in part including, without limitation, by a person whose trading activity in Portfolio interests the Adviser believes could be harmful to the Portfolio. The Portfolio may decide to restrict purchase and sale activity in its interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolio, the Adviser or State Street will identify all frequent purchase and sale activity affecting the Portfolio.

TAX CONSIDERATIONS

      The Money Market Portfolio does not expect to be subject to any income tax, as it has been determined that it will be properly treated as a partnership for federal and state income tax purposes. Each investor in the Money Market Portfolio, however, will be taxable on its allocable share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended

(the "Code"), and regulations promulgated thereunder.

      The Money Market Portfolio expects to manage its assets and income in such a way that a feeder will meet the requirements of Sections 851(b)(2), 851(b)(3)(A) and (B), and 853(a)(1) of the Code.

ITEM 7. DISTRIBUTION ARRANGEMENTS

Not applicable.

PART A

               STATE STREET U.S. GOVERNMENT MONEY MARKET PORTFOLIO

                                 April 29, 2005

      We have omitted responses to Items 1, 2, 3 and 8 pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

INTRODUCTION

State Street Master Funds (the "Trust") is a no-load, open-end management investment company and was organized as a business trust under the laws of the Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. The Trust contains the following diversified series:

   -  State Street Equity 500 Index Portfolio (the "Equity 500 Index
      Portfolio");

   -  State Street Equity 400 Index Portfolio (the "Equity 400 Index
      Portfolio");

   -  State Street Equity 2000 Index Portfolio (the "Equity 2000 Index
      Portfolio");

   - State Street MSCI(R) EAFE(R) Index Portfolio (the "MSCI EAFE Index Portfolio");

   - State Street Aggregate Bond Index Portfolio (the "Aggregate Bond Index Portfolio");

   -  State Street Money Market Portfolio (the "Money Market Portfolio"); and

   - State Street U.S. Government Money Market Portfolio (the "U.S. Government Money Market Portfolio").

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

      The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the U.S. Government Money Market Portfolio are described below; the investment objectives, principal strategies, risks and portfolio holdings disclosure policy of the Trust's other Portfolios are described separately. See Part B for a description of certain fundamental investment restrictions for the U.S. Government Money Market Portfolio.

SUMMARY

      Investment Objective. The U.S. Government Money Market Portfolio's investment objective is to maximize current income, to the extent consistent with the preservation of capital and liquidity and the maintenance of a stable $1.00 per share net asset value ("NAV"), by investing in obligations of the U.S. Government or its instrumentalities with remaining maturities of one year or less.

      Principal Investment Strategies. The U.S. Government Money Market Portfolio attempts to meet its investment objective by investing under normal circumstances substantially all of its assets in obligations issued or guaranteed as to principal and interest by the U.S. Government or its agencies or instrumentalities ("U.S. Government Securities") or in repurchase agreements secured by such instruments, but in no event less than 80% under normal market conditions. Interestholders will receive 60 days' notice prior to changing the 80% investment policy. SSgA Funds Management, Inc. (the "Adviser"), a subsidiary of State Street Corporation, bases its investment decisions on the relative attractiveness of different money market investments which can vary depending on the general level of interest rates as well as supply/demand imbalances in the market. There are risks associated with these instruments, which are described in the section called Principal Risks of investing in the U.S. Government Money Market Portfolio.

Principal risks of investing in the U.S. Government Money Market Portfolio

- Money Market Risk. The risk that the U.S. Government Money Market Portfolio will not be able to maintain a NAV per share of $1.00 at all times. Although the U.S. Government Money Market Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

- Interest Rate Risk. The risk that during periods of rising interest rates, the U.S. Government Money Market Portfolio's yield will tend to be lower than prevailing market rates; in periods of falling interest rates, the U.S. Government Money Market Portfolio's yield will tend to be higher than prevailing market rates.

- Government Securities Risk. The risk that the U.S. Government will not provide financial support to U.S. Government agencies, instrumentalities or sponsored enterprises if it is not obligated to do so by law. Because the U.S. Government Money Market Portfolio may be 100% invested in U.S. Government securities, its return may be less than a fund which can invest without limitation in all types of securities.

- Management Strategy Risk. The risk that a strategy used by the Adviser may fail to produce the intended results.

- Liquidity Risk. The risk that the U.S. Government Money Market Portfolio will be unable to pay proceeds within the time period stated in this prospectus because of unusual market conditions, an unusually high volume of redemption requests, or other reasons.

- Fixed-Income Securities Risk. Risks associated with fixed-income securities include, but are not limited to, interest rate risk, credit risk and call/extension risk. Credit risk involves the risk that the issuer could default on its obligations, and the U.S. Government Money Market Portfolio will not recover its investment. Call risk and extension risk are normally present in adjustable rate mortgage loans ("ARMs"), mortgage-backed securities and asset-backed securities.

THE U.S. GOVERNMENT MONEY MARKET PORTFOLIO MAY NOT ACHIEVE ITS OBJECTIVE AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIO. AN INVESTMENT IN THE U.S. GOVERNMENT MONEY MARKET PORTFOLIO IS NOT A DEPOSIT WITH A BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

U.S. Government securities. U.S. Government securities include U.S. Treasury bills, notes and bonds and other obligations issued or guaranteed as to interest and principal by the U.S. Government, its agencies or instrumentalities. Obligations issued or guaranteed as to interest and principal by the U.S. Government, its agencies or instrumentalities include securities that are supported by the full faith and credit of the United States Treasury, securities that are supported only by the right of the issuer to borrow from the United States Treasury, by the discretionary authority of the U.S. Government agency or instrumentality, and securities supported solely by the creditworthiness of the issuer.

Portfolio Maturity. A money market fund must limit its investments to securities with remaining maturities determined in accordance with applicable Securities and Exchange Commission (the "SEC") regulations and must maintain a dollar-weighted average maturity of 90 days or less. The U.S. Government Money Market Portfolio will normally hold portfolio instruments to maturity, but may dispose of them prior to maturity if the Adviser finds it advantageous or necessary. Investing in short-term money market instruments will result in high portfolio turnover. Since the cost of these transactions is small, high turnover is not expected to adversely affect the U.S. Government Money Market Portfolio's price or yield.

Variable and Floating Rate Securities. The U.S. Government Money Market Portfolio may purchase variable and floating rate securities which are instruments issued or guaranteed by entities such as the: (1) U.S. Government, or an agency or instrumentality thereof, (2) corporations, (3) financial institutions or (4) insurance companies. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Variable rate obligations whose interest is readjusted no less frequently than annually will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate. The U.S. Government Money Market Portfolio may also purchase floating rate securities. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. Interest rates on these securities are ordinarily tied to, and are a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

      The Board of Trustees of the Trust is responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Board of Trustees may determine, the Adviser furnishes a continuing investment program for the U.S. Government Money Market Portfolio and makes investment decisions on its behalf.

      The Adviser, subject to the supervision of the Board of Trustees, is responsible for the investment management of the U.S. Government Money Market Portfolio. State Street Global Advisors ("SSgA") is the investment management group of State Street Corporation and includes the Adviser. SSgA is one of the world's largest institutional money managers, and uses quantitative and traditional techniques to manage more than $1.35 trillion as of December 31, 2004 in investment programs and portfolios for institutional and individual investors. The Adviser is registered with the SEC under the Investment Advisers Act of 1940, as amended ("Advisers Act") and serves as the adviser or sub-adviser for most of the U.S. registered investment company clients of SSgA. It had approximately $98 billion in assets under management at December 31, 2004. The Adviser's principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

      The Adviser places all orders for purchases and sales of the U.S. Government Money Market Portfolio's investments. In selecting broker-dealers, the Adviser may consider research and brokerage services furnished to it and its affiliates. Affiliates of the Adviser may receive brokerage commissions from the U.S. Government Money Market Portfolio in accordance with procedures adopted by the Board of Trustees under the Investment Company Act of 1940, as amended (the "1940 Act"), which require periodic review of these transactions.

ADMINISTRATOR

      State Street Bank and Trust Company is the administrator, custodian and transfer agent for the U.S. Government Money Market Portfolio.

ADVISORY FEE

      As compensation for the Adviser's services to the U.S. Government Money Market Portfolio, the Portfolio is obligated to pay a fee of 0.10% of the Portfolio's average daily net assets.

ITEM 6. INTERESTHOLDER INFORMATION

DETERMINATION OF NET ASSET VALUE

      The U.S. Government Money Market Portfolio's net asset value ("NAV") is calculated on each day the New York Stock Exchange (the "NYSE") is open for trading, at 3 p.m. Eastern time or the close of regular trading on the NYSE, whichever is earlier. The NAV is based on the value of the securities held in the U.S. Government Money Market Portfolio. If quotations are not readily available, the portfolio securities will be valued by methods approved by the Board of Trustees intended to reflect fair value.

      The U.S. Government Money Market Portfolio seeks to maintain a $1.00 per share NAV and, accordingly, uses the amortized cost valuation method to value its portfolio instruments. The amortized cost valuation method initially prices an instrument at its cost and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.

PURCHASING BENEFICIAL INTERESTS

      The U.S. Government Money Market Portfolio issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are "accredited investors" within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the U.S. Government Money Market Portfolio.

      Investors pay no sales load to invest in the U.S. Government Money Market Portfolio. The price for U.S. Government Money Market Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by the Portfolio.

      The minimum initial investment in the U.S. Government Money Market Portfolio is $25 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. The U.S. Government Money Market Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank) or securities ("in-kind") acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The U.S. Government Money Market Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

      In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity who applies to open an account. For this reason, when you open (or change ownership) of an account, the Trust will request certain information, including your name, address and taxpayer identification number which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

REDEEMING BENEFICIAL INTERESTS

      An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a withdrawal request, in proper form, to the U.S. Government Money Market Portfolio. The U.S. Government Money Market Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in securities at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) The U.S. Government Money Market Portfolio will normally redeem in-kind to the investor at the discretion of the Adviser. Investments in the U.S. Government Money Market Portfolio may not be transferred. The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

POLICIES TO PREVENT MARKET TIMING

      Frequent purchases and redemptions of Portfolio interests may present risks for other interestholders of the Portfolio, which may include, among other things, interference in the efficient management of the Portfolio's portfolio, increased brokerage and administrative costs and forcing the Portfolio to hold excess levels of cash.

      The Trust's Board of Trustees has adopted policies and procedures designed to detect and prevent inappropriate short-term trading activity that is harmful to the Portfolio. Because most of the interests in the Portfolio are held by investors indirectly through one or more financial intermediaries, the Portfolio does not generally have information about the identity of those investors or about transactions effected by those investors. Rather, the Trust and its service providers periodically review cash inflows and outflows from and to those intermediaries in an attempt to detect inappropriate trading activity by investors holding shares through those intermediaries. The Trust may not be able to determine whether trading by an investor holding shares through a financial intermediary is engaged in trading activity in the Portfolio's interests that may be harmful to the Portfolio or its interestholders. There is no assurance that, even if inappropriate trading activity is discovered, it will be discontinued or prohibited.

      The Portfolio reserves the right in its discretion to reject any purchase, in whole or in part including, without limitation, by a person whose trading activity in Portfolio interests the Adviser believes could be harmful to the Portfolio. The Portfolio may decide to restrict purchase and sale activity in its interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolio, the Adviser or State Street will identify all frequent purchase and sale activity affecting the Portfolio.

TAX CONSIDERATIONS

      The U.S. Government Money Market Portfolio does not expect to be subject to any income tax, as it has been determined that it will be properly treated as a partnership for federal and state income tax purposes. Each investor in the U.S. Government Money Market Portfolio, however, will be taxable on its allocable share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. Depending on the tax rules in the state in which an investor resides, a portion of the allocable share of the U.S. Government Money Market Portfolio's income earned by the Portfolio attributable to direct obligations of the U.S. Treasury and certain agencies may be exempt from state and local taxes.

      The U.S. Government Money Market Portfolio expects to manage its assets and income in such a way that a feeder will meet the requirements of Sections 851(b)(2), 851(b)(3)(A) and (B), and 853(a)(1) of the Code.

ITEM 7. DISTRIBUTION ARRANGEMENTS

Not applicable.

PART B

                            STATE STREET MASTER FUNDS
                                  (THE "TRUST")

                                  P.O. BOX 5049
                           BOSTON, MASSACHUSETTS 02206
                                 (617) 662-3909

                                 April 29, 2005

ITEM 9. COVER PAGE AND TABLE OF CONTENTS

This Statement of Additional Information (the "SAI") dated April 29, 2005 relates to the prospectuses dated April 29, 2005 (the "Prospectuses") for the State Street Equity 500 Index Portfolio, State Street Equity 400 Index Portfolio, State Street Equity 2000 Index Portfolio, State Street MSCI EAFE Index Portfolio, State Street Aggregate Bond Index Portfolio, State Street Money Market Portfolio and State Street U.S. Government Money Market Portfolio.

The SAI is not a prospectus and should be read in conjunction with the Prospectuses, which may be obtained by telephoning or writing the Trust at the number or address above.

The Trust's financial statements for the fiscal year ended December 31, 2004, including the independent registered public accounting firm report thereon, are included in the Trust's annual report and are incorporated into this SAI by reference. A copy of the Trust's annual report is available, without charge, upon request, by calling (collect calls are accepted) the number shown above.

TABLE OF CONTENTS                                                              PAGE
-----------------                                                              ----
Trust History.............................................................       2
Description of the Portfolios and their Investment Objectives,
  Strategies and Risks....................................................       2
Management of the Trust...................................................      16
Control Persons and Principal Holders of Securities.......................      19
Investment Advisory and Other Services....................................      20
Portfolio Managers........................................................      23
Brokerage Allocation and Other Practices..................................      24
Capital Stock and Other Securities........................................      25
Purchase, Redemption and Pricing of Beneficial Interests.................       25
Taxation of the Portfolio.................................................      26
Underwriters..............................................................      27
Calculation of Performance Data...........................................      27
Financial Statements......................................................      30
Appendix A - Ratings of Debt Instruments.................................       A-1
Appendix B - Trust's Proxy Voting Procedures............................        B-1
Appendix C - Adviser's Proxy Voting Procedures........................          C-1

ITEM 10. TRUST HISTORY

The Trust was organized as a trust under the laws of the Commonwealth of Massachusetts on July 27, 1999. The Trust contains the following diversified series:

   -  State Street Equity 500 Index Portfolio (the "Equity 500 Index
      Portfolio");

   -  State Street Equity 400 Index Portfolio (the "Equity 400 Index
      Portfolio");

   -  State Street Equity 2000 Index Portfolio (the "Equity 2000 Index
      Portfolio");

   - State Street MSCI(R) EAFE(R) Index Portfolio (the "MSCI EAFE Index Portfolio");

   - State Street Aggregate Bond Index Portfolio (the "Aggregate Bond Index Portfolio");

   -  State Street Money Market Portfolio (the "Money Market Portfolio"); and

   - State Street U.S. Government Money Market Portfolio (the "U.S. Government Money Market Portfolio").

The Equity 500 Index Portfolio, the Equity 400 Index Portfolio, the Equity 2000 Index Portfolio, the MSCI EAFE Index Portfolio and the Aggregate Bond Index Portfolio are referred to in the SAI as the "Index Portfolios." The Money Market Portfolio and the U.S. Government Money Market Portfolio are referred to in the SAI as the "Money Portfolios." The Index Portfolios together with the Money Portfolios are referred to in the SAI as the "Portfolios."

ITEM 11. DESCRIPTION OF PORTFOLIOS AND THEIR INVESTMENT OBJECTIVES, STRATEGIES AND RISKS

Each Part A contains information about the investment objective and policies of the respective Portfolios of the Trust. This Part B should only be read in conjunction with the Part A of the Portfolio or Portfolios in which you intend to invest. In addition to the principal investment strategies and the principal risks of a Portfolio described in Part A, the Portfolio may employ other investment practices and may be subject to additional risks, which are described below.

ADDITIONAL INFORMATION CONCERNING THE S&P 500 INDEX

The Equity 500 Index Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). S&P makes no representation or warranty, express or implied, to the owners of beneficial interests of the Equity 500 Index Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Equity 500 Index Portfolio particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Equity 500 Index Portfolio is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to the Portfolio. S&P has no obligation to take the needs of the Equity 500 Index Portfolio or the owners of beneficial interests of the Equity 500 Index Portfolio into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the price and number of interests of the Equity 500 Index Portfolio or the timing of the issuance or sale of beneficial interests of the Portfolio, or calculation of the equation by which interests of the Portfolio are redeemable for cash. S&P has no obligation or liability in connection with the administration, marketing or trading of interests of the Equity 500 Index Portfolio.

S&P does not guarantee the accuracy or the completeness of the S&P 500 Index or any data included therein, and S&P shall have no liability for any errors, omissions or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by the Equity 500 Index Portfolio, owners of beneficial interests of the Portfolio or any other person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

ADDITIONAL INFORMATION CONCERNING THE S&P 400 INDEX

The Equity 400 Index Portfolio is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of beneficial interests of the Equity 400 Index Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Portfolio particularly or the ability of the S&P 400 Index to track general stock market performance. S&P's only relationship to the Equity 400 Index Portfolio is the licensing of certain trademarks and trade names of S&P and of the S&P 400 Index, which is determined, composed and calculated by S&P without regard to the Portfolio. S&P has no obligation to take the needs of the Equity 400 Index Portfolio or the owners of beneficial interests of the Portfolio into consideration in determining, composing or calculating the S&P 400 Index. S&P is not responsible for and has not participated in the determination of the price and number of interests of the Equity 400 Index Portfolio or the timing of the issuance or sale of beneficial interests of the Portfolio, or calculation of the equation by which interests of the Portfolio are redeemable for cash. S&P has no obligation or liability in connection with the administration, marketing or trading of interests of the Equity 400 Index Portfolio.

S&P does not guarantee the accuracy or the completeness of the S&P 400 Index or any data included therein, and S&P shall have no liability for any errors, omissions or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by the Equity 400 Index Portfolio, owners of beneficial interests of the Portfolio or any other person or entity from the use of the S&P 400 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 400 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

ADDITIONAL INFORMATION CONCERNING THE RUSSELL 2000 INDEX

The Equity 2000 Index Portfolio is not sponsored, endorsed, promoted by, or in any way affiliated with Frank Russell Company ("Russell"). Russell is not responsible for and has not reviewed the Equity 2000 Index Portfolio or any associated literature or publications, and Russell makes no representation or warranty, express or implied, as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index. Russell has no obligation to take the needs of any particular fund or its participants or any other product or person into consideration in determining, composing or calculating the Russell 2000 Index. Russell's publication of the Index in no way suggests or implies an opinion by Russell as to the attractiveness or appropriateness of investment in any or all securities upon which the Index is based. Russell makes no representation, warranty or guarantee as to the accuracy, completeness, reliability, or otherwise of the Russell 2000 Index or any data included in the Index. Russell makes no representation or warranty regarding the use, or the results of use, of the Russell 2000 Index or any data included therein, or any security (or combination thereof) comprising the Index.

Russell makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Russell 2000 Index or any data or any security (or combination thereof) included therein.

ADDITIONAL INFORMATION CONCERNING THE MSCI EAFE INDEX

The MSCI EAFE Index Portfolio is not sponsored, endorsed, sold or promoted by MSCI or any affiliate of MSCI. Neither MSCI, any of its affiliates nor any other party involved in making or compiling the MSCI EAFE Index (the "EAFE Index") makes any representation or warranty, express or implied, to the owners of the MSCI EAFE Index Portfolio or any member of the public regarding the advisability of investing in funds generally or in the Portfolio particularly or the ability of the EAFE Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the EAFE Index which is determined, composed and calculated by MSCI without regard to the MSCI EAFE Index Portfolio or the issuer of this Portfolio. MSCI has no obligation to take the needs of the issuer of the Portfolio or the owners of the MSCI EAFE Index Portfolio into consideration in determining, composing or calculating the EAFE Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the MSCI EAFE Index Portfolio to be issued or in the determination or calculation of the equation by which the Portfolio is redeemable for cash. Neither MSCI, any of its affiliates nor any other party involved in making or compiling the EAFE Index has any obligation or liability to owners of the MSCI EAFE Index Portfolio in connection with the administration, marketing or trading of the Portfolio.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN MAKING OR COMPILING THE

EAFE INDEX GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN MAKING OR COMPILING THE EAFE INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS AND COUNTERPARTIES, OWNERS OF THE FUNDS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN MAKING OR COMPILING THE EAFE INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE INDEXES OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN MAKING OR COMPILING THE EAFE INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN MAKING OR COMPILING THE EAFE INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

ADDITIONAL INFORMATION CONCERNING THE LEHMAN BROTHERS AGGREGATE BOND INDEX (THE "LBAB INDEX")

The Aggregate Bond Index Portfolio is not sponsored, endorsed, sold or promoted by Lehman Brothers Holdings, Inc. (`Lehman Brothers"). Lehman Brothers makes no representation or warranty, express or implied, to the owners of beneficial interests of the Aggregate Bond Index Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Aggregate Bond Index Portfolio particularly or the ability of the LBAB Index to track general performance. Lehman Brothers' only relationship to the Aggregate Bond Index Portfolio is the licensing of certain trademarks and trade names of Lehman Brothers and of the LBAB Index, which is determined, composed and calculated by Lehman Brothers without regard to the Portfolio. Lehman Brothers has no obligation to take the needs of the Aggregate Bond Index Portfolio or the owners of beneficial interests of the Portfolio into consideration in determining, composing or calculating the LBAB Index. Lehman Brothers is not responsible for and has not participated in the determination of the price and number of beneficial interests of the Aggregate Bond Index Portfolio or the timing of the issuance of sale of beneficial interests of the Portfolio. Lehman Brothers has no obligation or liability in connection with the administration, marketing or trading of the Aggregate Bond Index Portfolio.

Lehman Brothers does not guarantee the accuracy or the completeness of the LBAB Index or any data included therein, and Lehman Brothers shall have no liability for any errors, omissions or interruptions therein. Lehman Brothers makes no warranty, express or implied, as to results to be obtained by the Aggregate Bond Index Portfolio, owners of beneficial interests of the Portfolio or any other person or entity from the use of the LBAB Index or any data included therein. Lehman Brothers makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the LBAB Index or any data included therein. Without limiting any of the foregoing, in no event shall Lehman Brothers have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

ADDITIONAL INVESTMENTS AND RISKS

To the extent consistent with its investment objective and restrictions, each Portfolio may invest in the following instruments and use the following investment techniques.

CASH RESERVES

Each Index Portfolio may hold portions of its assets in short-term debt instruments with remaining maturities of 397 days or less pending investment or to meet anticipated redemptions and day-to-day operating expenses. Short-term debt instruments consist of: (i) short-term obligations of the U.S. Government, its agencies, instrumentalities, authorities or political subdivisions; (ii) other short-term debt securities rated at the time of purchase Aa or higher by Moody's Investors Service, Inc. ("Moody's") or AA or higher by Standard & Poor's Rating Group ("S&P") or, if unrated, of comparable quality in the opinion of SSgA Funds Management, Inc. (the "Adviser"); (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and bankers' acceptances; and (v) repurchase agreements. At the time an Index Portfolio invests in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer's parent must have outstanding debt rated Aa or higher by Moody's or AA or higher by S&P or outstanding commercial paper or bank obligations rated Prime-1 by Moody's or A-1 by S&P or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Adviser. To the extent that an Index Portfolio holds the foregoing instruments its ability to track its corresponding Index may be adversely affected. See Appendix A for more information on the ratings of debt instruments.

FUTURES CONTRACTS AND OPTIONS ON FUTURES

Each Index Portfolio may enter into futures contracts on securities in which it may invest or on indices comprised of such securities and may purchase and write call and put options on such contracts.

A financial futures contract is a contract to buy or sell a specified quantity of financial instruments such as U.S. Treasury bills, notes and bonds at a specified future date at a price agreed upon when the contract is made. An index futures contract is a contract to buy or sell specified units of an index at a specified future date at a price agreed upon when the contract is made. The value of a unit is based on the current value of the index. Under such contracts no delivery of the actual securities making up the index takes place. Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net of variation margin previously paid.

Substantially all futures contracts are closed out before settlement date or called for cash settlement. A futures contract is closed out by buying or selling an identical offsetting futures contract. Upon entering into a futures contract, an Index Portfolio is required to deposit an initial margin with State Street Bank and Trust Company ("State Street"), the Trust's custodian, for the benefit of the futures broker. The initial margin serves as a "good faith" deposit that an Index Portfolio will honor its futures commitments. Subsequent payments (called "variation margin") to and from the broker are made on a daily basis as the price of the underlying investment fluctuates.

Options on futures contracts give the purchaser the right to assume a position in a futures contract at a specified price at any time before expiration of the option. Each Index Portfolio will not commit more than 5% of the market value of its total assets to initial margin deposits on futures and premiums paid for options on futures.

ILLIQUID SECURITIES

Each Portfolio may invest in illiquid securities. Each Index Portfolio will invest no more than 15% of its net assets, and each Money Portfolio will invest no more than 10% of its net assets, in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days' duration. The absence of a regular trading market for illiquid securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.

LENDING OF PORTFOLIO SECURITIES

Each Index Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations in amounts up to 33 1/3% of the total value of its assets. Any such loan must be continuously secured by collateral in cash or cash equivalents maintained on a current basis in an amount at least equal to the market value of the securities loaned by an Index Portfolio. An Index Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned, and would receive an additional return that may be in the form of a fixed fee or a percentage of the collateral. An Index Portfolio would have the right to call the loan and obtain the securities loaned at any time on notice of not more than five business days. In the event of bankruptcy or other default of the borrower, an Index Portfolio could experience both delays in liquidating the loan collateral or recovering the loaned securities and losses including (a) possible decline in the value of collateral or in the value of the securities loaned during the period while the Portfolio seeks to enforce its rights thereto, (b) possible sub-normal levels of income and lack of access to income during this period, and (c) expenses of enforcing its rights.

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OPTIONS ON SECURITIES AND SECURITIES INDICES

Each Index Portfolio may purchase or sell options on securities in which it may invest and on indices that are comprised of securities in which it may invest, subject to the limitations set forth above and provided such options are traded on a national securities exchange or in the over-the-counter market. Options on securities indices are similar to options on securities except there is no transfer of a security and settlement is in cash. A call option on a securities index grants the purchaser of the call, for a premium paid to the seller, the right to receive in cash an amount equal to the difference between the closing value of the index and the exercise price of the option times a multiplier established by the exchange upon which the option is traded. Typically, a call option will be profitable to the holder of the option if the value of the security or the index increases during the term of the option; a put option will be valuable if the value of the security or the index decreases during the term of the option. The Index Portfolios may also invest in warrants, which entitle the holder to buy equity securities at a specific price for a specific period of time.

PURCHASE OF OTHER INVESTMENT COMPANY FUNDS

Each Portfolio may, to the extent permitted under the Investment Company Act of 1940, as amended (the "1940 Act") and exemptive rules and orders thereunder, invest in shares of other investment companies which invest exclusively in money market instruments or in investment companies with investment policies and objectives which are substantially similar to the Portfolio's. These investments may be made temporarily, for example, to invest uncommitted cash balances or, in limited circumstances, to assist in meeting interestholder redemptions.

REPURCHASE AGREEMENTS

Each Portfolio may enter into repurchase agreements with banks and other financial institutions, such as broker-dealers. In substance, a repurchase agreement is a loan for which the Portfolio receives securities as collateral. Under a repurchase agreement, the Portfolio purchases securities from a financial institution that agrees to repurchase the securities at the Portfolio's original purchase price plus interest within a specified time (normally one business day). The Portfolio will limit repurchase transactions to those member banks of the Federal Reserve System and broker-dealers whose creditworthiness the Adviser considers satisfactory. Should the counterparty to a transaction fail financially, the Portfolio may encounter delay and incur costs before being able to sell the securities, or may be prevented from realizing on the securities. Further, the amount realized upon the sale of the securities may be less than that necessary to fully compensate the Portfolio.

SECTION 4(2) COMMERCIAL PAPER

Each Portfolio may also invest in commercial paper issued in reliance on the so-called private placement exemption from registration afforded by Section 4(2) ("Section 4(2) paper") of the Securities Act of 1933, as amended ("1933 Act").
Section 4(2) paper is restricted as to disposition under the federal securities laws and generally is sold to institutional investors that agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) paper normally is resold to other institutional investors like the Portfolios through or with the assistance of the issuer or investment dealers that make a market in
Section 4(2) paper. Section 4(2) paper will not be subject to a Portfolio's percentage limitations on illiquid securities when the Adviser (pursuant to guidelines adopted by the Board) determines that a liquid trading market exists.

U.S. GOVERNMENT SECURITIES

Each Portfolio may purchase U.S. Government securities. The types of U.S. Government obligations in which each Portfolio may at times invest include: (1) a variety of U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance; and (2) obligations issued or guaranteed by U.S. Government agencies and instrumentalities which are supported by any of the following: (a) the full faith and credit of the U.S. Treasury, (b) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (c) discretionary authority of the U.S. Government agency or instrumentality, or (d) the credit of the instrumentality (examples of agencies and instrumentalities are: Federal Land Banks, Federal Housing Administration, Federal Farm Credit Bank, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration,

Maritime Administration, Tennessee Development Bank, Asian-American Development Bank, International Bank for Reconstruction and Development and Federal National Mortgage Association). No assurance can be given that in the future the U.S. Government will provide financial support to such U.S. Government agencies or instrumentalities described in (2)(b), (2)(c) and (2)(d), other than as set forth above, since it is not obligated to do so by law.

Each Money Portfolio may purchase U.S. Government obligations on a forward commitment basis. The Money Portfolios may also purchase Treasury Inflation-Protection Securities, a type of inflation-indexed Treasury security. Treasury Inflation Protected Securities provide for semiannual payments of interest and a payment of principal at maturity which are adjusted for changes in the Consumer Price Index for All Urban Consumers ("CPI-U").

WHEN-ISSUED SECURITIES

Each Portfolio may purchase securities on a when-issued basis. Delivery of and payment for these securities may take place as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period, and no income accrues to the Portfolio until settlement takes place. The Portfolio segregates liquid securities in an amount at least equal to these commitments. For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market. If the market value of such securities declines, additional cash or securities will be segregated on the Portfolio's records on a daily basis so that the market value of the account will equal the amount of such commitments by the Portfolio. When entering into a when-issued transaction, the Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged. The Money Portfolios will not invest more than 25% of their respective net assets in when-issued securities.

Securities purchased on a when-issued basis and held by a Portfolio are subject to changes in market value based upon the public's perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates -- i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise. Therefore, if in order to achieve higher interest income a Portfolio remains substantially fully invested at the same time that it has purchased securities on a "when-issued" basis, there will be a greater possibility of fluctuation in the Portfolio's net asset value ("NAV").

When payment for when-issued securities is due, a Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally expect to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio's payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.

REVERSE REPURCHASE AGREEMENTS

The MSCI EAFE Index Portfolio, the Aggregate Bond Index Portfolio and the Money Portfolios may enter into reverse repurchase agreements under the circumstances described in "Investment Restrictions." In substance, a reverse repurchase agreement is a borrowing for which the Portfolio provides securities as collateral. Under a reverse repurchase agreement, the Portfolio sells portfolio securities to a financial institution in return for cash in an amount equal to a percentage of the portfolio securities' market value and agrees to repurchase the securities at a future date at a prescribed repurchase price equal to the amount of cash originally received plus interest on such amount. A Portfolio retains the right to receive interest and principal payments with respect to the securities while they are in the possession of the financial institutions. Cash or liquid high quality debt obligations from a Portfolio's portfolio equal in value to the repurchase price including any accrued interest will be segregated by the Portfolio's custodian on the Portfolio's records while a reverse repurchase agreement is in effect. Reverse repurchase agreements involve the risk that the market value of securities sold by a Portfolio may decline below the price at which it is obligated to repurchase the securities. Reverse repurchase agreements also involve a risk of default by the counterparty, which may adversely affect a Portfolio's ability to reacquire the underlying securities.

TOTAL RETURN SWAPS

The MSCI EAFE Index Portfolio and the Aggregate Bond Index Portfolio may contract with a counterparty to pay a stream of cash flows and receive the total return of an index or a security for purposes of attempting to obtain a particular desired return at a lower cost to the Portfolio than if the Portfolio had invested directly in an instrument that yielded that desired return. A Portfolio's return on a swap will depend on the ability of its counterparty to perform its obligations under the swap. The Adviser will cause the Portfolio to enter into swap agreements only with counterparties that would be eligible for consideration as repurchase agreement counterparties under the Portfolio's repurchase agreement guidelines.

AMERICAN DEPOSITARY RECEIPTS AND EUROPEAN DEPOSITARY RECEIPTS

The MSCI EAFE Index Portfolio may purchase American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs") of foreign corporations represented in the Portfolio's Index.

Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs are issued by European financial institutions for trading primarily in European securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. Generally, depositary receipts in registered form are designed for use in the U.S. securities market and depositary receipts in bearer form are designed for use in securities markets outside the United States. Depositary receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. Depositary receipts may be issued pursuant to sponsored or unsponsored programs. In sponsored programs, an issuer has made arrangements to have its securities traded in the form of depositary receipts. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program. Accordingly, there may be less information available regarding issuers of securities underlying unsponsored programs and there may not be a correlation between such information and the market value of the depositary receipts. Depositary receipts also involve the risks of other investments in foreign securities.

ADRs represent the right to receive securities of foreign issuers deposited in a domestic bank or a correspondent bank. However, by investing in ADRs rather than directly in a foreign issuer's stock, the Portfolio can avoid currency risks during the settlement period for either purchases or sales. In general, there is a large liquid market in the U.S. for many ADRs. The information available for ADRs is subject to the accounting, auditing and financial reporting standards of the domestic market or exchange on which they are traded, which standards are more uniform and more exacting than those to which many foreign issuers are subject. For purposes of the Portfolio's investment policies, the Portfolio's investments in ADRs, EDRs, and similar instruments will be deemed to be investments in the equity securities representing securities of foreign issuers to which they relate.

FOREIGN CURRENCY EXCHANGE CONTRACTS

The MSCI EAFE Index Portfolio may invest in foreign currency exchange contracts. The Portfolio has the authority to deal in forward foreign currency exchange contracts (including those involving the U.S. dollar). This is accomplished through individually negotiated contractual agreements to purchase or to sell a specified currency at a specified future date and price set at the time of the contract. The Portfolio's dealings in forward foreign currency exchange contracts may be with respect to a specific purchase or sale of a security or with respect to its portfolio positions generally.

FOREIGN SECURITIES

The MSCI EAFE Index Portfolio may invest in securities of foreign issuers. Investments in foreign securities involve risks of companies and governments of foreign nations, which are in addition to the usual risks inherent in domestic investments. There may be less publicly available information about foreign companies comparable to the reports and ratings published regarding U.S. companies. Foreign companies are not generally subject to uniform accounting, auditing and financial reporting standards, and auditing practices and requirements may not be comparable to those applicable to U.S. companies. Many foreign markets have substantially less volume than either the established domestic securities exchanges or the OTC markets. Securities of some foreign companies are less liquid and more volatile than securities of comparable U.S. companies. Commission rates in foreign countries, which may be fixed rather than subject to negotiation as in the U.S., are likely to be higher. In many foreign countries there is less government supervision and regulation of securities exchanges, brokers and listed companies than in the U.S., and capital requirements for brokerage firms are generally lower. Settlement of transactions in foreign securities may, in some instances, be subject to delays and related administrative uncertainties. The MSCI EAFE Index Portfolio endeavors to buy and sell foreign currencies on favorable terms. Price spreads on currency exchange (to cover service charges) may be incurred, particularly when the MSCI EAFE Index Portfolio changes investments from one country to another or when proceeds from the sale of shares in U.S. dollars are used for the purchase of securities in foreign countries.

The MSCI EAFE Index Portfolio may be affected either favorably or unfavorably by fluctuations in the relative rates of exchange between the currencies of different nations, exchange control regulations and indigenous economic and political developments.

ASSET-BACKED SECURITIES

The Aggregate Bond Index Portfolio and the Money Market Portfolio may invest in asset-backed securities. Asset-backed securities represent undivided fractional interests in pools of instruments, such as consumer loans, and are similar in structure to mortgage-related securities described below. Payments of principal and interest are passed through to holders of the securities and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guarantee by another entity or by priority to certain of the borrower's other securities. The degree of credit enhancement varies, generally applying only until exhausted and covering only a fraction of the security's par value. If the credit enhancement of an asset-backed security held by a Portfolio has been exhausted, and if any required payments of principal and interest are not made with respect to the underlying loans, the Portfolio may experience loss or delay in receiving payment and a decrease in the value of the security. Use of asset-backed securities will represent less than 5% of the Money Market Portfolio's total assets by issuer.

EURODOLLAR CERTIFICATES OF DEPOSIT ("ECDs"), EURODOLLAR TIME DEPOSITS ("ETDs") AND YANKEE CERTIFICATES OF DEPOSIT ("YCDs")

The Aggregate Bond Index Portfolio and the Money Portfolios may invest in ECDs, ETDs and YCDs. ECDs and ETDs are U.S. dollar denominated certificates of deposit issued by foreign branches of domestic banks and foreign banks. YCDs are U.S. dollar denominated certificates of deposit issued by U.S. branches of foreign banks.

Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements. Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.

FORWARD COMMITMENTS

The Aggregate Bond Index Portfolio and the Money Portfolios may contract to purchase securities for a fixed price at a future date beyond customary settlement time. When effecting such transactions, cash or marketable securities held by a Portfolio of a dollar amount sufficient to make payment for the portfolio securities to be purchased will be segregated on a Portfolio's records at the trade date and maintained until the transaction is settled. The failure of the other party to complete the transaction may cause the Portfolio to miss an advantageous price or yield. Forward commitments involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, or if the other party fails to complete the transaction.

INTEREST RATE SWAPS

The Aggregate Bond Index Portfolio may enter into interest rate swap transactions with respect to any security it is entitled to hold. Interest rate swaps involve the exchange by the Portfolio with another party of their respective rights to receive interest, e.g., an exchange of floating rate payments for fixed rate payments. The Portfolio expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. The Portfolio intends to use these transactions as a hedge and not as a speculative investment.

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INVESTMENT-GRADE BONDS

The Aggregate Bond Index Portfolio and the Money Market Portfolio may invest in corporate notes and bonds that are rated investment-grade by a Nationally Recognized Statistical Rating Organization ("NRSRO") or, if unrated, are determined by the Adviser to be of comparable quality. Investment-grade securities include securities rated Baa by Moody's or BBB- by S&P (and securities of comparable quality), which have speculative characteristics.

MORTGAGE-RELATED SECURITIES

The Aggregate Bond Index Portfolio and the Money Portfolios may invest in mortgage pass-through certificates. Mortgage pass-through certificates are issued by governmental, government-related and private organizations and are backed by pools of mortgage loans. These mortgage loans are made by savings and loan associations, mortgage bankers, commercial banks and other lenders to home buyers throughout the United States. The securities are "pass-through" securities because they provide investors with monthly payments of principal and interest that, in effect, are a "pass-through" of the monthly payments made by the individual borrowers on the underlying mortgage loans, net of any fees paid to the issuer or guarantor of the pass-through certificates. The principal governmental issuer of such securities is the Government National Mortgage Association ("GNMA"), which is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. Government-related issuers include the Federal Home Loan Mortgage Corporation ("FHLMC"), which is a shareholder-owned government-sponsored enterprise established by Congress, and the Federal National Mortgage Association ("FNMA"), a government sponsored corporation owned entirely by private stockholders. Commercial banks, savings and loan associations, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators of the underlying mortgage loans as well as the guarantors of the mortgage-related securities.

1. GNMA Mortgage Pass-Through Certificates ("Ginnie Maes"). Ginnie Maes represent an undivided interest in a pool of mortgage loans that are insured by the Federal Housing Administration or the Farmers Home Administration or guaranteed by the Veterans Administration. Ginnie Maes entitle the holder to receive all payments (including prepayments) of principal and interest owed by the individual mortgagors, net of fees paid to GNMA and to the issuer which assembles the loan pool and passes through the monthly mortgage payments to the certificate holders (typically, a mortgage banking firm), regardless of whether the individual mortgagor actually makes the payment. Because payments are made to certificate holders regardless of whether payments are actually received on the underlying loans, Ginnie Maes are of the "modified pass-through" mortgage certificate type. GNMA is authorized to guarantee the timely payment of principal and interest on the Ginnie Maes as securities backed by an eligible pool of mortgage loans. The GNMA guaranty is backed by the full faith and credit of the United States, and GNMA has unlimited authority to borrow funds from the U.S. Treasury to make payments under the guaranty. The market for Ginnie Maes is highly liquid because of the size of the market and the active participation in the secondary market by securities dealers and a variety of investors.

2. FHLMC Mortgage Participation Certificates ("Freddie Macs"). Freddie Macs represent interests in groups of specified first lien residential conventional mortgage loans underwritten and owned by FHLMC. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. In cases where FHLMC has not guaranteed timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying loan, but in no event later than one year after it becomes payable. Freddie Macs are not guaranteed by the United States or by any of the Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. The secondary market for Freddie Macs is highly liquid because of the size of the market and the active participation in the secondary market by FHLMC, securities dealers and a variety of investors.

3. FNMA Guaranteed Mortgage Pass-Through Certificates ("Fannie Maes"). Fannie Maes represent an undivided interest in a pool of conventional mortgage loans secured by first mortgages or deeds of trust, on one-family to four-family residential properties. FNMA is obligated to distribute scheduled monthly installments of principal and interest on the loans in the pool, whether or not received, plus full principal of any foreclosed or otherwise liquidated loans. The obligation of FNMA under its guaranty is solely the obligation of FNMA and is not backed by, nor entitled to, the full faith and credit of the United States.

The market value of mortgage-related securities depends on, among other things, the level of interest rates, the certificates' coupon rates and the payment history of the underlying borrowers.

Although the mortgage loans in a pool underlying a mortgage pass-through certificate will have maturities of up to 30 years, the average life of a mortgage pass-through certificate will be substantially less because the loans will be subject to normal principal amortization and also may be prepaid prior to maturity. Prepayment rates vary widely and may be affected by changes in mortgage interest rates. In periods of falling interest rates, the rate of prepayment on higher interest rate mortgages tends to increase, thereby shortening the actual average life of the mortgage pass-through certificate. Conversely, when interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the average life of the mortgage pass-through certificate. Accordingly, it is not possible to predict accurately the average life of a particular pool. Reinvestment of prepayments may occur at higher or lower rates than the original yield on the certificates. Due to the prepayment feature and the need to reinvest prepayments of principal at current rates, mortgage pass-through certificates with underlying loans bearing interest rates in excess of the market rate can be less effective than typical noncallable bonds with similar maturities at "locking in" yields during periods of declining interest rates, although they may have comparable risks of declining in value during periods of rising interest rates.

MORTGAGE-BACKED SECURITY ROLLS

The Aggregate Bond Index Portfolio may enter into "forward roll" transactions with respect to mortgage-backed securities issued by GNMA, FNMA or FHLMC. In a forward roll transaction, the Portfolio will sell a mortgage security to a dealer or other permitted entity and simultaneously agree to repurchase a similar security from the institution at a later date at an agreed upon price. The mortgage securities that are repurchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. There are two primary risks associated with the roll market for mortgage-backed securities. First, the value and safety of the roll depends entirely upon the counterparty's ability to redeliver the security at the termination of the roll. Therefore, the counterparty to a roll must meet the same credit criteria as the Portfolio's repurchase agreement counterparties. Second, the security which is redelivered at the end of the roll period must be substantially the same as the initial security, i.e., it must have the same coupon, be issued by the same agency and be of the same type, have the same original stated term to maturity, be priced to result in similar market yields and must be "good delivery." Within these parameters, however, the actual pools that are redelivered could be less desirable than those originally rolled, especially with respect to prepayment characteristics.

VARIABLE AND FLOATING RATE SECURITIES

The Aggregate Bond Index Portfolio and the Money Portfolios may invest in variable and floating rate securities. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and are a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed income obligations. Thus, investing in variable and floating rate securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. Variable rate obligations whose interest is readjusted no less frequently than annually will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate.

ZERO COUPON SECURITIES

The Aggregate Bond Index Portfolio and the Money Portfolios may invest in zero coupon securities. Zero coupon securities are notes, bonds and debentures that:
(1) do not pay current interest and are issued at a substantial discount from par value; (2) have been stripped of their unmatured interest coupons and receipts; or (3) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts. Generally, changes in interest rates will have a greater impact on the market value of a zero coupon security than on the market value of the comparable securities that pay interest periodically during the life of the instrument. In order to satisfy a requirement for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"), the Aggregate Bond Index Portfolio and the Money Portfolios must distribute at least 90% of its net investment income, including the original issue discount accrued on zero coupon bonds. Because the Aggregate Bond Index Portfolio and the Money Portfolios will not receive cash payments on a current basis from the issuer in respect of accrued original discount, the Portfolios may have to distribute cash obtained from other sources in order to satisfy the 90% distribution requirement. Such cash might be obtained from selling other portfolio holdings of the Aggregate Bond Index Portfolio and the Money Portfolios. In some circumstances such sales might be necessary in order to satisfy cash distribution requirements even though investment considerations might otherwise make it undesirable for the Aggregate Bond Index Portfolio and the Money Portfolios to sell such securities at such time.

The Money Portfolios may invest no more than 25% of their respective total assets in stripped securities that have been stripped by their holder, typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts ("TIGRS") and Certificates of Accrual on Treasuries ("CATS"). Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on U.S. Treasury obligations which they represent is so guaranteed.

VARIABLE AMOUNT MASTER DEMAND NOTES

The Money Portfolios may invest in variable amount master demand notes which are unsecured obligations that are redeemable upon demand and are typically unrated. These instruments are issued pursuant to written agreements between their issuers and holders. The agreements permit the holders to increase (subject to an agreed maximum) and the holders and issuers to decrease the principal amount of the notes, and specify that the rate of interest payable on the principal fluctuates according to an agreed formula. Generally, changes in interest rates will have a smaller effect on the market value of these securities than on the market value of comparable fixed income obligations. Thus, investing in these securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. There may be no active secondary market with respect to a particular variable rate instrument.

INVESTMENT RESTRICTIONS

The Trust has adopted the following restrictions applicable to the Index Portfolios, which may not be changed without the affirmative vote of a "majority of the outstanding voting securities" of a Portfolio, which is defined in the 1940 Act, to mean the affirmative vote of the lesser of (1) more than 50% of the outstanding interests of the Portfolio and (2) 67% or more of the interests present at a meeting if more than 50% of the outstanding interests are present at the meeting in person or by proxy.

Each Index Portfolio may not:

      (1) Borrow more than 33 1/3% of the value of its total assets less all liabilities and indebtedness (other than such borrowings).

      (2) Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under certain federal securities laws.

      (3) Purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, securities which are secured by interests in real estate, and securities which represent interests in real estate, and it may acquire and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of debt obligations secured by real estate or interests therein.

      (4) Purchase or sell commodities or commodity contracts, except that it may purchase and sell financial futures contracts and options and may enter into foreign exchange contracts and other financial transactions not involving the direct purchase or sale of physical commodities.

      (5) Make loans, except by purchase of debt obligations in which the Portfolio may invest consistent with its investment policies, by entering into repurchase agreements, or by lending its portfolio securities.

      (6) With respect to 75% of its total assets, invest in the securities of any issuer if, immediately after such investment, more than 5% of the total assets of the Portfolio (taken at current value) would be invested in the securities of such issuer; provided that this limitation does not apply to obligations issued or guaranteed as to interest or principal by the U.S. Government or its agencies or instrumentalities.

      (7) With respect to 75% of its total assets, acquire more than 10% of the outstanding voting securities of any issuer.

      (8) Purchase securities (other than securities of the U.S. Government, its agencies or instrumentalities) if, as a result of such purchase, more than 25% of the Portfolio's total assets would be invested in any one industry.

      (9) Issue any class of securities which is senior to the Portfolio's beneficial interests, to the extent prohibited by the 1940 Act.

In addition, it is contrary to each Index Portfolio's present policy, which may be changed without interestholder approval, to invest in (a) securities which are not readily marketable, (b) securities restricted as to resale (excluding securities determined by the Trustees of the Trust (or the person designated by the Trustees of the Trust to make such determinations) to be readily marketable), and (c) repurchase agreements maturing in more than seven days, if, as a result, more than 15% of the Index Portfolio's net assets (taken at current value) would be invested in securities described in (a), (b) and (c) above.

The Trust has also adopted the following fundamental investment policies, with respect to the Money Portfolios, which may not be changed without the approval of a majority of the shareholders of the respective Portfolio, as defined above. Each Money Portfolio will not:

      (1) Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry (other than the U.S. Government, its agencies and instrumentalities). Concentration may occur as a result of changes in the market value of portfolio securities, but may not result from investment. Foreign and domestic branches of U.S. and foreign banks are not considered a single industry for purposes of this restriction.

      (2) Borrow money, except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment), provided that borrowings do not exceed an amount equal to 33 1/3% of the current value of the Portfolio's assets taken at market value, less liabilities other than borrowings. If at any time the Portfolio's borrowings exceed this limitation due to a decline in net assets, such borrowings will within three days be reduced to the extent necessary to comply with this limitation. The Portfolio will not purchase investments once borrowed funds (including reverse repurchase agreements) exceed 5% of its total assets.

      (3) Pledge, mortgage or hypothecate its assets. However, the Portfolio may pledge securities having a market value (on a daily marked-to-market basis) at the time of the pledge not exceeding 33 1/3% of the value of the Portfolio's total assets to secure borrowings permitted by paragraph (2) above.

      (4) Invest in securities of any one issuer (other than securities issued by the U.S. Government, its agencies, and instrumentalities or securities issued by other investment companies), if immediately after and as a result of such investment the current market value of the Portfolio's holdings in the securities of such issuer exceeds 5% of the value of the Portfolio's assets and to not more than 10% of the outstanding voting securities of such issuer.

      (5) Make loans to any person or firm; provided, however, that the making of a loan shall not include: (i) the acquisition for investment of bonds, debentures, notes or other evidences of indebtedness of any corporation or government which are publicly distributed or of a type customarily purchased by institutional investors, or (ii) the entry into "repurchase agreements." The Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1/3% of the value of the Portfolio's total assets.

      (6) Invest more than 10% of its net assets in the aggregate, on an ongoing basis, in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days' duration.

      (7) Engage in the business of underwriting securities issued by others, except that the Portfolio will not be deemed to be an underwriter or to be underwriting on account of the purchase of securities subject to legal or contractual restrictions on disposition.

      (8) Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act.

The concentration policy of the Money Portfolios (as set forth in Investment Restriction No. 1, above) permits the Money Portfolios to invest, without limit, in bankers' acceptances, certificates of deposit and similar instruments issued by: (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Money Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks to the extent that the Adviser determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks. The Money Portfolios may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Money Portfolio's quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio's assets in such industry. To the extent these restrictions reflect matters of operating policy which may be changed without shareholder vote, these restrictions may be amended upon approval by the Board of Trustees and notice to shareholders. If a percentage restriction is adhered to at the time of investment, a subsequent increase or decrease in a percentage resulting from a change in the values of assets will not constitute a violation of that restriction, except as otherwise noted.

All percentage limitations on investments will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment. Except for the investment restrictions listed above as fundamental or to the extent designated as such in the Prospectus with respect to a Portfolio, the other investment policies described in this Statement or in the Prospectus are not fundamental and may be changed by approval of the Trustees.

DISCLOSURE OF PORTFOLIO HOLDINGS

Introduction

The Trust and the State Street Institutional Investment Trust (collectively, the "Trusts"), on behalf of each of their series (collectively, the "Funds"), have adopted a joint portfolio holdings disclosure policy (the "Policy").

The Trusts disclose to the general public the complete schedule of portfolio holdings of their respective Portfolios or Funds for the second and fourth fiscal quarters on Form N-CSR, and for the first and third fiscal quarters on Form N-Q by filing the applicable Form with the Securities and Exchange Commission (the "SEC").

General Policy

In general, the Policy provides that portfolio holdings may be disclosed by the Trusts on a selective basis only by an officer of the Trusts or a member of the Adviser's compliance department ("Authorizing Officer") where it is determined that (i) there is a legitimate business purpose for the information, (ii) recipients are subject to a duty of confidentiality, including a duty not to trade on the nonpublic information; and (iii) disclosure is in the best interests of Fund shareholders. The Authorizing Officer shall attempt to uncover any apparent conflict between the interests of Fund shareholders on the one hand and those of the Adviser, the Fund's underwriter and their affiliates on the other. For example, an Authorizing Officer may inquire whether a portfolio manager of a Fund has entered into any special arrangements with the requestor to share confidential portfolio holdings information in exchange for a substantial investment in the Funds or other products managed by the portfolio manager. Any potential conflicts between shareholders and affiliated persons of the Funds that arise as a result of a request for portfolio holdings information shall be evaluated by the Authorizing Officer in the best interests of shareholders.

The Policy provides that portfolio holdings information for the Funds may be made available more frequently and prior to its public availability in accordance with the foregoing to:

     1. Unaffiliated Service Providers. Various firms, such as pricing services, proxy voting services, financial printers, pricing information vendors, third parties that deliver analytical, statistical, or consulting services, and other unaffiliated third parties that provide services and may require portfolio holdings information to provide services to the Funds. The frequency with which portfolio holdings may be disclosed to an Unaffiliated Service Provider, and the length of the time delay, if any, between the date of the information and the date on which the information is disclosed to the Unaffiliated Service Provider, is determined based on the facts and circumstances surrounding the disclosure, including, without limitation, the nature of the portfolio holdings information to be disclosed, the risk of harm to the Funds and their shareholders, and the legitimate business purposes served by such disclosure. The frequency of disclosure to an Unaffiliated Service Provider varies and may be as frequent as daily, with no time delay. The Funds' contractual arrangements with many Unaffiliated Service Providers subject them to a duty of confidentiality. Each of the Funds' Unaffiliated Service Providers as of the date of this SAI for which the Funds may provide portfolio holdings information is identified in the Funds' Prospectus and this SAI; in addition, Bowne, Inc. (financial printer) and FT Interactive Data (pricing service) are Unaffiliated Service Providers.

     2. Ratings and Rankings Agencies. Organizations that publish ratings and/or rankings of the Funds. The table below sets forth the names of those organizations as of the date of this SAI to whom the Funds (or the Master Trust on behalf of the Funds) may provide portfolio holdings information on a monthly or quarterly basis within one to ten business days after the end of the period:

                             NAME
                             Bloomberg L.P.
                             Lipper Analytical Services
                             Moody's Investors Service
                             Morningstar, Inc.
                             Standard & Poor's Ratings Services
                             Thomson Financial

     3. Fund Affiliates and Fiduciaries. Various firms, such as (1) the Advisor, State Street and its affiliates (in their capacities as administrator, transfer agent and custodian) and the distributor to a Fund; and (2) an accounting firm, an auditing firm, or outside legal counsel retained by the Adviser, an affiliate of the Adviser, or a Fund. The frequency with which portfolio holdings may be disclosed to Fund Affiliates and Fiduciaries, and the length of the time delay, if any, between the date of the information and the date on which the information is disclosed to the Fund Affiliates and Fiduciaries, is determined based on the facts and circumstances surrounding the disclosure, including, without limitation, the nature of the portfolio holdings information to be disclosed, the risk of harm to the Funds and their shareholders, and the legitimate business purposes served by such disclosure. The frequency of disclosure to Fund Affiliates and Fiduciaries varies and may be as frequent as daily, with no lag.

     4. As Required by Law. Any party as required by applicable laws, rules, and regulations. Examples of such required disclosures include, but are not limited to, disclosure of Fund portfolio holdings (1) in a filing or submission with the SEC or another regulatory body (including, without limitation, filings by the Adviser and its affiliates on Schedules 13D, 13G and 13F), (2) upon the request of the SEC or another regulatory body, (3) in connection with a lawsuit, or
          (4) as required by court order.

     5. Waiver. Any other party, for a legitimate business purpose, upon waiver or exception, with the consent of the Trust's officers, which will be disclosed to the Board of Trustees no later than its next regularly scheduled quarterly meeting.

Prohibitions on Disclosure of Portfolio Holdings

The Policy provides that portfolio managers and other senior officers or spokespersons of the Adviser, State Street or the Trusts may disclose or confirm the ownership of any individual portfolio holding position to reporters, brokers, shareholders, consultants or other interested persons only if such information has been previously publicly disclosed in accordance with the Policy. For example, the Adviser may indicate that a Fund owns XYZ Company only if the Fund's ownership of such company has previously been publicly disclosed.

Additional Matters

None of the Funds, the Adviser, State Street or any other party may receive compensation or other consideration in connection with the disclosure of information about portfolio securities. The Trust's Board of Trustees has approved the Policy, and will review any material changes to the Policy, and will periodically review persons or entities receiving non-public disclosure.

ITEM 12. MANAGEMENT OF THE TRUST

The Trustees are responsible for generally overseeing the Trust's business. The following table provides biographical information with respect to each Trustee and officer of the Trust. As of April 29, 2005, none of the Trustees were considered to be an "interested person" of the Trust, as that term is defined in the 1940 Act (the "Independent Trustees").

                                                                                        NUMBER OF
                                                                                        FUNDS IN
                                                                                          FUND
  NAME, ADDRESS,       POSITION(S)     TERM OF OFFICE                                    COMPLEX           OTHER
AND DATE OF BIRTH      HELD WITH       AND LENGTH OF      PRINCIPAL OCCUPATION           OVERSEEN      DIRECTORSHIPS
    ("DOB")              TRUST          TIME SERVED      DURING PAST FIVE YEARS         BY TRUSTEE    HELD BY TRUSTEE
-----------------      -----------    ----------------   ----------------------         ----------    ---------------
INDEPENDENT
TRUSTEES

Michael F. Holland
Holland & Company,     Trustee and    Term: Indefinite   Chairman, Holland & Company        14           Trustee, State
LLC                    Chairman of                       L.L.C. (investment adviser)                     Street
375 Park Avenue        the Board                         (1995 - present).                               Institutional
New York, NY 10152                    Elected: 7/99                                                      Investment
                                                                                                         Trust;
DOB: July 7, 1944                                                                                        Director, the
                                                                                                         Holland Series
                                                                                                         Fund, Inc.; and
                                                                                                         Director, The
                                                                                                         China Fund, Inc.


William L. Boyan
State Street Master    Trustee        Term: Indefinite   Trustee of Old Mutual South        14           Trustee, State
Funds                                                    Africa Master Trust                             Street
P.O. Box 5049                                            (investments) (1995 - present);                 Institutional
Boston, MA 02206                      Elected: 7/99      Chairman emeritus, Children's                   Investment
                                                         Hospital (1984 - present);                      Trust; and
DOB: January 20, 1937                                    Director, Boston Plan For                       Trustee, Old
                                                         Excellence (non-profit) (1994 -                 Mutual South
                                                         present); President and Chief                   Africa Master
                                                         Operations Officer, John                        Trust
                                                         Hancock Mutual Life Insurance
                                                         Company (1959 - 1999).  Mr.
                                                         Boyan retired in 1999.

Rina K. Spence
7 Acacia Street        Trustee        Term: Indefinite   President of SpenceCare            14           Trustee, State
Cambridge, MA 02138                                      International LLC (1998 -                       Street
                                                         present); Member of the                         Institutional
DOB: October 24, 1948                 Elected: 7/99      Advisory Board, Ingenium Corp.                  Investment
                                                         (technology company) (2001 -                    Trust;
                                                         present); Chief Executive                       Director,
                                                         Officer, IEmily.com (internet                   Berkshire Life
                                                         company) (2000 - 2001); Chief                   Insurance Company
                                                         Executive Officer of Consensus                  of America; and

                                                                                          NUMBER OF
                                                                                           FUNDS IN
                                                                                             FUND
  NAME, ADDRESS,       POSITION(S)     TERM OF OFFICE                                      COMPLEX        OTHER
AND DATE OF BIRTH      HELD WITH       AND LENGTH OF       PRINCIPAL OCCUPATION           OVERSEEN      DIRECTORSHIPS
    ("DOB")              TRUST          TIME SERVED       DURING PAST FIVE YEARS         BY TRUSTEE    HELD BY TRUSTEE
-----------------      ----------     ----------------    ----------------------         ----------    ---------------
                                                          Pharmaceutical, Inc. (1998 -                    Director,
                                                          1999); Founder, President and                   IEmily.com
                                                          Chief Executive Officer of
                                                          Spence Center for Women's
                                                          Health (1994 - 1998); Trustee,
                                                          Eastern Enterprise (utilities)
                                                          (1988 - 2000).

Douglas T. Williams
State Street Master    Trustee        Term: Indefinite    Executive Vice President of        14           Trustee, State
Funds                                                     Chase Manhattan Bank (1987 -                    Street
P.O. Box 5049                                             1999).  Mr. Williams retired in                 Institutional
Boston, MA 02206                      Elected: 7/99       1999.                                           Investment
                                                                                                          Trust

DOB: December 23,
1940

OFFICERS:

James E. Ross                                                                                ------       ------
SSgA Funds             President      Term: Indefinite    Principal, SSgA Funds
Management, Inc.                                          Management, Inc. (2001-present);
State Street                                              Principal, State Street Global
Financial Center                      Elected: 4/05       Advisors (March 2000 to
One Lincoln Street                                        present); Vice President, State
Boston, MA 02111-2900                                     Street Bank and Trust Company
                                                          (1998-March 2000).
DOB:  June 24, 1965

Karen Gillogly                                                                               ------       ------
State Street Bank      Treasurer      Term: Indefinite    Vice President of State Street
and Trust Company                                         Bank and Trust Company (1999 -
One Federal Street                                        present); Audit Senior Manager,
Boston, MA 02110                      Elected: 9/03       Ernst & Young LLP (1996-1999).

DOB: September 3,
1966

Julie A. Tedesco                                                                             ------       ------
State Street Bank      Secretary      Term: Indefinite    Vice President and Senior
and Trust Company                                         Counsel of State Street Bank and
One Federal Street                                        Trust Company (2000 - present);
Boston, MA 02110                      Elected: 5/00       Counsel of First Data Investor
                                                          Services Group, Inc., (1994 -
DOB: September 30,                                        2000).
1957

Peter A. Ambrosini     Chief          Term: Indefinite                                       ------       ------
SSgA Funds             Compliance                         Senior Principal and Chief
Management, Inc.       Officer                            Compliance and Risk Management
State Street                          Elected: 5/04       Officer, SSgA Funds Management,
Financial Center                                          Inc. and State Street Global
One Lincoln Street                                        Advisors (2001-present);
Boston, MA 02111                                          Managing Director,
                                                          PricewaterhouseCoopers LLP
DOB: December 17,                                         (1986-2001).
1943

The By-Laws of the Trust provide that the Trust shall indemnify each person who is or was a Trustee of the Trust against all expenses, judgments, fines, settlements and other amounts actually and reasonable incurred in connection with any proceedings if the person in good faith and reasonably believes that his or her conduct was in the Trust's best interest. The Trust, at its expense, provides liability insurance for the benefit of its Trustees and officers.

Standing Committees

The Board of Trustees has established various committees to facilitate the timely and efficient consideration of all matters of importance to Independent Trustees, the Trust, and the Trust's interestholders and to facilitate compliance with legal and regulatory requirements. Currently, the Board has created an Audit Committee, Nominating Committee and Pricing Committee.

The Audit Committee is composed of all of the Independent Trustees. The Audit Committee meets twice a year, or more often as required, in conjunction with meetings of the Board of Trustees. The Audit Committee oversees and monitors the Trust's internal accounting and control structure, its auditing function and its financial reporting process. The Audit Committee is responsible for selecting and retaining the independent accountants for the Trust. The Audit Committee is responsible for approving the audit plans, fees and other material arrangements in respect of the engagement of the independent accountants, including non-audit services performed. The Audit Committee reviews the qualifications of the independent accountant's key personnel involved in the foregoing activities and monitors the independent accountant's independence. During the fiscal year ended December 31, 2004, the Audit Committee held two meetings.

The Nominating Committee is composed of all of the Independent Trustees. The Nominating Committee is responsible for nominating for election as Trustees all Trustee candidates. The Nominating Committee will consider nominees to the Board of Trustees recommended by interestholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of the Trust. The Nominating Committee meets as is required. During the fiscal year ended December 31, 2004, the Nominating Committee did not meet.

The Pricing Committee is composed of all of the Independent Trustees. The Pricing Committee is responsible for the valuation and revaluation of any portfolio investments for which market quotations or sale prices are not readily available. The Pricing Committee meets as is required. During the fiscal year ended December 31, 2004, the Pricing Committee did not meet.

Trustee Ownership of Securities of the Trust or Adviser

As of December 31, 2004, none of the Independent Trustees had any ownership of securities of the Adviser or any person directly or indirectly controlling, controlled by, or under common control with the Adviser.

The following table sets forth information describing the dollar range of equity securities beneficially owned by each Trustee in the Trust as of December 31, 2004.

                                                                                    AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES
                                                                                      IN ALL REGISTERED INVESTMENT COMPANIES
NAME OF TRUSTEE           DOLLAR RANGE OF EQUITY SECURITIES IN THE TRUST      OVERSEEN BY TRUSTEE IN FAMILY OF INVESTMENT COMPANIES
---------------           ----------------------------------------------      -----------------------------------------------------
William L. Boyan                             None                                                    None
Michael F. Holland                           None                                                    None
Rina K. Spence                               None                                                    None
Douglas T. Williams                          None                                                    None

Trustee Compensation

Pursuant to certain agreements with State Street and its affiliates, each Trustee receives for his or her services a $20,000 retainer in addition to $2,500 for each in-person meeting and $500 for each telephonic meeting from State Street or its affiliates.

The following table sets forth the total remuneration of Trustees and officers of the Trust for the fiscal year ended

December 31, 2004.

                                                     PENSION OR
                                                     RETIREMENT                           TOTAL COMPENSATION
                                  AGGREGATE           BENEFITS           ESTIMATED         FROM TRUST & FUND
                               COMPENSATION FROM   ACCRUED AS PART    ANNUAL BENEFITS        COMPLEX PAID TO
NAME AND POSITION                   TRUST          OF TRUST EXPENSES  UPON RETIREMENT           TRUSTEES
-----------------              -----------------   -----------------  ---------------     ------------------
William L. Boyan, Trustee         $  30,000             $  0              $  0                $  30,000
Michael F. Holland, Trustee       $  30,000             $  0              $  0                $  30,000
Rina K. Spence, Trustee           $  30,000             $  0              $  0                $  30,000
Douglas T. Williams, Trustee      $  30,000             $  0              $  0                $  30,000

Codes of Ethics

The Trust and the Adviser have adopted codes of ethics (the "Codes of Ethics") under Rule 17j-1 of the 1940 Act. The Codes of Ethics permit personnel, subject to the Codes of Ethics and their provisions, to invest in securities, including securities that may be purchased or held by the Trust, Adviser, or State Street.

Proxy Voting Procedures

The Trust has adopted proxy voting procedures pursuant to which the Trust delegates the responsibility for voting proxies relating to portfolio securities held by the Portfolios to the Adviser as part of the Adviser's general management of the Portfolios, subject to the Board's continuing oversight. A copy of the Trust's proxy voting procedures is located in Appendix B and a copy of the Adviser's proxy voting procedures is located in Appendix C.

Interestholders may receive information regarding how the Portfolios voted proxies relating to portfolio securities during the most recent 12-month period ending June 30 (i) by calling (877) 521-4083 or (ii) on the SEC's website at www.sec.gov.

ITEM 13.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of April 1, 2005, the Trustees and officers of the Trust owned in the aggregate less than 1% of the shares of the Portfolios of the Trust (all series taken together).

Persons or organizations owning 25% or more of the outstanding shares of a Portfolio may be presumed to "control" (as that term is defined in the 1940 Act) a Portfolio. As a result, these persons or organizations could have the ability to approve or reject those matters submitted to the interestholders of such Portfolio for their approval. As of April 1, 2005, to the knowledge of the Trust, the following persons held of record 25% or more of the outstanding shares of a Portfolio.

                                                          JURISDICTION OF
                                                           INCORPORATION                   NUMBER OF
NAME AND ADDRESS                                           AND PARENT(S)     OWNERSHIP     INTERESTS      PERCENTAGE
----------------                                          ---------------   ------------   -------------  ----------
Equity 500 Index Portfolio
         SSgA S&P 500 Index Fund ("SSgA 500 Fund")        SSgA 500 Fund     Record Owner   2,033,312,558    76.63%
         909 A Street                                     is a
         Tacoma, Washington 98402                         Massachusetts
                                                          business trust
                                                          and has no
                                                          parents.

MSCI EAFE Index Portfolio
         SSgA MSCI EAFE Index Fund .("SSgA EAFE Fund")    SSgA EAFE Fund    Record Owner      37,183,604    80.65%
         909 A Street                                     is a
         Tacoma, Washington 98402                         Massachusetts
                                                          business trust
                                                          and has no
                                                          parents.
Money Market Portfolio
         State Street Institutional Liquid Reserves       Liquid Reserves   Record Owner     937,664,268    99.99%
         Fund ("Liquid Reserves Fund")                    Fund is a
         P.O. Box 5049                                    Massachusetts
         Boston, Massachusetts 02206                      business trust
                                                          and has no
                                                          parents.

As of April 1, 2005, to the knowledge of the Trust, in addition to those interestholders set forth above, the following persons held of record 5% or more of the outstanding shares of the Portfolios.

NAME AND ADDRESS                                                    OWNERSHIP             PERCENTAGE OF INTERESTS
----------------                                                    ---------             -----------------------
Equity 500 Index Portfolio:
         American Beacon S&P 500 Index Fund                         Record Owner                   10.16%
                  4333 Amon Carter Blvd., MD 5645
                  Fort Worth, Texas 76155

         State Street Equity 500 Index Fund                         Record Owner                   7.72%
                  P.O. Box 5049
                  Boston, Massachusetts 02206

MSCI EAFE Index Portfolio
         Homestead Funds, Inc.                                      Record Owner                   19.35%
                  c/o National Rural Electric Cooperative
                  Association
                  4301 Wilson Boulevard
                  Arlington, VA 22203

ITEM 14.  INVESTMENT ADVISORY AND OTHER SERVICES

SSgA Funds Management, Inc. ("SSgA") is responsible for the investment management of the Portfolios pursuant to an Investment Advisory Agreement dated May 1, 2001 (the "Advisory Agreement"), by and between the Adviser and the Trust. Prior to May 1, 2001, State Street Bank and Trust Company ("State Street") served as investment adviser to the S&P 500 Portfolio and the MSCI EAFE Portfolio pursuant to an Investment Advisory Agreement dated March 1, 2000, by and between State Street and the Trust. Both the Adviser and State Street are wholly owned subsidiaries of State Street Corporation, a publicly held bank holding company.

Under the terms of the Advisory Agreement, the Adviser, subject to the supervision and direction of the Board of Trustees of the Trust, directs each Portfolio's investments in accordance with its respective investment objective, policies and limitations. Under the terms of the Advisory Agreement, the Adviser will bear the cost of providing administration, custody and transfer agency services to each of the Index Portfolios. As consideration for SSgA's services as adviser, and State Street's services as administrator, transfer agent and custodian to each of the Index Portfolios (and for assuming ordinary operating expenses of the Index Portfolios, including ordinary legal and audit expenses), SSgA shall be entitled to receive from each Index Portfolio an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Index Portfolio's average daily net assets during the month:

                                              Annual percentage of
Index Portfolio                               average daily net assets
---------------                               ------------------------
Equity 500 Index Portfolio                           .045%
Equity 400 Index Portfolio                           .08%
Equity 2000 Index Portfolio                          .10%
MSCI EAFE Index Portfolio                            .15%
Aggregate Bond Index Portfolio                       .10%

As consideration for SSgA's services as investment adviser to the Money Portfolios, SSgA shall be entitled to receive from each Money Market Portfolio an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Money Market Portfolio's average daily net assets during the month:

                                                               Annual percentage of
Portfolio                                                     average daily net assets
---------                                                     ------------------------
Money Market Portfolio                                                 .10%
U.S. Government Money Market Portfolio                                 .10%

SSgA has contractually agreed to cap the total operating expenses of the Money Market Portfolio at 0.10% of the

Portfolio's average daily net assets until April 30, 2006. For the period from August 12, 2004 (commencement of operations of the Money Market Portfolio) through December 31, 2004, SSgA reimbursed the Money Market Portfolio $102,591 under this agreement.

The advisory fees accrued for the last three fiscal years are set forth in the table below.

                                                   Fiscal year ended     Fiscal year ended     Fiscal year ended
Portfolio                                          December 31, 2002     December 31, 2003     December 31, 2004
---------                                          -----------------     -----------------     -----------------
Equity 500 Index Portfolio                         $    1,003,154        $   1,017,645         $   1,200,651
MSCI EAFE Index Portfolio                                  97,988              140,417               119,505
Money Market Portfolio                                         --                   --               123,336*

* The Portfolio commenced operations on August 12, 2004.

The Advisory Agreement will continue from year to year provided that a majority of the Trustees and a majority of the Independent Trustees or a majority of the interestholders of the Trust approve its continuance. The Advisory Agreement may be terminated by the Adviser or the Trust without penalty upon sixty days' notice and will terminate automatically upon its assignment. The Advisory Agreement was most recently approved by the Trustees, including a majority of the Independent Trustees on November 11, 2004. In determining to continue the Advisory Agreement, the Board requested, and received from the Adviser, information it believed to be reasonably necessary to reach its conclusion. The Board carefully evaluated this information, and was advised by legal counsel to the Trust and independent counsel to the Independent Trustees with respect to its deliberations. In considering the Advisory Agreement, the Board reviewed numerous factions, including (i) the nature and quality of services rendered under the Advisory Agreement; (ii) the reasonableness of overall compensation to be paid by the Portfolios to the Adviser; (iii) the requirements of the Portfolios for the services provided by the Adviser; (iv) the quality of the services expected to be provided; (v) the fees payable for the services; (vi) the total expenses of the respective Portfolios; (vii) the performance of the Portfolios; (viii) the profitability of the Adviser with respect to the management of the Portfolios; (iv) the capabilities and financial condition of the Adviser; (x) the historical relationship between the Trust and the Adviser; and (xi) the "fall-out" financial benefits that the Adviser may receive in providing services to the Trust.

In approving the continuance of the Advisory Agreement, the Board, after reviewing various materials and reports, and following extended discussions with independent counsel to the Independent Trustees concerning the same, concluded that (i) the Adviser and its personnel were sufficiently experienced and qualified to provide investment advisory services for the Portfolios; (ii) the Portfolios' expense ratios are low compared to other funds with similar investment objectives; (iii) the Portfolios' performance has been satisfactory when compared to their relevant benchmarks and other funds with similar investment objectives; and (iv) the profitability of the Adviser for providing services to the Portfolios is fair and reasonable.

The Adviser and its affiliates may have deposit, loan and other commercial banking relationships with the issuers of obligations that may be purchased on behalf of one or more Portfolios of the Trust, including outstanding loans to such issuers, which could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. The Adviser has informed the Trust that, in making its investment decisions, it does not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for any Portfolio, the Adviser will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Portfolio is a customer of the Adviser, its parent or its subsidiaries or affiliates and, in dealing with its customers, the Adviser, its parent, subsidiaries and affiliates will not inquire or take into consideration whether securities of such customers are held by any Portfolio managed by the Adviser or any such affiliate.

In certain instances there may be securities that are suitable for a Portfolio as well as for one or more of the Adviser's other clients. Investment decisions for the Trust and for the Adviser's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. However, it is believed that the ability of each Portfolio to participate in volume transactions will produce better executions for the Portfolios.

ADMINISTRATOR, CUSTODIAN AND TRANSFER AGENT

The Trust has entered into an Administrative Services Agreement (the "Administration Agreement") with State Street. Pursuant to the Administration Agreement, State Street is obligated on a continuous basis to provide such administrative services as the Board of Trustees of the Trust reasonably deems necessary for the proper administration of the Trust and each Portfolio. State Street will generally assist in all aspects of the Trust's and the Portfolios' operations; supply and maintain office facilities (which may be in State Street's own offices); provide statistical and research data, data processing services, clerical, accounting, bookkeeping and record keeping services (including without limitation the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by other agents), internal auditing, executive and administrative services, and stationery and office supplies; prepare reports to interestholders or investors; prepare and file tax returns; supply financial information and supporting data for reports to and filings with the SEC and various state Blue Sky authorities; supply supporting documentation for meetings of the Board of Trustees; provide monitoring reports and assistance regarding compliance with the Trust's Declaration of Trust, By-laws, the Portfolios' investment objectives and policies and with federal and state securities laws; arrange for appropriate insurance coverage; calculate NAVs, net income and realized capital gains or losses; and negotiate arrangements with, and supervise and coordinate the activities of, agents and others to supply services. Pursuant to the Administration Agreement, the Trust has agreed to indemnify the Administrator for certain liabilities, including certain liabilities arising under federal securities laws, unless such loss or liability results from the Administrator's gross negligence or willful misconduct in the performance of its duties.

The Trust has entered into a Custodian Agreement with State Street (the "Custodian Agreement"). Pursuant to the Custodian Agreement, State Street serves as Custodian for each Portfolio. As Custodian, State Street holds the Portfolios' assets.

The Trust has entered into a Transfer Agency Agreement with State Street (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, State Street serves as transfer agent for the Portfolios.

The principal mailing address of State Street is 225 Franklin Street, Boston, Massachusetts 02110.

Pursuant to the Advisory Agreement, Administration Agreement, Custody Agreement and Transfer Agency Agreement, State Street and SSgA have agreed to assume the ordinary operating expenses of the Index Portfolios. State Street is compensated by SSgA for its services as administrator, custodian and transfer agent for the Index Portfolios.

As consideration for the State Street's services as administrator, transfer agent and custodian to the Money Portfolios, State Street shall be entitled to receive from each Money Portfolio an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Money Portfolio's average daily net assets during the month:

                                                               Annual percentage of
Portfolio                                                     average daily net assets
---------                                                     ------------------------
U.S. Government Money Market Portfolio                                 .04%
Money Market Portfolio
         Average Assets Break Point:
                  First $200 Million                                   .04%
                  Next $200 Million                                    .03%
                  Thereafter                                           .02%
                  Minimum per Money Market Portfolio
                    - Assets of $500 million and less            $ 150,000
                    - Assets of $500 million - $2 billion        $ 200,000

State Street has contractually agreed to waive 0.01% of its fees on an annual basis when the Money Market Portfolio's assets are between $500 million and $2 billion.

COUNSEL AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust.

Ernst & Young LLP serves as the independent registered public accounting firm for the Trust and provides (i) audit services and (ii) assistance and consultation with respect to the preparation of the Trust's filings with the SEC. The principal business address of Ernst & Young LLP is 200 Clarendon Street, Boston, Massachusetts 02116.

ITEM 15.  PORTFOLIO MANAGERS

     The following persons serve as the portfolio managers of each operational non-money market Portfolio. The following table lists the number and types of accounts managed by each individual and assets under management in those accounts as of December 31, 2004:

                                  REGISTERED                   POOLED                                                     TOTAL
                                  INVESTMENT     ASSETS       INVESTMENT     ASSETS                      ASSETS           ASSETS
PORTFOLIO                         COMPANY        MANAGED       VEHICLE       MANAGED        OTHER        MANAGED          MANAGED*
MANAGER         PORTFOLIO         ACCOUNTS     ($ BILLIONS)    ACCOUNTS    ($ BILLIONS)    ACCOUNTS     ($ BILLIONS)    ($ BILLIONS)
-------         ---------         --------     ------------    --------    ------------    --------     ------------    ------------
Michael         Equity 500
Feehily         Index             2 funds       $  7.2          4 funds      $ 14.5        8 accounts      $ 10.0         $  31.7

Dwayne          Equity 500
Hancock         Index             4 funds          4.7          9 funds        20.9        9 accounts      $ 33.2            58.8

Tom             Equity 500
Rawlings        Index             3 funds           .7         10 funds        15.1       20 accounts      $  2.3            18.1

Karl            Equity 500
Schneider       Index             5 funds          3.0         12 funds        17.4        9 accounts      $  6.4            26.8

                Equity 500
James May       Index             4 funds         60.0          3 funds        91.3       16 accounts      $ 26.6           177.9

                MSCI EAFE
Jeff Beach      Index             2 funds           .4           1 fund        15.2            1 fund          .2            15.8

                MSCI EAFE
Lynn Blake      Index             1 funds          .04           1 fund          .7           7 funds        12.0           12.74

Kala St         MSCI EAFE
Pierre          Index             4 funds          2.8          3 funds         6.5           6 funds         5.9            15.2

                MSCI EAFE
James May       Index             4 funds         60.0          3 funds        91.3          16 funds        26.6           177.9

*If an account has a co-portfolio manager, the total number of accounts and assets have been allocated to each respective manager. Therefore, some accounts and assets have been counted twice.

     As indicated in the table above, portfolio managers at the Adviser may manage numerous accounts for multiple clients. These accounts may include registered investment companies (which include exchange-traded funds), other types of pooled accounts (e.g., collective investment funds), and separate accounts (i.e., accounts managed on behalf of individuals or public or private institutions). Portfolio managers make investment decisions for each account based on the investment objectives and policies and other relevant investment considerations applicable to that portfolio. The portfolio managers do not beneficially own any shares of any Portfolio as of December 31, 2004.

     When a portfolio manager has responsibility for managing more than one account, potential conflicts of interest may arise. Those conflicts could include preferential treatment of one account over others in terms of allocation of resources or of investment opportunities. The Adviser has adopted policies and procedures designed to address these potential material conflicts. For instance, portfolio managers within the Adviser are normally responsible for all accounts within a certain investment discipline, and do not, absent special circumstances, differentiate among the various accounts when allocating resources. Additionally, the Adviser and its advisory affiliates utilize a system for allocating investment opportunities among portfolios that is designed to provide a fair and equitable allocation.

     The compensation of the Adviser's investment professionals is based on a number of factors. The first factor considered is external market. Through extensive compensation survey process, the Adviser seeks to understand what its competitors are paying people to perform similar roles. This data is then used to determine a competitive baseline in the areas of base pay, bonus, and long term incentive (i.e. equity). The second factor taken into consideration is the size of the pool available for this compensation. The Adviser is a part of State Street Corporation, and therefore works within its corporate environment on determining the overall level of its incentive compensation pool. Once determined, this pool is then allocated to the various locations and departments of the Adviser and its affiliates. The determination of the allocation amounts to these locations and departments is influenced by the competitive market data, as well as the overall performance of the group. The pool is then allocated to individual employees based on their individual performance. There is no fixed formula for determining these amounts, nor is anyone's compensation directly tied to the investment performance or asset value of a product or strategy. The same process is followed in determining equity allocations.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES

The policy of the Trust regarding purchases and sales of securities for the Portfolios is that primary consideration will be given to obtaining the most favorable prices and efficient executions of transactions. Consistent with this policy, when securities transactions are effected on a stock exchange, the Trust's policy is to pay commissions that are considered fair and reasonable without necessarily determining that the lowest possible commissions are paid in all circumstances. The Trust believes that a requirement always to seek the lowest possible commission cost could impede effective portfolio management and preclude the Portfolio and the Adviser from obtaining high-quality brokerage and research services.

In seeking to determine the reasonableness of brokerage commissions paid in any transaction, the Adviser relies upon its experience and knowledge regarding commissions generally charged by various brokers and on its judgment in evaluating the brokerage and research services received from the broker effecting the transaction. Such determinations are necessarily subjective and imprecise, as in most cases an exact dollar value for those services is not ascertainable. In seeking to implement the Trust's policies, the Adviser effects transactions with those brokers and dealers who the Adviser believes provide the most favorable prices and are capable of providing efficient executions. If the Adviser believes such price and execution are obtainable from more than one broker or dealer, it may give consideration to placing portfolio transactions with those brokers and dealers who also furnish research and other services to the Portfolios or the Adviser. Such services may include, but are not limited to, information as to the availability of securities for purchase or sale and statistical information pertaining to corporate actions affecting stocks, including but not limited to, stocks within the index whose performance the Portfolio in question seeks to replicate. The fee paid by the Portfolios is not reduced because the Adviser or its affiliates receive these services even though the Adviser might otherwise have been required to purchase some of these services for cash.

The brokerage commissions paid by the Portfolios for the last three fiscal years are as follows:

                                    Fiscal Year         Fiscal Year      Fiscal Year
Name of Portfolio                   Ended 2002          Ended 2003       Ended 2004
-----------------                   ----------          ----------       ----------
Equity 500 Index Portfolio          $  381,813          $  473,147       $  312,502
MSCI EAFE Index Portfolio               18,021              30,773           63,194

The Adviser assumes general supervision over placing orders on behalf of the Trust for the purchase or sale of portfolio securities.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES

Under the Declaration of Trust, the Trustees are authorized to issue an unlimited number of beneficial interests in each Portfolio. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in a Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in a Portfolio may not be transferred.

Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Trust may elect all of the Trustees if they choose to do so. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

Under Massachusetts law, interestholders in a Massachusetts trust could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims interestholder liability for acts or obligations of the Trust and provides for indemnification out of the Trust's or Portfolios' property for any claim or liability to which the interestholder may become subject by reason of being or having been an interestholder and for reimbursement of the interestholder for all legal and other expenses reasonably incurred by the interestholder in connection with any such claim or liability. Thus the risk of an interestholder's incurring financial loss on account of interestholder liability is limited to circumstances in which the Trust would be unable to meet its obligations.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF BENEFICIAL INTERESTS

Beneficial interests of the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "Purchasing Beneficial Interests" and "Redeeming Beneficial Interests" in Part A.

Each Index Portfolio determines the NAV on each day on which the New York Stock Exchange (the "NYSE") is open for trading ("Business Day"). This determination is made each Business Day at the close of regular trading on the NYSE (the "Valuation Time") based on the market value of the securities held in each Index Portfolio. Each Money Portfolio determines its net asset value each Business Day at 3 p.m. Eastern time or the Valuation Time, whichever is earlier. The NYSE is open for trading every weekday except for: (a) the following holidays: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas; and
(b) the preceding Friday or the subsequent Monday when one of the calendar-determined holidays falls on a Saturday or Sunday, respectively. Purchases and withdrawals will be effected at the time of determination of NAV next following the receipt of any purchase or withdrawal order which is determined to be in good order.

It is the Money Portfolios' policy to use their best efforts to attempt to maintain a constant price per share of $1.00 respectively, although there can be no assurance that the $1.00 NAV per share will be maintained. In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, the Money Portfolios use the amortized cost valuation method to value its portfolio instruments. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. This method may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Money Portfolios would receive if they sold the instrument.

For example, in periods of declining interest rates, the daily yield on each of the Money Portfolios' shares computed by dividing the annualized daily income on the Portfolio's portfolio by the NAV based upon the amortized cost valuation technique may tend to be higher than a similar computation made by using a method of valuation based upon market prices and estimates. In periods of rising interest rates, the daily yield on each Money Portfolios' shares computed the same way may tend to be lower than a similar computation made by using a method of calculation based upon market prices and estimates.

The Trustees have established procedures reasonably designed to stabilize the Money Portfolios' price per share at $1.00. These procedures include: (1) the determination of the deviation from $1.00, if any, of either of the Money Portfolios' respective NAVs using market values; (2) periodic review by the Trustees of the amount of and the methods used to calculate the deviation; and
(3) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.

The Portfolios' securities will be valued pursuant to guidelines established by the Board of Trustees.

ITEM 19.  TAXATION OF THE PORTFOLIO

The Trust is organized as a business trust under Massachusetts Law. It is intended that each Portfolio operate and be treated as a partnership for federal income tax purposes and not as a "publicly traded partnership." As a result, a Portfolio should not be subject to federal income tax; instead, each investor in a Portfolio is required to take into account in determining its federal income tax liability its allocable share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash or property distributions from the Portfolio. The determination of such share will be made in accordance with the Code, and the regulations promulgated thereunder. Although the partnership is not subject to federal income tax, the Trust will file the appropriate income tax returns.

It is intended that each Portfolio's assets, and the income generated therefrom, will be managed in such a way that a feeder will meet the requirements of Sections 851(b)(2), 851(b)(3)(A) and (B), and 853(a)(1) of the Code.

An investor's adjusted tax basis in a Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive shares of items of realized net income and gain, and reduced, but not below zero, by the amounts of its distributive share of items of net loss and the amounts of any distributions received by the investor. To the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in the Portfolio, the investor will generally realize gain for federal income tax purposes. If, upon complete withdrawal (i.e., redemption of entire interest in the Portfolio), the investor's adjusted tax basis in its interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally realize a loss for federal income tax purposes.

Taxation of Certain Financial Instruments. Each Index Portfolio may enter into futures contracts, options on futures contracts and options on securities indices. Such contracts held by an Index Portfolio at the close of its taxable year will generally be treated for federal income tax purposes as sold for their fair market value on the last business day of such year, a process known as "marking-to-market." Forty percent of any gain or loss resulting from this constructive sale will be treated as short-term capital gain or loss and 60 percent of such gain or loss will be treated as long-term capital gain or loss without regard to the period an Index Portfolio actually held the instruments. The amount of any capital gain or loss actually realized by an Index Portfolio in a subsequent sale or other disposition of the instruments is adjusted to reflect any capital gain or loss taken into account in a prior year as a result of the constructive sale of the instruments. The hedging transactions undertaken by an Index Portfolio may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains or losses realized by an Index Portfolio. In addition, losses realized by an Index Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized.

An Index Portfolio may make one or more of the elections available under the Code which are applicable to straddles. If an Index Portfolio makes any of the elections, the amount, character and timing of the recognition of gains and losses from the affected straddle positions will be determined under the rules that vary according to the election(s) made. The rules applicable under certain of the elections may operate to accelerate the recognition of gains or losses from the affected straddle positions. Because the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which may be reported to investors and which will be taxable to them as ordinary income or long-term capital gain, may be increased or decreased as compared to a Portfolio that did not engage in such hedging transactions.

Foreign Income. Income received by a Portfolio from sources within foreign countries may be subject to withholding and other foreign taxes. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine the effective rate of foreign tax in advance since the amount of a Portfolio's assets to be invested in various countries will vary. If a Portfolio is liable for foreign taxes, and if more than 50% of the value of the Portfolio's total assets at the close of its taxable year consists of stocks or securities of foreign corporations, an investor in the Portfolio that is a regulated investment company ("RIC") may make an election pursuant to which certain foreign taxes paid by it would be treated as having been paid directly by its shareholders. Pursuant to such election, the RIC's share of the amount of foreign taxes paid by the Portfolio will be included in the income of the RIC's shareholders, and such shareholders (except tax-exempt shareholders) may, subject to certain limitations, claim either a credit or deduction for the taxes. Each investor will be notified after the close of the Portfolio's taxable year as to the amount of the foreign taxes allocable to the investor for that year and, such notification will designate
(a) the RIC investor's portion of the foreign taxes paid to each such country and (b) the portion which represents income derived from sources within each such country.

The amount of foreign taxes for which an investor may claim a credit in any year will generally be subject to a separate limitation for "passive income," which includes, among other items of income, dividends, interest and certain foreign currency gains. Because capital gains realized by a Portfolio on the sale of foreign securities will be treated as U.S.-source income, the available credit for foreign taxes paid with respect to such gains may be restricted by this limitation.

The foregoing discussion summarizes some of the consequences under the current federal tax law of an investment in the Portfolios. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in a Portfolio including in-kind transactions under all applicable tax laws.

Non-U.S. investors in the Portfolios should consult their tax advisers concerning the tax consequences of ownership of an interest in a Portfolio, including the possibility that distributions may be subject to a 30 percent United States withholding tax (or a reduced rate of withholding provided by treaty). Some investors may be subject to a withholding tax on distributions of ordinary income, capital gains and any cash received on redemption of an interest, which is currently 28%. Generally, investors subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Trust or who, to the Trust's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

ITEM 20.  UNDERWRITERS

Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21.  CALCULATION OF PERFORMANCE DATA

MONEY PORTFOLIOS:

The yield for each of the Money Portfolios is calculated daily based upon the seven days ending on the date of calculation ("base period"). The yields are computed by determining the net change, exclusive of capital changes and income other than investment income, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the base period, subtracting a hypothetical charge reflecting deductions from shareholder accounts and dividing the net change in the account value by the value of the account at the beginning of the base period to obtain the base period return, and then multiplying the base period return by (365/7) with the resulting yield figure carried to the nearest hundredth of one percent.

The Money Portfolios calculate an effective yield by determining the net change, exclusive of capital changes and income other than investment income, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then compounding the base period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula:

EFFECTIVE YIELD=[(BASE PERIOD RETURN+1)([365/7])] - 1

The Money Portfolios calculate their tax equivalent current yield by dividing that portion of a Portfolio's yield, as described above, that is tax-exempt by 1 minus a stated income tax rate and adding the quotient to that portion, if any, of the Portfolio's yield that is not tax-exempt.

The Money Portfolios calculate their tax equivalent effective yield by dividing that portion of a Portfolio's effective yield, as described above, that is tax-exempt by 1 minus a stated income tax rate and adding the quotient to that portion, if any, of the Portfolio's effective yield that is not tax-exempt.

ALL PORTFOLIOS:

Average Annual Total Return

The Portfolios' "average annual total return" figures are computed according to a formula prescribed by the SEC. The formula can be expressed as follows:

                                   P(1+T)(n)=ERV
Where:

       P    = a hypothetical initial payment of $1,000.
       T    = average annual total return.
       n    = number of years.
       ERV = Ending Redeemable Value of a hypothetical $1,000 payment made at the beginning of the 1-, 5-, or 10-year periods at the end of such periods, assuming reinvestment of all dividends and distributions.

Average Annual Total Return After Taxes on Distributions

The Portfolios' "average annual total return after taxes on distributions" are computed according to a formula prescribed by the Commission. The formula can be expressed as follows:

                                        P(1+T)(n)=ATV(D)

      Where:

      P    =  a hypothetical initial payment of $1,000.
      T    =  average annual total return.
      n    =  number of years.
    ATV(D) =  ending value of a hypothetical $1,000 payment made at the beginning of the 1-, 5-, or 10-year periods at the end of such periods, after taxes on fund distributions but not after taxes on redemption.

Average Annual Total Return After Taxes on Distributions and Redemptions

The Portfolios' "average annual total return after taxes on distributions and redemptions" are computed according to a formula prescribed by the SEC. The formula can be expressed as follows:

                                        P(1+T)(n)=ATV(DR)

      Where:

      P       =   a hypothetical initial payment of $1,000.
      T       =   average annual total return.
      n       =   number of years.
      ATV(DR) =   ending value of a hypothetical $1,000 payment made at the
                  beginning of the 1-, 5-, or 10-year periods at the end of such periods, after taxes on fund distributions and redemption.

30-Day Yield

In addition to total return, the Portfolios may quote performance in terms of a 30-day yield. The yield figures provided will be calculated according to a formula prescribed by the SEC and can be expressed as follows:

         Yield =         2[({a-b/cd}+1)(6) - 1]

Where:
         a = dividends and interest earned during the period.
         b = expenses accrued for the period (net of reimbursements).
         c = the average daily number of shares outstanding during the period that were entitled to receive dividends.
         d = the maximum offering price per share on the last day of the period.

For the purpose of determining the interest earned (variable "a" in the formula) on debt obligations that were purchased by a Portfolio at a discount or premium, the formula generally calls for amortization of the discount or premium; the amortization schedule will be adjusted monthly to reflect changes in the market value of the debt obligations.

Under this formula, interest earned on debt obligations for purposes of "a" above, is calculated by (1) computing the yield to maturity of each obligation held by a Portfolio based on the market value of the obligation (including actual accrued interest) at the close of business on the last day of each month, or, with respect to obligations purchased during the month, the purchase price (plus actual accrued interest), (2) dividing that figure by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest as referred to above) to determine the interest income on the obligation in a Portfolio's portfolio (assuming a month of 30 days) and (3) computing the total of the interest earned on all debt obligations during the 30-day or one month period. Undeclared earned income, computed in accordance with generally accepted accounting principles, may be subtracted from the maximum offering price calculation required pursuant to "d" above.

The Portfolios calculate their tax equivalent 30-day yield quotations by dividing that portion of the Portfolio's yield, as described above, that is tax-exempt by 1 minus a stated income tax rate and adding the quotient to that portion, if any, of the Portfolio's yield that is not tax-exempt.

The Portfolios' performance will vary from time to time depending on market conditions, the composition of its portfolio and operating expenses. Consequently, any given performance quotation should not be considered representative of the performance of a Portfolio for any specified period in the future. Because performance will vary, it may not provide a basis for comparing an investment in shares of a Portfolio with certain bank deposits or other investments that may pay a fixed return for a stated period of time. Investors comparing a Portfolio's performance with that of other mutual funds should give consideration to the nature, quality and maturity of the respective investment companies' portfolio securities and market conditions. An investor's principal is not guaranteed by the Portfolios.

ITEM 22.  FINANCIAL STATEMENTS

The audited financial statements for the fiscal year ended December 31, 2004 for Equity 500 Index Portfolio, MSCI EAFE Index Portfolio and Money Market Portfolio, are included in the annual report of the Trust, which was filed with the SEC on March 3, 2005 as part of the Trust's filing on Form N-CSR (accession number 0000 950 135-05-001200) and are incorporated into this SAI by reference. The annual report is available, without charge, upon request, by calling (877) 521-4083.

APPENDIX A

RATINGS OF DEBT INSTRUMENTS

MOODY'S INVESTORS SERVICE, INC. ("MOODY'S") - LONG TERM DEBT RATINGS. The following is a description of Moody's debt instrument ratings.

     Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be of greater amplitude, or there may be other elements present that make the long-term risk appear somewhat larger than that of the Aaa securities.

     A - Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

     Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

STANDARD & POOR'S RATING GROUP ("S&P"). S&P's ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default - capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

     AAA - Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

     AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

     A - Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

     Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

RATINGS OF COMMERCIAL PAPER

MOODY'S. Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

     Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

          -    Leading market positions in well-established industries.

          -    High rates of return on funds employed.

          - Conservative capitalization structure with moderate reliance on debt and ample asset protection.

          - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

          - Well-established access to a range of financial markets and assured sources of alternate liquidity.

     Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.

     Issuers rated Not Prime do not fall within any of the Prime rating categories.

S&P. An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest. These categories are as follows:

     A-1 - This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are deemed with a plus sign (+) designation.

     A-2 - Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

FITCH, INC. ("FITCH"). Commercial paper rated by Fitch reflects Fitch's current appraisal of the degree of assurance of timely payment of such debt. An appraisal results in the rating of an issuer's paper as F-1, F-2, F-3, or F-4.

     F-1 - This designation indicates that the commercial paper is regarded as having the strongest degree of assurance for timely payment.

     F-2 - Commercial paper issues assigned this rating reflect an assurance of timely payment only slightly less in degree than those issues rated F-1.

APPENDIX B

                            STATE STREET MASTER FUNDS
                   STATE STREET INSTITUTIONAL INVESTMENT TRUST

                       PROXY VOTING POLICY AND PROCEDURES

The Board of Trustees of State Street Master Funds and State Street Institutional Investment Trust (the "Trusts") has determined that it is in the best interests of the Trusts and their respective series (each, a "Fund" and collectively, the "Funds") for the Trusts to adopt the following policy and procedures with respect to voting proxies relating to portfolio securities held by certain of the Funds.

I. POLICY

It is the policy of the Trusts to delegate the responsibility for voting proxies relating to portfolio securities held by the Funds to SSgA Funds Management, Inc. (the "Adviser") as a part of the Adviser's general management of the Funds' portfolios, subject to the Board's continuing oversight. The Board of Trustees of the Trusts (the "Board") hereby delegates such responsibility to the Adviser, and directs the Adviser to vote proxies relating to portfolio securities held by each Fund consistent with the duties and procedures set forth below. The Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the duties and procedures set forth below, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Funds.

II. FIDUCIARY DUTY

The right to vote a proxy with respect to portfolio securities held by a Fund is an asset of such Fund. The Adviser, to which authority to vote on behalf of the Funds is delegated, acts as a fiduciary of the Funds and must vote proxies in a manner consistent with the best interest of the Funds and their shareholders. In discharging this fiduciary duty, the Adviser must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.

III. PROCEDURES

The following are the procedures adopted by the Board for the administration of this policy:

     A. Review of Adviser Proxy Voting Procedures. The Adviser shall present to the Board its policies, procedures and other guidelines for voting proxies at least annually, and must notify the Board promptly of material changes to any policies and procedures.

     B. Voting Record Reporting. The Adviser shall provide the voting record information necessary for the completion and filing of Form N-PX to the Trusts at least annually. Such voting record information shall be in a form acceptable to the Trusts and shall be provided at such time(s) as are required for the timely filing of Form N-PX and at such additional time(s) as the Trusts and the Adviser may agree to from time to time. With respect to those proxies that the Adviser has identified as involving a conflict of interest(1), the Adviser shall submit a separate report indicating

----------------

(1) As it is used in this document, the term "conflict of interest" refers to a situation in which the principal underwriter, Adviser or affiliated persons of the principal underwriter or Adviser have an interest in a matter presented by a proxy other than the obligation it incurs as a service provider to the Funds which could potentially compromise the principal underwriter's or Adviser's independence of judgment and action with respect to the voting of the proxy.

     the nature of the conflict of interest and how that conflict was resolved with respect to the voting of the proxy.

     C. Record Retention. The Adviser shall maintain such records with respect to the voting of proxies as may be required by the Investment Advisers Act of 1940 and the rules promulgated thereunder or by the Investment Company Act of 1940, as amended and the rules promulgated thereunder.

     D. Conflicts of Interest. Any actual or potential conflicts of interest between a Fund's principal underwriter or Adviser and the applicable Fund's shareholders arising from the proxy voting process will be addressed by the Adviser and the Adviser's application of its proxy voting procedures pursuant to the delegation of proxy voting responsibilities to the Adviser. In the event that the Adviser notifies the officer(s) of the Trusts that a conflict of interest cannot be resolved under the Adviser's Proxy Voting Procedures, such officer(s) are responsible for notifying the Audit Committee of the Trusts of the irreconcilable conflict of interest and assisting the Audit Committee with any actions it determines are necessary.

IV. REVOCATION

The delegation by the Board of the authority to vote proxies relating to portfolio securities of the Funds is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

V. ANNUAL FILING

The Trusts shall file an annual report of each proxy voted with respect to portfolio securities of the Funds during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.(2)

VI. DISCLOSURES

     A. The Trusts shall include in its registration statement:

          1. A description of this policy and of the policies and procedures used by the Adviser to determine how to vote proxies relating to portfolio securities; and

          2. A statement disclosing that information regarding how the Trusts voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trusts' toll-free telephone number; or through a specified Internet address; or both; and on the Securities and Exchange Commission's (the "SEC") website.

     B. The Trusts shall include in its annual and semi-annual reports to shareholders:

          1. A statement disclosing that a description of the policies and procedures used by or on behalf of the Trusts to determine how to vote proxies relating to portfolio securities of the Funds is available without charge, upon request, by calling the Trusts' toll-free telephone number; through a specified Internet address, if applicable; and on the SEC's website; and

          2. A statement disclosing that information regarding how the Trusts voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trusts' toll-free telephone number; or through a specified Internet address; or both; and on the SEC's website.

------------------------
(2) The Trusts must file their first report on Form N-PX not later than August 31, 2004, for the twelve-month period beginning July 1, 2003, and ending June 30, 2004.

VII.  REVIEW OF POLICY.

The Board shall review this policy to determine its sufficiency and shall make and approve any changes that it deems necessary from time to time.

APPENDIX C

STATE STREET GLOBAL ADVISORS

   PROXY VOTING POLICY                                        [SSgA LOGO]
                                                          Funds Management, Inc.

INTRODUCTION

SSgA Funds Management, Inc. ("FM") seeks to vote proxies in the best interests of its clients. In the ordinary course, this entails voting proxies in a way which FM believes will maximize the monetary value of each portfolio's holdings. FM takes the view that this will benefit our direct clients (e.g. investment funds) and, indirectly, the ultimate owners and beneficiaries of those clients (e.g. fund shareholders).

Oversight of the proxy voting process is the responsibility of the State Street Global Advisors (SSgA) Investment Committee. The SSgA Investment Committee reviews and approves amendments to the FM Proxy Voting Policy and delegates authority to vote in accordance with this policy to Proxy Voting Services. FM retains the final authority and responsibility for voting. In addition to voting proxies, FM:

     1) describes its proxy voting procedures to its clients in Part II of its Form ADV;

     2)   provides the client with this written proxy policy, upon request;

     3) discloses to its clients how they may obtain information on how FM voted the client's proxies;

     4)   matches proxies received with holdings as of record date;

     5)   reconciles holdings as of record date and rectifies any discrepancies;

     6) generally applies its proxy voting policy consistently and keeps records of votes for each client;

     7)   documents the reason(s) for voting for all non-routine items; and

     8) keeps records of such proxy voting available for inspection by the client or governmental agencies.

PROCESS

The SSgA FM Principal -- Manager of Corporate Actions is responsible for monitoring corporate actions. As stated above, oversight of the proxy voting process is the responsibility of the SSgA Investment Committee, which retains oversight responsibility for all investment activities of all State Street Corporation investment firms.

In order to facilitate our proxy voting process, FM retains a firm with expertise in the proxy voting and corporate governance fields to assist in the due diligence process. The Manager of Corporate Actions is responsible, working with this firm, for ensuring that proxies are submitted in a timely manner.

All proxies received on behalf of FM clients are forwarded to our proxy voting firm. If (i) the request falls within one of the guidelines listed below, and
(ii) there are no special circumstances relating to that company or proxy which come to our attention (as discussed below), the proxy is voted according to our guidelines.

However, from time to time, proxy votes will be solicited which (i) involve special circumstances and require additional research and discussion or (ii) are not directly addressed by our policies. These proxies are identified through a number of methods, including but not limited to notification from our third party proxy voting specialist, concerns of clients, review by internal proxy specialists, and questions from consultants.

In instances of special circumstances or issues not directly addressed by our policies, the Chairman of the Investment Committee is consulted for a determination of the proxy vote. The first determination is whether there is a material conflict of interest between the interests of our client and those of FM. If the Manager of Corporate Actions and the Chairman of the Investment Committee determine that there is a material conflict, the process detailed below under "Potential Conflicts" is followed. If there is no material conflict, we examine each of the issuer's proposals in detail in seeking to determine what vote would be in the best interests of our clients. At this point, the Chairman of the Investment Committee makes a voting decision based on maximizing the monetary value of each portfolios' holdings. However, the Chairman of the Investment Committee may determine that a proxy involves the consideration of particularly significant issues and present the proxy to the entire Investment Committee for a decision on voting the proxy.

FM also endeavors to show sensitivity to local market practices when voting proxies of non-U.S. issuers.

VOTING

For most issues and in most circumstances, we abide by the following general guidelines. However, as discussed above, in certain circumstances, we may determine that it would be in the best interests of our clients to deviate from these guidelines.

Management Proposals

I. Generally, SSgA votes in support of management on the following ballot items, which are fairly common management sponsored initiatives.

          - Elections of directors who do not appear to have been remiss in the performance of their oversight responsibilities and who do not simultaneously serve on an unreasonable (as determined by SSgA) (other than those affiliated with the issuer) number of other boards.

          -    Approval of auditors

          -    Directors' and auditors' compensation

          -    Directors' liability and indemnification

          -    Discharge of board members and auditors

          -    Financial statements and allocation of income

          - Dividend payouts that are greater than or equal to country and industry standards

          -    Authorization of share repurchase programs

          -    General updating of or corrective amendments to charter

          -    Change in Corporation Name

          -    Elimination of cumulative voting

II. Generally, SSgA votes in support of management on the following items, which have potentially substantial financial or best-interest impact:

          - Capitalization changes which eliminate other classes of stock and voting rights

          - Changes in capitalization authorization for stock splits, stock dividends, and other specified needs which are no more than 50% of the existing authorization for U.S. companies and no more than 100% of existing authorization for non-U.S. companies

          - Elimination of pre-emptive rights for share issuance of less than a given percentage (country specific - ranging from 5% to 20%) of the outstanding shares

          -    Elimination of "poison pill" rights

          - Stock purchase plans with an exercise price of not less that 85% of fair market value

          -    Stock option plans which are incentive based and not excessive

          -    Other stock-based plans which are appropriately structured

          -    Reductions in super-majority vote requirements

          -    Adoption of anti-"greenmail" provisions

III. Generally, SSgA votes against management on the following items, which have potentially substantial financial or best interest impact:

          - Capitalization changes that add "blank check" classes of stock or classes that dilute the voting interests of existing shareholders

          - Changes in capitalization authorization where management does not offer an appropriate rationale or which are contrary to the best interest of existing shareholders

          - Anti-takeover and related provisions that serve to prevent the majority of shareholders from exercising their rights or effectively deter appropriate tender offers and other offers

          - Amendments to bylaws which would require super-majority shareholder votes to pass or repeal certain provisions

          -    Elimination of Shareholders' Right to Call Special Meetings

          -    Establishment of classified boards of directors

          - Reincorporation in a state which has more stringent anti-takeover and related provisions

          - Shareholder rights plans that allow the board of directors to block appropriate offers to shareholders or which trigger provisions preventing legitimate offers from proceeding

          -    Excessive compensation

          - Change-in-control provisions in non-salary compensation plans, employment contracts, and severance agreements which benefit management and would be costly to shareholders if triggered

          -    Adjournment of Meeting to Solicit Additional Votes

          - "Other business as properly comes before the meeting" proposals which extend "blank check" powers to those acting as proxy

          - Proposals requesting re-election of insiders or affiliated directors who serve on audit, compensation, and nominating committees.

IV. SSgA evaluates Mergers and Acquisitions on a case-by-case basis. Consistent with our proxy policy, we support management in seeking to achieve their objectives for shareholders. However, in all cases, FM uses its discretion in order to maximize shareholder value. SSgA generally votes, as follows:

          - Against offers with potentially damaging consequences for minority shareholders because of illiquid stock, especially in some non-US markets

          - For offers that concur with index calculators treatment and our ability to meet our clients return objectives for passive funds

          - Against offers when there are prospects for an enhanced bid or other bidders

          - For proposals to restructure or liquidate closed end investment funds in which the secondary market price is substantially lower than the net asset value

Shareholder Proposals

Traditionally, shareholder proposals have been used to encourage management and other shareholders to address socio-political issues. SSgA believes that it is inappropriate to use client assets to attempt to affect such issues. Thus, we examine shareholder proposals primarily to determine their economic impact on shareholders.

I. Generally, SSgA votes in support of shareholders on the following ballot items, which are fairly common shareholder-sponsored initiatives:

          - Requirements that auditors attend the annual meeting of shareholders

          - The establishment of annual elections of the board of directors unless the board is composed by a majority of independent directors, the board's key committees (auditing, nominating and compensation) are composed of independent directors, and there are no other material governance issues or performance issues.

          - Mandates requiring a majority of independent directors on the Board of Directors and the audit, nominating, and compensation committees

          - Mandates that amendments to bylaws or charters have shareholder approval

          - Mandates that shareholder-rights plans be put to a vote or repealed

          -    Establishment of confidential voting

          - Expansions to reporting of financial or compensation-related information, within reason

          -    Repeals of various anti-takeover related provisions

          -    Reduction or elimination of super-majority vote requirements

          -    Repeals or prohibitions of "greenmail" provisions

          -    "Opting-out" of business combination provisions

          - Proposals requiring the disclosure of executive retirement benefits if the issuer does not have an independent compensation committee

II. In light of recent events surrounding corporate auditors and taking into account corporate governance provisions released by the SEC, NYSE, and NASDAQ, SSgA votes in support of shareholders on the following ballot items, which are fairly common shareholder-sponsored initiatives:

     - Disclosure of Auditor and Consulting relationships when the same or related entities are conducting both activities

     - Establishment of selection committee responsible for the final approval of significant management consultant contract awards where existing firms are already acting in an auditing function

     - Mandates that Audit, Compensation and Nominating Committee members should all be independent directors

     - Mandates giving the Audit Committee the sole responsibility for the selection and dismissal of the auditing firm and any subsequent result of audits are reported to the audit committee

III. SSgA votes against shareholders on the following initiatives, which are fairly common shareholder-sponsored initiatives:

          -    Limits to tenure of directors

          - Requirements that candidates for directorships own large amounts of stock before being eligible to be elected

          -    Restoration of cumulative voting in the election of directors

          - Requirements that the company provide costly, duplicative, or redundant reports; or reports of a non-business nature

          - Restrictions related to social, political, or special interest issues which affect the ability of the company to do business or be competitive and which have significant financial or best-interest impact

          - Proposals which require inappropriate endorsements or corporate actions

          - Requiring the company to expense stock options unless already mandated by FASB (or similar body) under regulations that supply a common valuation model.

          - Proposal asking companies to adopt full tenure holding periods for their executives.

          - Proposals requiring the disclosure of executive retirement benefits if the issuer has an independent compensation committee

Shareholder Activism

We at FM agree entirely with the United States Department of Labor's position that "where proxy voting decisions may have an effect on the economic value of the plan's underlying investment, plan fiduciaries should make proxy voting decisions with a view to enhancing the value of the shares of stock" (IB 94-2).

Our proxy voting policy and procedures are designed to ensure that our clients receive the best possible returns on their investments. We meet directly with corporation representatives and participate in conference calls and third-party inquiries in order to ensure our processes are as fully informed as possible.

Through our membership in the Council of Institutional Investors as well as our contact with corporate pension plans, public funds, and unions, we are also able to communicate extensively with other shareholders regarding events and issues relevant to individual corporations, general industry, and current shareholder concerns.

In addition, FM monitors "target" lists of underperforming companies prepared by various shareholder groups, including: California Public Employee Retirement System, The City of New York - Office of the Comptroller, International Brotherhood of Teamsters, and Council of Institutional Investors. Companies, so identified, receive an individual, systematic review by the Corporate Governance Subcommittee of SSgA's Investment Committee.

As an active shareholder, FM's role is to ensure that corporate policies serve the best interests of the corporation's investor-owners. Though we do not seek involvement in the day-to-day operations of an organization, we recognize the need for conscientious oversight of and input into management decisions that may affect a company's value. To that end, our monitoring of corporate management and industry events is substantially more detailed than that of the typical voter. We have demonstrated our willingness to vote against management-sponsored initiatives and to support shareholder proposals when appropriate. To date we have not filed proposals or initiated letter-writing or other campaigns, but have used our active participation in the corporate governance process--especially the proxy voting process--as the most effective means by which to communicate our and our clients' legitimate shareholder concerns. Should an issue arise in conjunction with a specific corporation that cannot be satisfactorily resolved through these means, we shall consider other approaches.

Through the consistent, conscientious execution of our responsibilities as both fiduciary and shareholder, FM is able to promote the best interests of its fellow shareholders and its clients. The SSgA Funds Management, Inc. Proxy Voting Policy provides for this active, informed participation in the management of those corporations in which we hold shares.

POTENTIAL CONFLICTS

As discussed above under Process, from time to time, FM will review a proxy which presents a potential material conflict. For example, FM or its affiliates may provide services to a company whose management is soliciting proxies, or to another entity which is a proponent of a particular proxy proposal. Another example could arise when FM has business or other relationships with participants involved in proxy contests, such as a candidate for a corporate directorship.

As a fiduciary to its clients, FM takes these potential conflicts very seriously. While FM's only goal in addressing any such potential conflict is to ensure that proxy votes are cast in the clients' best interests and are not affected by FM's potential conflict, there are a number of courses FM may take. The final decision as to which course to follow shall be made by the Investment Committee.

When the matter falls clearly within one of the proposals enumerated above, casting a vote which simply follows FM's pre-determined policy would eliminate FM's discretion on the particular issue and hence avoid the conflict.

In other cases, where the matter presents a potential material conflict and is not clearly within one of the enumerated proposals, or is of such a nature that FM believes more active involvement is necessary, the Chairman of the Investment Committee shall present the proxy to the Investment Committee, who will follow one of two courses of action. First, FM may employ the services of a third party, wholly independent of FM, its affiliates and those parties involved in the proxy issue, to determine the appropriate vote.

Second, in certain situations the Investment Committee may determine that the employment of a third party is unfeasible, impractical or unnecessary. In such situations, the Investment Committee shall make a decision as to the voting of the proxy. The basis for the voting decision, including the basis for the determination that the decision is in the best interests of FM's clients, shall be formalized in writing as a part of the minutes to the Investment Committee. As stated above, which action is appropriate in any given scenario would be the decision of the Investment Committee in carrying out its duty to ensure that the proxies are voted in the clients', and not FM's, best interests.

RECORDKEEPING

In accordance with applicable law, FM shall retain the following documents for not less than five years from the end of the year in which the proxies were voted, the first two years in FM's office:

     1) FM's Proxy Voting Policy and any additional procedures created pursuant to such Policy;

     2) a copy of each proxy statement FM receives regarding securities held by its clients (note: this requirement may be satisfied by a third party who has agreed in writing to do so or by obtaining a copy of the proxy statement from the EDGAR database);

     3) a record of each vote cast by FM (note: this requirement may be satisfied by a third party who has agreed in writing to do so);

     4) a copy of any document created by FM that was material in making its voting decision or that memorializes the basis for such decision; and

     5) a copy of each written request from a client, and response to the client, for information on how FM voted the client's proxies.

DISCLOSURE OF CLIENT VOTING INFORMATION

Any client who wishes to receive information on how its proxies were voted should contact its FM client service officer.

PART C

We have omitted responses to Items 23(e) and (i)-(k) pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

ITEM 23. EXHIBITS

(a)     Second Amended and Restated Declaration of Trust was filed as Exhibit
        (a) to Amendment No. 1 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

(b)     Third Amended and Restated By-laws of the Trust were filed as Exhibit
        (b) to Amendment No. 5 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

(c)     Not applicable.

(d) Investment Advisory Agreement between SSgA Funds Management, Inc. and the Trust was filed as Exhibit (d)(2) to Post-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

(f)     Not applicable.

(g)(1) Custodian Agreement between State Street Bank and Trust Company and the Trust was filed as Exhibit (g)(1) to Post-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

   (2) Amendment to Custodian Agreement between State Street Bank and Trust Company and the Trust was filed as Exhibit (g)(2) to Post-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

(h)(1) Transfer Agent and Services Agreement between State Street Bank and Trust Company and the Trust was filed as Exhibit (h)(1) to Post-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

   (2) Administration Agreement between State Street Bank and Trust Company and the Trust was filed as Exhibit (h)(2) to Post-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

(j)(1)  Consent of Ernst & Young LLP is filed herewith.

   (2) Powers of Attorney were filed as Exhibit (j)(2) to Amendment No. 2 to the Trust's Registration Statement on Form N-1A and are incorporated by reference herein.

(l)     Not applicable.

(m)     Not applicable.

(n)     Not applicable.

(p)(1) Joint Code of Ethics of the Trust and State Street Institutional Investment Trust is filed herewith.

(p)(2)  Code of Ethics of SSgA Funds Management, Inc. is filed herewith.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PORTFOLIO

See Item 14 in Part B for information regarding ownership of the State Street Equity 500 Index Portfolio, the MSCI(R)

EAFE(R) Index Portfolio and the State Street Money Market Portfolio.

ITEM 25. INDEMNIFICATION

Pursuant to Section 5.3 of the Trust's Second Amended and Restated Declaration of Trust and under Section 4.8 of the Trust's By-Laws, the Trust will indemnify any person who is, or has been, a Trustee, officer, employee or agent of the Trust against all expenses reasonably incurred or paid by him/her in connection with any claim, action, suit or proceeding in which he/she becomes involved as a party or otherwise by virtue of his/her being or having been a Trustee, officer, employee or agent and against amounts paid or incurred by him/her in the settlement thereof, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. In addition, indemnification is permitted only if it is determined that the actions in question did not render him/her liable by reason of willful misfeasance, bad faith or gross negligence in the performance of his/her duties or by reason of reckless disregard of his/her obligations and duties to the Trust. The Trust may also advance money for litigation expenses provided that Trustees, officers, employees and/or agents give their undertakings to repay the Trust unless their conduct is later determined to permit indemnification.

Pursuant to Section 5.2 of the Trust's Second Amended and Restated Declaration of Trust, no Trustee, officer, employee or agent of the Trust shall be liable for any action or failure to act, except in the case of willful misfeasance, bad faith or gross negligence or reckless disregard of duties to the Trust. Pursuant to paragraph 9 of the Trust's Investment Advisory Agreement, the Adviser shall not be liable for any action or failure to act, except in the case of willful misfeasance, bad faith or gross negligence or reckless disregard of duties to the Trust.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the provisions of Rule 484 under the Act, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Trust maintains insurance on behalf of any person who is or was a Trustee, officer, employee or agent of Trust, or who is or was serving at the request of Trust as a trustee, director, officer, employee or agent of another trust or corporation, against any liability asserted against him/her and incurred by him/her or arising out of his/her position. However, in no event will Trust maintain insurance to indemnify any such person for any act for which Trust itself is not permitted to indemnify him/her.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

See "Management of the Trust" in Part B. Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.

ITEM 27. PRINCIPAL UNDERWRITERS

Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

The accounts and records of the Trust are located, in whole or in part, at the office of the Trust and the following locations:

STATE STREET MASTER FUNDS                          PO Box 5049
                                                   Boston, MA 02206

SSgA FUNDS MANAGEMENT, INC. (the                   State Street Financial Center
Investment Adviser)                                One Lincoln Center
                                                   Boston, MA 02111

STATE STREET BANK AND TRUST                        225 Franklin Street
COMPANY                                            Boston, MA 02110
(Custodian, Administration and Transfer Agent)

ITEM 29. MANAGEMENT SERVICES

Not applicable.

ITEM 30. UNDERTAKINGS

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Trust, State Street Master Funds, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 29th day of April, 2005.

STATE STREET MASTER FUNDS

By: /s/James E. Ross
    ----------------
    James E. Ross
    President (Principal Executive Officer)

By: /s/Karen D. Gillogly
    -------------------
    Karen D. Gillogly
    Treasurer (Principal Accounting Officer)

                                  EXHIBIT LIST

EXHIBIT NO.                 DESCRIPTION
-----------          ----------------------------
(j)(1)               Consent of Ernst & Young LLP

(p)(1)               Trust's Code of Ethics

(p)(2)               Adviser's Code of Ethics